As filed with the Securities and Exchange Commission on April 4, 2006.

File Number 333-131603

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1
to

Form SB-2

REGISTRATION STATEMENT

THE SECURITIES ACT OF 1933

CRDENTIA CORP.

(Name of small business issuer in our charter)

Delaware	7373	76-0585701
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

	Crdentia Corp.
	5001 LBJ Freeway, Suite 850
	Dallas, TX 75244
	(972) 850-0780
(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

James. J. TerBeest

Chief Financial Officer

5001 LBJ Freeway, Suite 850

Dallas, TX 75244

(972) 850-0780

(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copies to:

Steven G. Rowles, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, CA  92130-2040

(858) 720-5100

Approximate date of commencement of proposed sale to the public. From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.

The information in this prospectus is not complete and may be changed without notice.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted

Subject to completion

Dated April 4, 2006

PRELIMINARY PROSPECTUS

1,511,073 Shares

Crdentia Corp.

Common Stock

This prospectus relates to the resale of up to (i) 333,333 shares of common stock underlying convertible debentures, (ii) 80,000 shares of common stock issuable as interest on convertible debentures, (iii) 500,000 shares of common stock underlying warrants, (iv) 460,370 outstanding shares of common stock held by certain selling stockholders identified in this prospectus and (v) an additional 137,370 shares of common stock we are required to register pursuant to the terms of a Registration Rights Agreement dated January 6, 2006. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised.

Our common stock is quoted on the Over-the-Counter Bulletin Board, commonly known as the OTC Bulletin Board, under the symbol “CRDT.”  On April 3, 2006, the last sale price for our common stock on the OTC Bulletin Board was $5.50.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholders will be placed in escrow, trust or any similar account. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commission. Selling stockholders will pay no offering expenses other than those expressly identified in this prospectus.

This offering is highly speculative and these securities involve a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2006.

ii

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that is important to you. You should read this entire prospectus carefully, especially the discussion of “Risk Factors” and our consolidated financial statements and related notes, before deciding to invest in shares of our common stock. Unless context indicates otherwise, the terms “the Company”, “we”, “us”, or “our” in this prospectus refer to Crdentia Corp.

General

We are a provider of healthcare staffing services, focusing on the areas of travel nursing, per diem staffing, contractual clinical services, and private duty home care. Our travel nurses are recruited domestically as well as internationally and placed on temporary assignments at healthcare facilities across the United States. Our per diem nurses are local nurses placed at healthcare facilities on short-term assignments. Our contractual clinical services group provides complete clinical management and staffing for healthcare facilities, and our private duty home care group provides nursing case management and staffing for skilled and non-skilled care in the home.

In 2004 and 2005, approximately 58% and 41%, respectively, of our revenue was derived from the placement of travel nurses on assignment, typically 13 weeks in length. Such assignments generally involve temporary relocation to the geographic area of the assignment. We also provide per diem nurses to satisfy the very short-term needs of healthcare facilities. Per diem services provided 29% of our revenue in 2004 and 51% of our revenue in 2005. We believe this market presents a significant growth opportunity. The balance of our revenue in 2004 and in 2005 came from providing clinical management and staffing to healthcare facilities and private duty home care. We anticipate there are growth opportunities in these areas as well and intend to pursue such opportunities as they arise.

With the existing and growing shortage of nurses in the United States, we believe there is an opportunity to build a significant company in the field of healthcare staffing services. We intend to pursue this opportunity through organic growth of our existing businesses and through the continued acquisition of complementary companies in this sector. We believe that temporary staffing companies must consolidate in order to thrive. The success of the large industry leaders is indicative of the efficiency, both in operations as well as capital formation, of this strategy. Smaller companies in this sector will increasingly be at a competitive disadvantage in the marketplace because technology, operating efficiency and breadth of service will soon be the key to successful operations.

Growth Strategy

Prior to 2003, we were a development stage company with no commercial operations. We did not have any revenue in 2002 and did not have any revenue in 2003 until we completed our first acquisition in August 2003. During 2003, we pursued our operational plan of acquiring companies in the healthcare staffing field and completed acquisitions of four companies. In 2004, we purchased two additional companies, and in 2005 we purchased three additional companies. As a result, we have contracted with more than 1,500 healthcare facilities across 49 states and the District of Columbia. We anticipate continuing our plan to acquire specialized companies in the healthcare staffing field for the foreseeable future. Our goal is to further expand our position within the temporary healthcare staffing sector in the United States.

Corporate Information

We were incorporated under the laws of the State of Delaware on November 10, 1997 under the name of Digivision International, Ltd. Our name was changed to Lifen, Inc. on June 22, 2000 and to Crdentia Corp. on May 28, 2003. Our principal executive offices are located at 5001 LBJ Freeway, Suite 850, Dallas, Texas 75244 and our telephone number is (972) 850-0780. This prospectus, and any prospectus supplements issued in relation to it, contain trademarks of Crdentia Corp. and its affiliates and may contain trademarks, trade names and service marks of other parties.

Reverse Stock Split

On April 4, 2006 we executed a one-for-ten reverse stock split of our outstanding shares of common stock. Unless otherwise indicated, all common share and per share information included in this prospectus, other than common share and per share information in our financial statements and notes thereto, reflects such split.

THE OFFERING

Common stock offered by selling stockholders	1,511,073 (1)
Use of proceeds	We will not receive any proceeds from the sale of the common stock, but we will receive funds from the exercise of warrants by selling stockholders.
OTC Bulletin Board Symbol	CRDT

(1)           Includes (i) 333,333 shares of common stock issuable upon the conversion of convertible debentures that were issued to selling stockholders, (ii) 80,000 shares of common stock issuable as interest on the convertible debentures (iii) 500,000 shares of common stock issuable upon exercise of warrants that were issued to selling stockholders, (iv) 460,370 shares of common stock currently held by selling stockholders and (v) an additional 137,370 shares of common stock we are required to register pursuant to the terms of a Registration Rights Agreement dated January 6, 2006.

ADDITIONAL INFORMATION

Unless the context otherwise requires, “common stock” refers to the common stock, par value $0.0001 per share, of Crdentia Corp.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information about the risks described below, together with the other information contained in this prospectus, before you decide whether to buy our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In those circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Related to Our Business and Ownership of Our Common Stock

Our independent auditors issued a going concern opinion on our financial statements, questioning our ability to continue as a going concern.

Our independent auditor’s opinion on our 2005 financial statements includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. Since our inception, we have operated with limited operating capital, and we continue to face immediate and substantial cash needs.

We have limited cash resources and will need to raise additional capital through public or private financings or other arrangements in order to meet current commitments and continue development of our business. We cannot assure you that additional capital will be available to us when needed, if at all, or, if available, will be obtained on terms attractive to us. Our failure to raise additional capital when needed could cause us to cease our operations.

We have financed our operations since inception primarily through the private placement of equity and debt securities and loan facilities. Although our management recognizes the need to raise funds in the near future, there can be no assurance that we will be successful in consummating any fundraising transaction, or if we do consummate such a transaction, that its terms and conditions will not require us to give investors warrants or other valuable rights to purchase additional interest in our company, or be otherwise unfavorable to us. Among other things, the agreements under which we issued some of our existing securities include, and any securities that we may issue in the future may also include, terms that could impede our ability to raise additional funding. The issuance of additional securities could impose additional restrictions on how we operate and finance our business. In addition, our current debt financing arrangements involve significant interest expense and restrictive covenants that limit our operations.

There can be no assurance that our management’s plans to become cash flow positive during 2006 will be successful. We have been successful raising capital in the past; however, if we are unsuccessful in raising additional capital, we may need to reduce the level of our operations, resulting in a material adverse effect on our business and operations and charges that could be material to our business and results of operations.

We may face difficulties identifying acquisitions and integrating these acquisitions into our operations. These acquisitions may be unsuccessful, involve significant cash expenditures or expose us to unforeseen liabilities.

We continually evaluate opportunities to acquire healthcare staffing companies that complement or enhance our business and frequently have preliminary acquisition discussions with such companies. During 2003 we acquired four businesses, during 2004 we acquired two businesses, and during 2005 we acquired three additional businesses. These acquisitions involve numerous risks, including:

•      potential loss of revenues following the acquisition;

•      potential loss of key employees or clients of acquired companies;

•      difficulties integrating acquired personnel and distinct cultures into our business;

•      difficulties integrating acquired companies into our operating, financial planning and financial reporting systems;

•      diversion of management attention from existing operations; and

•      assumption of liabilities and exposure to unforeseen liabilities of acquired companies, including liabilities for their failure to comply with healthcare regulations.

These acquisitions may also involve significant cash expenditures, debt incurrence and integration expenses that could seriously harm our financial condition and results of operations. We may fail to achieve expected efficiencies and synergies. Any acquisition may ultimately have a negative impact on our business and financial condition. In addition, we have historically faced competition for acquisitions. In the future, such competition could limit our ability to grow by acquisitions or could raise the prices of acquisitions and make them less attractive to us.

There is no active public market for our common stock, and the trading price of our common stock is subject to volatility.

The quotation of shares of our common stock on the OTC Bulletin Board began on June 3, 2003. There can be no assurance, however, that a market will develop or continue for our common stock. Our common stock may be thinly traded, if traded at all, even if we achieve full operation and generate significant revenue and is likely to experience significant price fluctuations. In addition, our stock may be defined as a “penny stock” under Rule 3a51-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. In general, a “penny stock” includes securities of companies which are not listed on the principal stock exchanges or the National Association of Securities Dealers Automated Quotation System, or Nasdaq, National Market System and have a bid price in the market of less than $5.00; and companies with net tangible assets of less than $2,000,000 ($5,000,000 if the issuer has been in continuous operation for less than three years), or which have recorded revenues of less than $6,000,000 in the last three years. “Penny stocks” are subject to Rule 15g-9, which imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses, or individuals who are officers or directors of the issuer of the securities). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, this Rule may adversely affect the ability of broker-dealers to sell our common stock, and therefore, may adversely affect the ability of our stockholders to sell common stock in the public market.

The trading price of our common stock is likely to be subject to wide fluctuation. Factors affecting the trading price of our common stock may include:

•      variations in our financial results;

•      announcements of innovations, new solutions, strategic alliances or significant agreement by us or by our competitors;

•      recruitment or departure of key personnel;

•      changes in estimates of our financial results or changes in the recommendations of any securities analysts that elect to follow our common stock;

•      market conditions in our industry, the industries of our customers and the economy as a whole; and

•      sales of substantial amounts of our common stock, or the perception that substantial amounts of our common stock will be sold, by our existing stockholders in the public market.

Our need to raise additional capital in the future could have a dilutive effect on your investment.

We will need to raise additional capital. One possibility for raising additional capital is the public or private sale of our common stock or securities convertible into or exercisable for our common stock.

If we sell additional shares of our common stock, such sales will further dilute the percentage of our equity that our existing stockholders own. In addition, our recent private placement financings have involved the issuance of securities at a price per share that represented a discount to the trading prices listed for our common stock on the Over-the-Counter Bulletin Board and it is possible that we will close future private placements involving the issuance of securities at a discount to prevailing trading prices. Depending upon the price per share of securities that we sell in the future, a stockholder’s interest in us could be further diluted by any adjustments to the number of shares and the applicable exercise price required pursuant to the terms of the agreements under which we previously issued securities. No assurance can be given that previous or future investors, finders or placement agents will not claim that they are entitled to additional anti-dilution adjustments or dispute our calculation of any such adjustments. Any such claim or dispute could require us to incur material costs and expenses regardless of the resolution and, if resolved unfavorably to us, to effect dilutive securities issuances or adjustments to previously issued securities. In addition, future financings may include provisions requiring us to make additional payments to the investors if we fail to obtain or maintain the effectiveness of SEC registration statements by specified dates or take other specified action. Our ability to meet these requirements may depend on actions by regulators and other third parties, over which we will have no control. These provisions may require us to make payments or issue additional dilutive securities, or could lead to costly and disruptive disputes. In addition, these provisions could require us to record additional non-cash expenses.

Our credit facility imposes significant expenses and restrictive covenants upon us.

In June 2004 we obtained a $15.0 million revolving credit facility, which was reduced in 2005 to $10.0 million (the “Revolving Facility”) from Bridge Healthcare Finance, LLC. In August 2004 we obtained a $10.0 million term loan credit facility from Bridge Opportunity Finance, LLC (the “Term Facility” and together with the Revolving Facility, the “Credit Facility”). Bridge Opportunity Finance, LLC is an affiliate of Bridge Healthcare Finance, LLC.

The Credit Facility involves significant interest expenses and other fees. In addition, except in certain limited circumstances, the Revolving Facility cannot be pre-paid in full without us incurring a significant pre-payment penalty.

The Credit Facility imposes various restrictions on our activities without the consent of the lenders, including a prohibition on fundamental changes to us or our direct or indirect subsidiaries (including certain consolidations, mergers and sales and transfer of assets, and limitations on our ability or any of our direct or indirect subsidiaries to grant liens upon our property or assets). In addition, under the Credit Facility we must meet certain net worth, earnings and debt service coverage requirements. The Credit Facility includes events of default (with grace periods, as applicable) and provides that, upon the occurrence of certain events of default, payment of all amounts payable under the Credit Facility, including the principal amount of, and accrued interest on, the Credit Facility may be accelerated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Facility, including the principal amount of, and accrued interest on, the Credit Facility will automatically become immediately due and payable. We violated various covenants in 2005.

The expenses and restrictions associated with the Credit Facility may have the effect of limiting our operations. In addition, our failure to pay required interest expenses and other fees or to meet restrictions under the Credit Facility would have a material adverse affect on us.

The agreements governing the convertible debentures contain covenants and restrictions that may limit our ability to operate our business.

The terms of our outstanding convertible debentures limit our ability to, among other things: declare or pay dividends or distributions on any equity securities, create or incur additional indebtedness, create additional liens on our assets and repurchase common stock. These restrictions could adversely effect our ability to borrow additional funds or raise additional equity to fund our future operations. In addition, if we fail to comply with any of the covenants contained in the agreements or otherwise default on the convertible debentures, the holders may accelerate the indebtedness, and we may not have sufficient funds available to make the required payments.

MedCap Partners, L.P. controls a majority of our outstanding capital stock, and this may delay or prevent change of control of our company or adversely affect our stock price.

MedCap Partners, L.P., a selling stockholder under this prospectus, controls approximately 77% of our outstanding capital stock. As a result, MedCap is able to exercise control over matters requiring stockholder approval, such as the election of directors and the approval of significant corporate transactions. These types of transactions include transactions involving an actual or potential change of control of our company or other transactions that the non-controlling stockholders may deem to be in their best interests and in which such stockholders could receive a premium for their shares. C. Fred Toney, a member of our Board of Directors, is the managing member of MedCap Management & Research LLC, the general partner of MedCap Partners, L.P.

The successful implementation of our business strategy depends upon the ability of our management to monitor and control costs.

With respect to our planned operations, management cannot accurately project or give any assurance with respect to our ability to control development and operating costs and/or expenses in the future. Consequently, as we expand our commercial operations, management may not be able to control costs and expenses adequately, and such operations may generate losses.

The ability to attract and retain highly qualified personnel to operate and manage our operations and qualified sales personnel is extremely important and our failure to do so could adversely affect us.

Presently, we are dependent upon the personal efforts of our management team. The loss of any of our officers or directors could have a material adverse effect upon our business and future prospects. We do not presently have key-person life insurance upon the life of any of our officers or directors. Additionally, as we continue our planned expansion of commercial operations, we will require the services of additional skilled personnel. There can be no assurance that we can attract persons with the requisite skills and training to meet our future needs or, even if such persons are available, that they can be hired on terms favorable to us.

In addition, execution of our business strategy and continued growth of our business are substantially dependent upon our ability to attract, develop and retain qualified and skilled sales personnel who engage in selling and business development for our services. The available pool of qualified sales personnel candidates is limited. We commit substantial resources to the recruitment, training, development and operational support of our sales personnel. There can be no assurance that we will be able to recruit, develop and retain qualified sales personnel in sufficient numbers or that our sales personnel will achieve productivity levels sufficient to enable growth of our business. Failure to attract and retain productive sales personnel could adversely affect our business, financial condition and results of operations.

If we are unable to attract qualified nurses and healthcare professionals for our healthcare staffing business, our business could be negatively impacted.

We rely significantly on our ability to attract and retain nurses and healthcare professionals who possess the skills, experience and licenses necessary to meet the requirements of our hospital and healthcare facility clients. We compete for healthcare staffing personnel with other temporary healthcare staffing companies and with hospitals and healthcare facilities. We must continually evaluate and expand our temporary healthcare professional network to keep pace with our hospital and healthcare facility clients’ needs. Currently, there is a shortage of qualified nurses in most areas of the United States, competition for nursing personnel is increasing, and salaries and benefits have risen. We may be unable to continue to increase the number of temporary healthcare professionals that we recruit, decreasing the potential for growth of our business. Our ability to attract and retain temporary healthcare professionals depends on several factors, including our ability to provide temporary healthcare professionals with assignments that they view as attractive and to provide them with competitive benefits and wages. We cannot assure you that we will be successful in any of these areas. The cost of attracting temporary healthcare professionals and providing them with attractive benefit packages may be higher than we anticipate and, as a result, if we are unable to pass these costs on to our hospital and healthcare facility clients, our profitability could decline. Moreover, if we are unable to attract and retain temporary healthcare professionals, the quality of our services to our hospital and healthcare facility clients may decline and, as a result, we could lose clients.

The temporary staffing industry is highly competitive and the success and future growth of our business depend upon our ability to remain competitive in obtaining and retaining temporary staffing clients.

The temporary staffing industry is highly competitive and fragmented, with limited barriers to entry. We compete in national, regional and local markets with full-service agencies and in regional and local markets with specialized temporary staffing agencies. Some of our competitors include AMN Healthcare Services, Inc., Cross Country, Inc., Medical Staffing Network Holdings, Inc. and On Assignment, Inc. All of these companies have significantly greater marketing and financial resources than we do. Our ability to attract and retain clients is based on the value of the service we deliver, which in turn depends principally on the speed with which we fill assignments and the appropriateness of the match based on clients’ requirements and the skills and experience of our temporary employees. Our ability to attract skilled, experienced temporary professionals is based on our ability to pay competitive wages, to provide competitive benefits, to provide multiple, continuous assignments and thereby increase the retention rate of these employees. To the extent that competitors seek to gain or retain market share by reducing prices or increasing marketing expenditures, we could lose revenues and our margins could decline, which could seriously harm our operating results and cause the trading price of our stock to decline. As we expand into new geographic markets, our success will depend in part on our ability to gain market share from competitors. We expect competition for clients to increase in the future, and the success and growth of our business depend on our ability to remain competitive.

Our business depends upon our continued ability to secure and fill new orders from our hospital and healthcare facility clients, because we do not have long-term agreements or exclusive contracts with them.

We generally do not have long-term agreements or exclusive guaranteed order contracts with our hospital and healthcare facility clients. The success of our business depends upon our ability to continually secure new orders from hospitals and other healthcare facilities and to fill those orders with our temporary healthcare professionals. Our hospital and healthcare facility clients are free to place orders with our competitors and may choose to use temporary healthcare professionals that our competitors offer them. Therefore, we must maintain positive relationships with our hospital and healthcare facility clients. If we fail to maintain positive relationships with our hospital and healthcare facility clients, we may be unable to generate new temporary healthcare professional orders and our business may be adversely affected.

Fluctuations in patient occupancy at our clients’ hospitals and healthcare facilities may adversely affect the demand for our services and therefore the profitability of our business.

Demand for our temporary healthcare staffing services is significantly affected by the general level of patient occupancy at our hospital and healthcare facilities. When occupancy increases, clients’ hospitals and other healthcare facilities often add temporary employees before full-time employees are hired. As occupancy decreases, hospitals and other healthcare facilities typically reduce their use of temporary employees before undertaking layoffs of their regular employees. In addition, we may experience more competitive pricing pressure during periods of occupancy downturn. Occupancy at our clients’ hospitals and healthcare facilities also fluctuates due to the seasonality of some elective procedures. We are unable to predict the level of patient occupancy at any particular time and its effect on our revenues and earnings.

We have a substantial amount of goodwill and other intangible assets on our balance sheet. Our level of goodwill and other intangible assets may have the effect of decreasing our earnings or increasing our losses.

As of December 31, 2005, we had $25.0 million of goodwill and other unamortized intangible assets on our balance sheet, which represents the excess of the total purchase price of our acquisitions over the fair value of the net assets acquired. At December 31, 2005, goodwill and other intangible assets represented 78% of our total assets.

In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. SFAS No. 142 requires that, subsequent to January 1, 2002, goodwill not be amortized but rather that it be reviewed annually for impairment. In the event impairment is identified, a charge to earnings would be recorded. We have adopted the provisions of SFAS No. 141 and SFAS No. 142. Although it does not affect our cash flow, an impairment charge of goodwill to earnings has the effect of decreasing our earnings or increasing our losses, as the case may be. If we are required to write down a substantial amount of goodwill, our stock price could be adversely affected.

We could be difficult to acquire due to anti-takeover provisions in our charter documents and Delaware law.

Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of our company. These provisions may make it more difficult for stockholders to take corporate actions and may have the effect of delaying or preventing a change in control. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Subject to specified exceptions, this section provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder. This provision could have the effect of delaying or preventing a change of control of our company. The foregoing factors could limit the price that investors or an acquiror might be willing to pay in the future for shares of our common stock.

Risks Related to Our Industry

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The healthcare industry is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, payment for services and payment for referrals. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders.

Our business is generally not subject to the extensive and complex laws that apply to our hospital and healthcare facility clients, including laws related to Medicare, Medicaid and other federal and state healthcare programs. However, these laws and regulations could indirectly affect the demand or the prices paid for our services. For example, our hospital and healthcare facility clients could suffer civil or criminal penalties or be excluded from participating in Medicare, Medicaid and other healthcare programs if they fail to comply with the laws and regulations applicable to their businesses. In addition, our hospital and healthcare facility clients could receive reduced reimbursements, or be excluded from coverage, because of a change in the rates or conditions set by federal or state governments. In turn, violations of or changes to these laws and regulations that adversely affect our hospital and healthcare facility clients could also adversely affect the prices that these clients are willing or able to pay for our services.

In addition, improper actions by our employees and other service providers may subject us to regulatory and litigation risk.

Further government regulations or healthcare reform could negatively impact our business opportunities, revenues and margins.

Although our operations are currently not subject to any significant government regulations, it is possible that, in the future, such regulations may be legislated. Although we cannot predict the extent of any such future regulations, a possibility exists that future or unforeseen changes may have an adverse impact upon our ability to continue or expand our operations as presently planned.

The United States government has undertaken efforts to control increasing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and drug companies. In the recent past, the United States Congress has considered several comprehensive healthcare reform proposals. The proposals were generally intended to expand healthcare coverage for the uninsured and reduce the growth of total healthcare expenditures. While the United States Congress did not adopt any comprehensive reform proposals, members of Congress may raise similar proposals in the future. If any of these proposals are approved, hospitals and other healthcare facilities may react by spending less on healthcare staffing, including nurses. If this were to occur, we would have fewer business opportunities, which could seriously harm our business.

State governments have also attempted to control increasing healthcare costs. For example, the state of Massachusetts has recently implemented a regulation that limits the hourly rate payable to temporary nursing agencies for registered nurses, licensed practical nurses and certified nurses’ aides. The state of Minnesota has also implemented a statute that limits the amount that nursing agencies may charge nursing homes. Other states have also proposed legislation that would limit the amounts that temporary staffing companies may charge. Any such current or proposed laws could seriously harm our business, revenues and margins.

Furthermore, third party payers, such as health maintenance organizations, increasingly challenge the prices charged for medical care. Failure by hospitals and other healthcare facilities to obtain full reimbursement from those third party payers could reduce the demand or the price paid for our staffing services.

Significant legal actions could subject us to substantial uninsured liabilities.

In recent years, healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large claims and significant defense costs. In addition, we may be subject to claims related to torts or crimes committed by our employees or temporary healthcare professionals. In some instances, we are required to indemnify our clients against some or all of these risks. A failure of any of our employees or healthcare professionals to observe our policies and guidelines intended to reduce these risks, relevant client policies and guidelines or applicable federal, state or local laws, rules and regulations could result in negative publicity, payment of fines or other damages. Our professional malpractice liability insurance and general liability insurance coverage may not cover all claims against us or continue to be available to us at a reasonable cost. If we are unable to maintain adequate insurance coverage or if our insurers deny coverage we may be exposed to substantial liabilities.

We may be legally liable for damages resulting from our hospital and healthcare facility clients’ mistreatment of our healthcare personnel.

Because we are in the business of placing our temporary healthcare professionals in the workplaces of other companies, we are subject to possible claims by our temporary healthcare professionals alleging discrimination, sexual harassment, negligence and other similar activities by our hospital and healthcare facility clients. The cost of defending such claims, even if groundless, could be substantial and the associated negative publicity could adversely affect our ability to attract and retain qualified healthcare professionals in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), availability of temporary professionals, financing, revenue, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward- looking statement. Market data used throughout this prospectus, including information relating to our relative position in the independent staffing industry, is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that such sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified such information.

USE OF PROCEEDS

All net proceeds from the disposition of the common shares covered by this prospectus or interests therein will go to the selling stockholders. We will not receive any proceeds from the disposition of the common stock or interests therein by the selling stockholders. However, certain of the shares of common stock covered hereby will be issued only upon the exercise of warrants. Upon exercise of these warrants, we will receive the proceeds of the exercise prices of such warrants if they are exercised other than on a net exercise basis. To the extent we receive cash upon any exercise of the warrants, we intend to use that cash for general corporate purposes.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

On June 3, 2003, our common stock began quotation on the OTC Bulletin Board under the symbol “CRNC”. In connection with a 1-for-3 reverse split of our common stock, on June 29, 2004 our symbol was changed to “CRDE” and in connection with a 1-for-10 reverse split for common stock, on April 4, 2006 our symbol was changed to “CRDT.”  There is currently a very limited public market for our common stock and no assurance can be given that a large public market will develop in the future. The trading market for our common stock is extremely thin. In view of the lack of an organized or established trading market for our common stock and the extreme thinness of whatever trading market may exist, the prices reflected on the chart as reported on the OTC Bulletin Board may not be indicative of the price at which any prior or future transactions were or may be effected in the common stock. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance.

The following table, which includes the effects of the reverse stock splits discussed above, sets forth the high and low bid price for our common stock for each quarter for the period from inception of trading on June 3, 2003 through December 31, 2005, as quoted on the OTC Bulletin Board. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The quotations were derived from Bloomberg L.P.

	2005		2004		2003
Period	High	Low	High	Low	High	Low
First Quarter	$30.00	$19.00	$133.50	$36.00	—	—
Second Quarter	$24.00	$12.00	$52.50	$24.00	$153.00	$150.00
Third Quarter	$22.00	$10.50	$42.50	$29.70	$151.50	$142.50
Fourth Quarter	$23.00	$11.50	$45.00	$24.00	$159.00	$60.00

We estimate that as of March 15, 2006, there were approximately 344 holders of record of our common stock.

DIVIDEND POLICY

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business. We do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in its discretion, and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers significant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations and other portions of this prospectus contain forward-looking information that involve risks and uncertainties. Our actual results could differ materially from those anticipated by the forward-looking information. Factors that may cause such differences include, but are not limited to, availability and cost of financial resources, product demand, market acceptance and other factors discussed in this prospectus under the heading “Risk Factors.”  This Management’s Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus.

OVERVIEW

We are a provider of healthcare staffing services, focusing on the areas of travel nursing, per diem staffing, contractual clinical services, and private duty home care. Our travel nurses are recruited domestically as well as internationally, and placed on temporary assignments at healthcare facilities across the United States. Our per diem nurses are local nurses placed at healthcare facilities on short-term assignments. Our contractual clinical services group provides complete clinical management and staffing for healthcare facilities and our private duty home care group provides nursing case management and staffing for skilled and non-skilled care in the home. We consider the different services described above to be one segment as each of these services relate solely to providing healthcare staffing to customers that are healthcare providers and utilize similar distribution methods, common systems, databases, procedures, processes and similar methods of identifying and serving these customers.

We did not have any revenue in 2003 until we completed our first acquisition in August 2003. During 2003, we pursued our operational plan of acquiring companies in the healthcare staffing field and completed acquisitions of four companies. In 2004, we purchased two additional companies and in 2005 purchased three more companies. We have contracted with more than 1,500 healthcare facilities across 49 U.S. states and the District of Columbia. We anticipate continuing our plan to acquire specialized companies in the healthcare staffing field for the foreseeable future.

The companies we acquired in 2003 — Baker Anderson Christie, Inc., New Age Nurses, Inc., Nurses Network, Inc., and PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp., which hold the limited partner and general partner interests in PSR Nurses, Ltd. — provide the foundation for our continued growth. During 2003 we began operating the acquired companies, combining the various back offices and support staff into a central location and began streamlining the operations. We continued our acquisition program in 2004 and acquired Care Pros Staffing, Inc. and Arizona Home Health Care/Private Duty, Inc. On March 28, 2005, we acquired TravMed USA, Inc. and Health Industry Professionals, LLC. On May 4, 2005, we acquired PrimeStaff, LP and Mint Medical Staffing Odessa.

Some key factors we are focusing on to improve performance are as follows:

•      We are identifying innovative ways to attract and retain nurses such as a nurse stock program and competitive compensation packages.

•      We are installing new operating software to assist us in more effectively managing gross profits by nurse and by healthcare facility.

•      We are vigorously managing professional liability insurance costs, workers compensation insurance costs, and health care costs to enhance gross margins.

•      We are expanding our home health business in an effort to improve gross margins through a better mix of the services provided.

•      We are devoting constant attention toward achieving growth both organically and through acquisitions so that we can spread our corporate overhead over a larger base of business and achieve economies of scale.

•      During the first quarter of 2006, we raised approximately $1.5 million for working capital purposes. We are currently working to raise another $1 million to $4 million of debt and equity for working capital needs, for debt retirement and for acquisitions. If we raise an additional $4 million, we would use approximately $1.2 million for an acquisition, $1.4 million for debt retirement and $1.4 million for working capital purposes.

•      We are seeking to list our common stock on the Nasdaq Market or another national exchange (our common stock is currently quoted on the OTC Bulletin Board).

LIQUIDITY AND CAPITAL RESOURCES

Although we have raised approximately $13 million since the beginning of 2005, we will need to raise additional capital during the next twelve months to satisfy debt service requirements and working capital needs. During the first quarter of 2006, we raised approximately $1.5 million for working capital purposes. We are currently working to raise another $1 million to $4 million of debt and equity for working capital needs, for debt retirement and for acquisitions. If we raise an additional $4 million, we would use approximately $1.2 million for an acquisition, $1.4 million for debt retirement and $1.4 million for working capital purposes. There is no assurance that we will be able to raise the amount of debt or equity capital required to meet our objectives.

In June 2004, we obtained a $15 million revolving line of credit facility from Bridge Healthcare Finance, LLC (reduced to $10 million in March 2005 at our request to reduce our effective rate through lower unused line fees). In August 2004, we obtained a $10 million term loan credit facility from Bridge Opportunity Finance, LLC. Bridge Opportunity Finance, LLC is an affiliate of Bridge Healthcare Finance, LLC. During the third quarter of 2005, Bridge Healthcare finance, LLC made a $600,000 credit line available to us in the form of an over-advance on our revolving line of credit. We had $4,672,096 and $2,521,598 outstanding at December 31, 2005 and December 31, 2004, respectively, under our revolving line of credit facility (including any over-advances) and $2,697,802 of principal (after adding back the discount) of term loan outstanding at December 31, 2005 and December 31, 2004. Agreements for both the revolving line of credit facility and the term loan facility contain financial covenants for the maintenance of minimum net worth, minimum EBITDA, maximum capital expenditure limits and maximum operating lease obligations. At March 31, 2005, we were out of compliance with financial covenants in both agreements, for which waivers were received from the lenders. In May 2005 we renegotiated covenants related to both the revolving line of credit facility and the term loan;  however, at December 31, 2005, we were not in compliance with the revised covenants. Bridge Healthcare Finance, LLC waived compliance with the covenants for 2005. We were charged fees by Bridge for the several compliance violations and related waivers granted during 2005. Failure to satisfy these covenants would severely restrict or eliminate our ability to obtain additional funding under these agreements. Subsequent to December 31, 2005, 50% of the term loan and the $600,000 over-advance on the revolving line of credit were repaid with proceeds from a $2 million convertible debenture financing discussed below. The debentures have a three year term with no amortization of principal during the term. Accordingly, 50% of the term loan (which matures on April 30, 2007) has been classified as a long-term liability at December 31, 2005.

We generated a net loss of $6,268,503 in 2005 and used cash in operations of $5,062,267 during 2005. Additionally, although we ended 2005 with a significant working capital deficit of $6,493,181, we were able to secure additional funding during 2005 to finance our operations as we continued to execute our business plan to acquire and grow companies involved in healthcare staffing. We will need to raise additional funds during the next twelve months to satisfy debt service requirements and working capital needs. During the first quarter of 2006, we raised approximately $1.5 million for working capital purposes. We are currently working to raise another $1 million to $4 million of debt and equity for working capital needs, for debt retirement and for acquisitions. If we raise an additional $4 million, we would use approximately $1.2 million for an acquisition, $1.4 million for debt retirement and $1.4 million for working capital purposes. There is no assurance that we will be able to raise the amount of debt or equity capital required to meet our objectives. Our challenging financial circumstances may make the terms, conditions and cost of any available capital relatively unfavorable. If additional debt or equity capital is not readily available, we will be forced to scale back our acquisition activities and our operations. This would result in an overall slowdown of our development. Our short-term need for capital may force us to consider and potentially pursue other strategic options sooner than we might otherwise have desired. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Management has taken a number of steps to address our financial performance and to achieve positive cash flow during 2006. Management retired a portion of expensive debt, restructured the operating management team, and implemented programs to obtain cash flow savings. However, there can be no assurances that these programs will be successful.

In March 2005 our majority stockholder exercised warrants to purchase 108,333 shares of Series C Convertible Preferred Stock providing $6.4 million to us. Also, in May 2005 our majority stockholder exercised warrants to purchase 22,187 shares of Series C Convertible Preferred Stock providing $1.3 million to us. The infusion of $7.7 million enabled us to acquire additional companies and to retire certain liabilities. Also, following the three acquisitions in 2005, we increased our borrowings under our accounts receivable line, but at December 31, 2005, there is no additional borrowing availability under this line. In the third quarter of 2005, additional short-term funding of $600,000 in the form of an over-advance on the accounts receivable line was secured from Bridge Healthcare Finance, LLC.

As partial consideration for the acquisition of TravMed USA, Inc. on March 29, 2005, we issued unsecured subordinated notes to the former TravMed stockholders in the total amount of $3,215,490. The notes are three-year convertible notes bearing interest at 7.75%. Monthly interest payments are required for the first six months followed by principal and interest payments the next thirty months to fully repay the debt. Since October 31, 2005, we have not made debt service payments required by terms of these notes payable to sellers as claims have been asserted against the sellers of TravMed for breach of non-competition/solicitation agreements, breach of fiduciary duty, tortious interference with existing and prospective contracts and business relations, and declaratory relief Accordingly, we received a notice of default in early November 2005 and the due date of the notes has been accelerated such that the entire balance of the notes payable to sellers is due. We have six months to cure the default. If cured, payment due dates revert back to the original non-accelerated terms. The default under the notes payable to sellers triggers defaults under the revolving line of credit and term loan discussed above. Also, as a result of this default, Bridge Healthcare Finance, LLC has an option to discontinue making revolving credit loans to us on receivables of TravMed. Bridge Healthcare Finance, LLC waived their right to exercise this option during 2005. Because of the uncertainty surrounding repayment of these notes, we have classified all of the outstanding balance as a current liability on the accompanying 2005 balance sheet.

In December 2005 and January 2006 we completed a private placement totaling $4 million. The financing consisted of $2 million of common stock and $2 million of 8% convertible debentures. The common stock was priced at $6.00 per share. The convertible debentures have a term of 3 years and bear interest at a rate of 8% per year, payable semi-annually in cash or registered stock at our option. The debentures are convertible at a price of $6.00 per share. The sale of convertible debentures included common stock warrant coverage allowing debenture holders to exercise warrants to purchase 500,000 common shares. Warrants to purchase 166,667 common shares have a 5 year term and an exercise price of $7.50 per share. Warrants to purchase 333,333 common shares expire on June 14, 2006 and have an exercise price of $6.00 per share. We were obligated to register the shares (including the shares issuable upon conversion of the debentures and exercise of the warrants) for resale on a registration statement. We have used the proceeds from the private placement for working capital and the retirement of 50% of our outstanding $2.7 million term debt as well as retirement of the $600,000 over-advance facility.

In the first quarter of 2006 we completed further equity financings with our majority stockholder for $1,150,000 at per share prices ranging from $6.00 to $8.00. The proceeds were used for working capital purposes.

Our capital commitments for the next twelve months are minimal as our business does not require the purchase of plants, factories, extensive capital equipment or inventory.

CRITICAL ACCOUNTING POLICIES AND MANAGEMENT JUDGEMENT

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make judgments, estimates, and assumptions regarding uncertainties that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Areas that require significant judgments, estimates, and assumptions include the assignment of fair values upon acquisition of goodwill and other intangible assets, testing for impairment of long-lived assets and valuation of the stock used to consummate our acquisitions. We use historical experience, qualified independent consultants and all available information to make these judgments and estimates, and actual results will inevitably differ from those estimates and assumptions that are used to prepare the company’s financial statements at any given time.

Accounts Receivable

Accounts receivable are reduced by an allowance for doubtful accounts that provides a reserve with respect to those accounts for which revenue was recognized but with respect to which management subsequently determines that payment is not expected to be received. We analyze the balances of accounts receivable to ensure that the recorded amounts properly reflect the amounts expected to be collected. This analysis involves the application of varying percentages to each accounts receivable category based on the age of the uncollectible accounts receivable. The amount ultimately recorded as the reserve is determined after management also analyzes the collectibility of specific large or problematic accounts on an individual basis, as well as the overall business climate and other factors. Our estimate of the percentage of uncollectible accounts may change from time to time and any such change could have a material impact on our financial condition and results of operations.

Accounting for Stock Options

We have used stock grants and stock options to attract and retain directors and key executives and intend to use stock options in the future to attract, retain and reward employees for long-term service. In 2003 the grant prices were significantly under the publicly traded market value per share of our stock. Therefore, we calculated the intrinsic value of the stock and options granted and recorded non-cash compensation expense for the difference between the grant price and the market value at issuance. In the future, we may issue additional options, at which time we would incur additional non-cash compensation expense.

Purchase Accounting, Goodwill and Intangible Assets

All business acquisitions have been accounted for using the purchase method of accounting and, accordingly, the statements of operations include the results of each acquired business since the date of acquisition. The assets acquired and liabilities assumed are recorded at their estimated fair value as determined by management and supported in some cases by an independent third-party valuation. We finalize the allocation of the purchase price to the fair value of the assets acquired and liabilities assumed when we obtain information sufficient to complete the allocation,  but in any case, within one year after acquisition.

Goodwill arising from the acquisitions of businesses is recorded as the excess of the purchase price over the estimated fair value of the net assets of the businesses acquired. Statement of Financial Accounting Standards No. 142 (“Goodwill and Other Intangible Assets”) provides that goodwill is to be tested for impairment annually or more frequently if circumstances indicate potential impairment. Consistent with this standard, we will review goodwill, as well as other intangible assets and long-term assets, for impairment annually or more frequently as warranted, and if circumstances indicate that the recorded value of any such other asset is impaired, such asset is written down to its new, lower fair value. If any item of goodwill or such other asset is determined to be impaired, an impairment loss would be recognized equal to the amount by which the recorded value exceeds the estimated fair market value.

RESULTS OF OPERATIONS—2005 COMPARED TO 2004

The following condensed financial information includes Crdentia Corp. plus the results of operations of all companies acquired from their respective dates of acquisition.

	Year ended December 31,
	2005	2004
	(in thousands)

Revenue from services	$32,714	$23,018
Direct operating expenses	26,020	18,251
Gross profit	6,694	4,767

Operating expenses:
Selling, general and administrative expenses	10,016	9,517
Loss on impairment of intangibles	—	1,800
Non-cash stock based compensation	894	394
Total operating expenses	10,910	11,711

Loss from operations	(4,216)	(6,944)

Non-cash expense from conversion of debt	—	(24,541)
Interest expense, net	(2,052)	(2,218)

Loss before income taxes	(6,268)	(33,703)

Income tax expense	—	—

Net loss	(6,268)	(33,703)

Deemed dividends	—	(4,648)
Non-cash preferred stock dividends	(4,628)	(3,636)

Net loss attributable to common stockholders	$(10,896)	$(41,987)

Revenues for 2005 were $32,714,000 compared to revenues of $23,018,000 for 2004. Revenues increased in 2005 compared to 2004 due to acquisitions in August 2004 and March and May of 2005. However, the loss of certain larger customers in 2004 and 2005 and the soft demand experienced in the industry offset a significant portion of the increase in revenue due to acquisitions. In 2005 approximately 41% (58% in 2004) of our revenue was derived from the placement of travel nurses on assignment, typically 13 weeks in length. Such assignments generally involve temporary relocation to the geographic area of the assignment. In 2005, we also provided per diem nurses to satisfy the very short-term needs of healthcare facilities. Per diem services provided 51% of our revenue for 2005 (29% in 2004). Per diem revenue became a larger portion of our revenue in 2005 compared to 2004 because of our acquisition of per diem businesses in the third quarter of 2004. The remaining amount of our revenue in 2005 and 2004 came from providing clinical management and staffing services to healthcare facilities and private duty homecare. During 2005 and 2004, most of our customers were acute care hospitals located throughout the continental United States.

Our overall gross profit in 2005 was $6,694,000 or 20.5% of revenues compared to $4,767,000 or 20.7% of revenues in 2004. Our gross profit is the difference between the revenue we realize when we bill our customers for the services of our healthcare professionals and our direct operating costs, which include the cost of the healthcare professionals and the related housing and travel costs, certain employment related taxes and workers compensation insurance coverage. The gross profit percentage has remained flat between 2005 and 2004.

Our selling, general and administrative costs were $10,016,000 or 30.6% of revenues in 2005 compared to $9,517,000 or 41.3% of revenues in 2004. Selling, general and administrative expenses are comprised primarily of personnel costs, legal and audit fees related to being a public company and various other office and administrative expenses. Selling, general and administrative costs as a percentage of revenue were lower in 2005 following the elimination of redundant costs in our travel business in October 2004 and the reduction of certain other corporate expenses in 2005 including audit costs.

Due to the decline in revenue related to the loss of certain customers, including a significant customer relationship, and due to the impact of new immigration regulations limiting access to foreign nurses, we determined that certain intangibles were impaired in 2004. As a result of this analysis, $1,800,000 was recorded as an impairment loss in 2004. Based on an evaluation performed in 2005, no impairment charge was needed in 2005.

Non-cash stock based compensation expense increased from $394,000 in 2004 to $894,000 in 2005 reflecting incremental amortization related to granting 370,000 shares of restricted stock to officers of the Company in May 2005. Of the 370,000 shares granted in May 2005, 90,000 were incentive based and forfeited in December 2005 when targeted operating goals were not achieved.

In 2004, we incurred a significant non-cash expense of $24,541,000 for conversion of debt. For a more extensive discussion of this expense which is classified below loss from operations, see the notes to the consolidated financial statements.

Interest costs decreased from $2,218,000 in 2004 to $2,052,000 in 2005 which decrease reflects a reduction of convertible notes and the related interest expense on the convertible notes.

Deemed dividends were $4,648,000 in 2004. The deemed dividends relate to beneficial conversion features of our Series A, Series B, Series B-1 and Series C convertible preferred stock and beneficial conversion features of Series B-1 warrants issued.

The non-cash preferred stock dividends in 2005 relate to common stock dividends declared by the Board of Directors on our Series B, Series B-1 and Series C convertible preferred stock as well as cumulative common stock dividends declared for September 30, 2004, December 31, 2004 and March 31, 2005 related to the warrants exercised on March 29, 2005 for 108,333 shares of Series C convertible preferred stock and cumulative common stock dividends declared for December 31, 2004 and March 31, 2005 related to the warrants exercised on May 2, 2005 for 22,187 shares of Series C convertible preferred stock. The cumulative common stock dividends on the warrants are payable once the warrants are exercised.

BUSINESS

Company Overview and History

We are a provider of healthcare staffing services, focusing on the areas of travel nursing, per diem staffing, contractual clinical services, and private duty home care. Our travel nurses are recruited domestically as well as internationally and placed on temporary assignments at healthcare facilities across the United States. Our per diem nurses are local nurses placed at healthcare facilities on short-term assignments. Our contractual clinical services group provides complete clinical management and staffing for healthcare facilities and our private duty home care group provides nursing case management and staffing for skilled and non-skilled care in the home.

We did not have any revenue in 2002 and did not have any revenue in 2003 until we completed our first acquisition in August 2003. During 2003, we pursued our operational plan of acquiring companies in the healthcare staffing field and completed acquisitions of four companies. In 2004, we purchased two additional companies and in 2005 we purchased three more companies. We have contracted with more than 1500 healthcare facilities across 49 U.S. states and the District of Columbia. We anticipate continuing our plan to acquire specialized companies in the healthcare staffing field for the foreseeable future.

In August 2003, we completed our acquisition of Baker Anderson Christie, Inc., a California corporation, which operated a healthcare staffing business in Northern California. The transaction, for which we paid 16,000 shares of our common stock, was consummated pursuant to the terms of the Agreement and Plan of Reorganization dated June 19, 2003, as amended on July 31, 2003.

In September 2003, we completed our acquisition of New Age Staffing, Inc., a Delaware corporation, which operated healthcare staffing operations in Louisiana, Alabama and Tennessee. The transaction, for which we paid 229,487 shares of our common stock, was consummated pursuant to the terms of the Agreement and Plan of Reorganization dated September 15, 2003. This acquisition provided us entry into the area of travel nursing and resulted in our first significant revenue.

In October 2003, we completed our acquisition of Nurses Network, Inc, a California corporation, which operated a healthcare staffing operation in Northern California. The transaction, for which we paid 3,936 shares of our common stock, was consummated pursuant to the terms of the Agreement and Plan of Reorganization dated July 16, 2003, as amended on September 9, 2003.

In December 2003, we completed our acquisition of PSR Nurse Recruiting, Inc., a Texas corporation, and PSR Nurses Holdings Corp., a Texas corporation, which hold the limited partner and general partner interests in PSR Nurses, Ltd., which operated a healthcare staffing business in Texas. The transactions, for which we paid 113,960 shares of our common stock, were consummated pursuant to the terms of the Agreement and Plan of Reorganization dated November 4, 2003. This acquisition expanded our presence in travel nursing and provided us with a complete back-office operation.

In August 2004, we purchased Care Pros Staffing, Inc., a Texas corporation which operated a per diem nurse staffing business in Texas. The transaction, for which we paid $275,000 in cash, $275,000 in notes payable and $39,706 of net acquisition costs, was consummated pursuant to the terms of the Agreement and Plan of Reorganization dated August 13, 2004.

In August 2004, we purchased Arizona Home Health Care/Private Duty, Inc., an Arizona corporation which operated per diem and home health care staffing businesses in Arizona. The transaction, for which we paid $3,900,000 in cash, 20,000 shares of our stock, and $77,154 of net acquisition costs was consummated pursuant to the terms of the Agreement and Plan of Reorganization dated August 31, 2004.

In March 2005, we purchased TravMed USA, Inc. (“TravMed”) which operated a healthcare travel and per diem nurse staffing business in North Carolina. The transaction, for which we paid $3,215,490 in cash, $3,215,490 in notes payable, and $125,650 of net acquisition costs was consummated pursuant to the terms of the Agreement and Plan of Reorganization dated March 29, 2005.

In March 2005, we purchased Health Industry Professionals, LLC (HIP) which operated a per diem and home health nurse staffing business in Michigan. The transaction, for which we paid $1,350,900 in cash, 128,369 shares of the Company’s Common Stock valued at $2,601,600, and $30,653 of net acquisition costs was consummated pursuant to the terms of the Agreement and Plan of Reorganization dated March 29, 2005.

In May 2005, we purchased Prime Staff, LP and Mint Medical Staffing Odessa which operated a per diem nurse staffing business in Texas. The transaction, for which we paid $150,000 in cash, 16,504 shares of the Company’s Common Stock valued at $287,264, and $78,638 of net acquisition costs was consummated pursuant to the terms of the Agreement and Plan of Reorganization dated May 4, 2005.

We were incorporated under the laws of the State of Delaware on November 10, 1997 under the name of Digivision International, Ltd. Our name was changed to Lifen, Inc. on June 22, 2000 and to Crdentia Corp. on May 28, 2003. Our principal executive offices are located at 14114 Dallas Parkway, Suite 600, Dallas, Texas 75254 and our telephone number is 972/850-0780.

We have put in place a plan to seek Joint Commission on Accreditation of Healthcare Organizations (JCAHO) certification for all of our staffing offices. We anticipate that those surveys will be held in late 2005 and early 2006. Although certification is not required by any of our current customers, we feel that attaining certification in each of our offices will demonstrate our commitment to quality and demonstrate best practices in client service, employee credentialing, and over all monitoring of quality outcomes.

Industry Overview

The Staffing Industry Report, an independent staffing industry publication, estimates that the healthcare segment of the temporary staffing industry was $10.6 billion in 2002, an increase of 25% from $8.5 billion in 2001. Nurse staffing represents over 70% of the revenue generated in the temporary medical staffing industry.

The most common temporary nurse staffing alternatives available to hospital administrators are travel nurses and per diem nurses.

•      Travel nurse staffing involves placement of registered nurses on a contracted, fixed-term basis. Assignments may range from several weeks to one year, but are typically 13 weeks long and involve temporary relocation to the geographic area of the assignment. The staffing company generally is responsible for providing travel nurses with customary employment benefits and for coordinating and providing travel and housing arrangements.

•      Per diem staffing involves placement of locally based healthcare professionals on very short-term assignments, often for daily shift work, with little advance notice of assignments by the client.

Supply and Demand Factors

Beginning in the mid-1990s, changes in the healthcare industry prompted a fundamental shift in staffing models that led to an increased usage of temporary staffing at hospitals and other healthcare facilities. We believe that these changes in the healthcare industry will continue over the long-term because of the following factors:

Shortage of Nurses. Notwithstanding the recent two-year increase in the nurse workforce, the nursing shortage is expected to grow over the coming decades. The nursing workforce is projected to shrink to 2.2 million by 2020, yet the latest government forecast reflects that 2.8 million full-time equivalent RNs will be required by 2020. A U.S. Bureau of Labor Statistics report (February 2004) stated that, for the first time, nurses represented the largest projected 10-year job growth occupation, putting the demand for RNs at 2.9 million in 2012, up from 2.3 million in 2002. A study by the U.S. Department of Health and Human Services (July 2002) estimated there will be a 20% shortage of nurses by 2015 and 29% by 2020 that equates to a vacancy of 810,000 RNs. A similar report in 2002 to Joint Commission on Accreditation of Healthcare Organizations (JCAHO) quantified this shortage to be at least 400,000 fewer nurses available to provide care than will be needed by 2020. Meanwhile, the current national nurse vacancy rate is estimated to be approximately 7%. A year earlier, the vacancy rate was 13.9% according to a survey conducted by Bernard Hodes Group. The 2004 Health Affairs study, however, stated that despite the recent increase in nurses in the workforce, there is no empirical evidence that the nursing shortage has ended, citing a national survey of RNs and physicians conducted in 2004 which found that a majority of RNs (82%) and doctors (81%) perceived shortages of RNs in the hospitals where they worked or admitted most of their patients. Further, the national shortage of RNs is not evenly distributed across the country. The 2003 Nursing Shortage Update by Fitch, Inc. (Fitch) estimates that thirty states are currently experiencing a shortage, and by 2020, 44 states and the District of Columbia are projected to have shortages.

Several factors have contributed to the decline in the supply of nurses:

•      The nurse pool is getting older and approaching retirement age. Several factors contribute to the aging of the registered nurse workforce: (1) the decline in number of nursing school graduates, (2) the higher age of recent graduates, and (3) the aging of the existing pool of licensed nurses. The largest source of new registered nurses, associate-degreed nurses, are on average 33 years old when they graduate , which is considerably older than in 1980 when the average age was 28. The JCAHO report outlined the average age of a working registered nurse at 43.3 and increasing at a rate more than twice that of other workforces in this country. By the year 2010, it is projected that the average age of working registered nurses will be 50.

•      Approximately 60% of nurses work in hospitals. Many registered nurses are leaving the hospital workforce through retirement, death or by choosing careers outside of acute care hospitals or in professions other than direct patient care. There are currently more than 500,000 licensed nurses not employed in nursing. Generally, the primary reasons nurses leave patient care, besides retirement, is to seek a job that is less stressful and less physically demanding, to seek more regular hours and more compensation.

•      Enrollment levels in nursing schools declined in the last half of the 1990s, resulting in 26% fewer registered nurse graduates in 2000 than in 1995. Similarly, the number of domestically educated candidates taking the registered nurse licensing examination (NCLEX) for the first time has declined at an average of 5.5% for each of the past six years, as reported by the National Council of State Boards of Nursing, Inc.

•      There is an increasing shortage of nursing faculty. As a result of the faculty shortage, nursing schools turned away 5,000 qualified baccalaureate program applicants in 2001.

We believe the shortage of nurses increases demand for our services. Hospitals are increasingly turning to temporary nurses as a flexible way to manage changes in demand of their permanent staff and make up for budgeted shortfalls in staffing.

Increasing Demand for Healthcare Services. There are a number of factors driving an increase in the demand for healthcare services, including:

•      A projected 18% increase in population in the United States between the year 2000 and 2020, resulting in an additional 50 million people who will require health care—19 million of which will be in the 65-and-over age group (according to the July 2002 Report by U.S. Department of Health and Human Services).

•      The aging of America. Baby boomers are just entering the 55 to 64 age group, where inpatient days per thousand are 58% higher than in the 45 to 54 age group, and 121% higher than in the 35 to 44 age group.

•      Advances in medical technology and healthcare treatment methods that attract a greater number of patients with complex medical conditions requiring higher intensity of care.

Legislative Changes that will Increase Demand. In response to concerns by consumer groups over the quality of care provided in healthcare facilities and concerns by nursing organizations about the increased workloads and pressures on nurses, a number of states have either passed or introduced legislation related to prohibiting mandatory overtime and addressing nurse-to-patient ratios. The passage of such legislation is expected to increase the demand for nurses. California, in particular, has passed legislation requiring minimum nurse-to-patient ratios at all hospitals. Maine, New Jersey and Oregon have passed legislation limiting mandatory overtime for nurses. Several states are considering, or have already introduced similar legislation.

Business Overview

We are primarily a provider of healthcare staffing services to hospitals and other healthcare facilities throughout the United States. The majority of our assignments are at acute care hospitals in major metropolitan areas. In 2005, approximately 41% (58% in 2004) of our revenue was derived from the placement of travel nurses on assignment, typically 13 weeks in length. Such assignments generally involve temporary relocation to the geographic area of the assignment. In 2005, we also provided per diem nurses to satisfy the very short-term needs of healthcare facilities. Per diem services provided 51% of our revenue in 2005 (29% in 2004). We believe this market presents a significant growth opportunity. The balance of our revenue in 2005 and 2004 came from providing clinical management and staffing to healthcare facilities and private duty home care. We anticipate there are growth opportunities in these areas as well and intend to pursue such opportunities as they arise.

With the existing and growing shortage of nurses in the United States, we believe there is an opportunity to build a significant company in the field of healthcare staffing services. We intend to pursue this opportunity through organic growth of our existing businesses and through the continued acquisition of complementary companies in this sector. We believe that temporary staffing companies must consolidate in order to survive. The success of the large industry leaders is indicative of the efficiency, both in operations as well as capital formation, of this strategy. Smaller companies in this sector will increasingly be at a competitive disadvantage in the marketplace because technology, operating efficiency and breadth of service will soon be the key to survival.

Growth Strategy

Our goal is to expand our position within the temporary healthcare staffing sector in the United States. The key components of our business strategy include:

•      Expanding Our Network of Qualified Temporary Healthcare Professionals. Through our recruiting efforts both in the United States and internationally, we continue to expand our network of qualified temporary healthcare professionals. We have a staff of professional recruiters who establish contact with qualified healthcare professionals by phone, by email and through the internet. Our best source, however, is by referrals from satisfied healthcare professionals already associated with our company.

•      Strengthening and Expanding Our Relationships with Hospitals and Healthcare Facilities. We continue to strengthen and expand our relationships with our hospital and healthcare facility clients, and to develop new relationships. Hospitals and healthcare facilities are seeking a strong business partner for outsourcing who can fulfill the quantity and quality of their staffing needs and help them develop strategies for the most cost-effective staffing methods. We believe we are well positioned to offer our hospital and healthcare facility clients effective solutions to meet their staffing needs.

•      Increasing Our Market Presence in the Per Diem Staffing Market. We intend to expand our per diem services to the acute care hospital market by opening or acquiring new per diem staffing offices in selected markets. While we have not historically had a significant presence in per diem staffing services, we believe that this market presents a substantial growth opportunity.

•      Acquiring Complementary Businesses. We continually evaluate opportunities to acquire complementary businesses to strengthen and broaden our market presence and suite of products.

•      Expanding Service Offerings Through New Staffing Solutions. In order to further enhance the growth in our business and improve our competitive position in the healthcare staffing sector, we continue to explore new service offerings. In addition, we believe there are opportunities for growth in allied health (technicians and therapists) and we have begun to pursue new initiatives in this area as well.

Competition

The healthcare staffing industry is highly competitive, with low barriers to entry. We compete with both national firms as well as local and regional firms to attract nurses and other healthcare professionals and to attract hospital and healthcare facility clients. We compete for temporary healthcare professionals on the basis of service and expertise, the quantity, diversity and quality of assignments available, compensation packages, and the benefits that we provide to a temporary healthcare professional while they are on an assignment. We compete for hospital and healthcare facility clients on the basis of the quality of our temporary healthcare professionals, the timely availability of our professionals with requisite skills, the quality, scope and price of our services, our recruitment expertise and the geographic reach of our services. Although we believe we compete favorably with respect to these factors, we expect competition to continue to increase.

We also compete with national, regional and local firms who also seek to acquire temporary healthcare companies. Many of these firms have greater financial resources and market recognition than we do. However, we believe that the combination of our management team and the growth plan that we have established will be attractive to many of the acquisition candidates that we encounter and that we will compete favorably in this environment.

Regulatory Issues

The healthcare industry is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, payment for services and payment for referrals, and additional Federal legislation has been introduced in 2005. Our business, however, is not generally impacted because we provide services on a contract basis and are paid directly by our hospital and healthcare facility clients.

Some states require state licensure for businesses that employ and/or assign healthcare personnel to provide healthcare services on-site at hospitals and other healthcare facilities. We have applied for or are currently licensed in all states in which we do business that require such licenses.

Most of the temporary healthcare professionals that we employ are required to be individually licensed or certified under applicable state laws. We take reasonable steps to ensure that our employees possess all necessary licenses and certifications in all material respects.

With respect to our recruitment of international temporary healthcare professionals, we must comply with certain United States immigration law requirements, including the Illegal Immigration Reform and Immigrant Responsibility Act of 1996.

Employees

At December 31, 2005, we employed 714 employees, including 337 full-time healthcare professionals, 74 full-time corporate and field office employees, 300 part-time healthcare professionals and 3 part-time corporate and field office employees. None of our employees, including our temporary healthcare professionals, are represented by a labor union. We believe we have excellent relations with our employees.

LEGAL PROCEEDINGS

On January 27, 2006, we filed suit against the sellers of TravMed USA, Inc. asserting claims for breach of non-competition/solicitation agreements, breach of fiduciary duty, tortious interference with existing and prospective contracts and business relations, and declaratory relief arising out of the acquisition agreement. Management is seeking to recover damages by eliminating amounts due under notes payable to sellers.

On January 31, 2006, we filed suit against the sellers of Arizona Home Health/Private Duty, Inc. asserting claims for fraud, indemnity, and declaratory relief arising out of the acquisition agreement. On February 23, 2006, the sellers filed a counter suit.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not currently aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Executive Officers, Directors, and Key Employees

The following are our executive officers and directors and their respective ages and positions as of April 4, 2006:

Name	Age	Position

James D. Durham	59	Director, Chief Executive Officer and Chairman of the Board
James J. TerBeest	59	Chief Financial Officer
Thomas F. Herman	65	Director
Robert J. Kenneth	69	Director
William J. Nydam	56	Director
C. Fred Toney	40	Director

The following is a brief description of the business background of each of the named executive officers and directors of the Company:

James D. Durham	Director since 2002

Mr. Durham has been our Chief Executive Officer and the Chairman of our Board of Directors since his founding of Crdentia in August 2002. From September 1993 to June 2000, Mr. Durham served as Chairman and Chief Executive Officer of QuadraMed Corporation, a public company which offers a suite of software products and services focused on the financial and clinical needs of hospitals. Mr. Durham received a Bachelor of Science degree in industrial engineering from the University of Florida and a masters degree in business administration from the University of California at Los Angeles. Mr. Durham is a certified public accountant.

James J. TerBeest

Mr. TerBeest has served as our Chief Financial Officer since November 2004. Mr. TerBeest served in public accounting in the audit department of Ernst & Young for 23 years. The last nine years of his tenure with Ernst & Young was as a partner supervising large national and international audit clients. From January 1993 until November 2004 Mr. TerBeest served as Chief Financial Officer for companies in the health care and home improvement industries. Mr. TerBeest has been a partner in a small CPA firm that he co-founded in 2000. He has also functioned as a contract CFO from time to time over the past 11 years. Mr. TerBeest graduated from the University of Wisconsin — Whitewater with a B.S. degree in accounting. He has been a Certified Public Accountant since 1973. He is a member of the American Institute of Certified Public Accountants and several state societies.

Thomas F. Herman	Director since 2003

Mr. Herman has served as a member of our Board of Directors since September 2003. Since January 2004, Mr. Herman has served as the managing partner of Oak Harbor Partners, LLC, a boutique financial services firm that specializes in mergers, acquisitions and financed business expansion. From June 2003 to January 2004, Mr. Herman served as Chief Operating Officer of Good Guys, Inc., a consumer electronics retailer. From July 2001 to June 2003, Mr. Herman served as managing partner of Oak Harbor Partners, LLC. From December 1998 to July 2001, Mr. Herman served as President and Chief Executive Officer of Employment Law Learning Tech, a distance learning company focused on employment law. Mr. Herman received a Bachelor of Science degree in political science from the University of Oregon and a masters degree in business administration from the University of California at Berkeley.

Robert J. Kenneth	Director since 2002

Mr. Kenneth has served as a member of our Board of Directors since October 2002. Since March 1971, Mr. Kenneth has served as President of Kenneth Associates, a privately held company that he founded which provides staffing and professional services to hospitals and physicians in California, focused on on-site billing staff and management as well as off-site billing services with a goal of reducing accounts receivable. Mr. Kenneth has served on the Board of Trustees of St. Francis Memorial Hospital and the Board of Overseers for the University of California School of Nursing and is a member of the Healthcare Financial Management Association and the American Guild of Patient Accounts Managers. Mr. Kenneth received a Bachelor of Arts degree in business administration from Roosevelt University and a masters degree in business administration from Golden Gate University.

William J. Nydam	Director since 2006

Mr. Nydam has served as a member of our Board of Directors since April 2006. Since March 2003, Mr. Nydam has served as president and chief operating officer of Endocare, Inc., a publicly-traded medical device company. Mr. Nydam also currently is a board member and the chairman of the audit committee of iVOW , Inc. Prior to joining Endocare, Inc., Mr. Nydam was president and chief executive officer of Pulse Metric, Inc., a cardiovascular device company, from September 2001 to December 2002. Mr. Nydam previously served as senior vice president for Science Applications International Corporation, an employee-owned research and engineering firm, from September 1999 to August 2001. Prior to that time, Mr. Nydam worked for Premier, Inc., a national alliance of healthcare providers, where he served as executive vice president from April 1996 to August 1999, chief operating officer from May 1992 to March 1996 and senior vice president and chief financial officer from January 1986 to April 1992. Mr. Nydam holds a B.S. degree in accounting and an M.B.A. from the University of California at Berkeley and he is a certified public accountant.

C. Fred Toney	Director since 2003

Mr. Toney has served as a member of our Board of Directors since December 2003. Since December 2001, Mr. Toney has served as a managing member of MedCap Management & Research, LLC, the general partner of MedCap Partners, L.P. and MedCap Partners Offshore, Ltd. MedCap Management & Research LLC is an investment advisory firm specializing in healthcare, life sciences and medical technology and devices. From February 2001 to November 2001, Mr. Toney served as President and Chief Executive Officer, and from July 1999 to February 2001 as Executive Vice President and Chief Financial Officer of HealthCentral.com, Inc., a provider of healthcare e-commerce to consumers, through the sale of its five primary operating divisions. Mr. Toney previously served as senior managing partner, director of research and research analyst at Pacific Growth Equities, Inc., an investment banking and institutional brokerage firm. Mr. Toney has also served as research analyst or associate at Volpe, Welty & Company, an investment banking firm; RCM Capital Management, an investment management firm; Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking and institutional brokerage firm; and Phamavite Pharmaceuticals Corporation, a pharmaceutical manufacturing firm. Mr. Toney received a Bachelor of Arts degree in economics and English from the University of California at Davis.

Board Committees and Meetings

Our Board of Directors held 16 meetings and acted by written consent three times during our fiscal year ended December 31, 2005. Our Board of Directors has an audit committee and a compensation committee. Each director attended 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees of our Board of Directors on which the director served (during the periods that he served).

Although the Board of Directors does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, it encourages directors to attend. Each of our then-current directors attended the 2005 Annual Meeting of Stockholders.

Our compensation committee currently consists of two directors, Mr. Kenneth, who serves as chairman of the committee, and Mr. Herman, and is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The committee held six meetings during our 2005 fiscal year.

Our audit committee currently consists of two directors, Mr. Nydam, who serves as chairman of the committee, and Mr. Herman. Each of the members of the audit committee is independent as defined pursuant to Rule 4200 of the National Association of Securities’ Dealers listing standards and as required by applicable law and the SEC. Our Board of Directors has designated Mr. Herman as the audit committee’s financial expert.

The audit committee generally meets at least quarterly to review our financial statements and to perform its other functions. The audit committee held nine meetings during our 2005 fiscal year.

Given our limited operating history, our Board of Directors has not yet formed a nominating committee for the election of directors. Currently, our full Board of Directors designates nominees for election to the Board of Directors at each Annual Meeting of Stockholders.

The Board of Directors has not adopted a formal policy concerning stockholder recommendations regarding the election of directors. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. Although our Board of Directors has historically designated nominees for election, the Board of Directors will consider nominations submitted by our stockholders, and our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Annual Meeting. To date, the Board of Directors has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among the slate of nominees in the Proxy Statement.

In evaluating director nominees, the Board of Directors considers a number of factors, including the appropriate size of the Board of Directors; the knowledge, skills and experience of nominees, including experience in business, finance, administration or healthcare in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors; experience with accounting rules and practices; and the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members. The Board of Directors’ goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board of Directors also considers candidates with appropriate non-business backgrounds. Other than the foregoing there are no stated minimum criteria for director nominees, although the Board of Directors and any nominating committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Board of

Directors decides not to re-nominate a member for re-election, the Board of Directors then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the desired criteria. Research may also be performed to identify qualified individuals. To date, the Board of Directors has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it reserves the right in the future to retain a third party search firm, if necessary.

Historically, we have not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code of Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Compensation Committee Interlocks And Insider Participation

There were no interlocking relationships between us and other entities that might affect the determination of the compensation of our directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 4, 2006 unless otherwise noted, by:

•      each of our named executive officers;

•      each of our directors and nominees;

•      each person known by us to beneficially own more than 5% of our common stock; and

•      all of our executive officers, directors and nominees as a group.

Information with respect to beneficial ownership has been furnished by each executive officer, director, nominee or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Percentage of beneficial ownership is based on 14,078,523 shares of our common stock outstanding as of April 4, 2006. The number of shares of common stock beneficially owned by each person and the percentage ownership of each person include any shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days of April 4, 2006, if any.

Unless otherwise indicated, the address for the following stockholders is c/o Crdentia Corp., 5001 LBJ Freeway, Suite 850, Dallas, Texas 75244.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers, Directors and Nominees:
James D. Durham (1)	1,187,587	8.44%
James J. TerBeest	50,000	*
Thomas F. Herman (2)	2,523	*
Robert J. Kenneth (3)	23,173	*
William J. Nydam	0	*
C. Fred Toney (4)	10,883,313	77.30%
5% Stockholders:
MedCap Partners, L.P.	10,869,540	77.21%
500 Third Street, Suite 535
San Francisco, CA 94107

All directors and executive officers as a group (6 persons) (5)	12,146,596	85.16%

*              Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)           Includes (i) 39,966 shares of common stock held with his spouse, Sandra J. Durham, as community property; (ii) 1,333 shares of common stock held by Paine Webber as custodian for the IRA FBO James D. Durham; (iii) 29,632 shares of common stock held by the James D. Durham Living Trust (1997), as amended; (iv) 6,666 shares of common stock held by RCMJ, LLC, as its managing member; (v) 200,000 shares of restricted common stock held by Mr. Durham; (vi) 48,847 shares of common stock held by Durham Properties, LLC; (vii) 92,242 shares of common stock issuable within 60 days of April 4, 2006 upon the exercise of rights pursuant to a Common Stock Purchase Agreement dated May 15, 2002; (viii) 43,333 shares subject to options exercisable within 60 days of April 4, 2006; (ix) 385,965 shares of common stock held by Durham Properties, LLC; and (x) 150,000 shares of restricted common stock held by Mr. Durham.

(2)           Consists of 2,523 shares subject to options exercisable within 60 days of April 4, 2006.

(3)           Includes (i) 3,333 shares of common stock held by Mr. Kenneth; (ii) 19,447 shares of common stock held by the Kenneth Family Trust U/A 3/11/87; and (iii) 393 shares subject to options exercisable within 60 days of April 4, 2006.

(4)           Includes (i) 10,869,540 shares of common stock held by MedCap Partners L.P.; (ii) 11,250 shares of common stock held by MedCap Master Fund L.P.; and (iii) 2,523 shares subject to options exercisable within 60 days of April 4, 2006. C. Fred Toney, a member of the Board of Directors, is managing partner of MedCap Management & Research, LLC, the general partner of MedCap Partners L.P. and MedCap Master Fund L.P. Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners, L.P. and MedCap Master Fund L.P., except to the extent of his pecuniary interest therein.

(5)           Includes 184,470 shares subject to options and purchase rights exercisable within 60 days of April 4, 2006.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to the shares of our common stock that may be issued under currently outstanding equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders (1)	82,819	$19.40	62,247
Equity Compensation Plans not Approved by Security Holders (2)	417,847	$8.40	—

(1)           Consists of our 2004 Stock Incentive Plan.

(2)           Consists of (i) an option to purchase 3,333 shares of common stock granted to Thomas F. Herman on December 16, 2003; (ii) an option to purchase 3,333 shares of common stock granted to C. Fred Toney on December 16, 2003; (iii) an option to purchase 20,607 shares of common stock granted to Pamela Atherton on December 22, 2003; (iv) an option to purchase 233,333 shares of common stock granted to James D. Durham on December 31, 2003; (v) rights of Mr. Durham to purchase up to 92,242 shares of our common stock pursuant to a Common Stock Purchase Agreement dated May 15, 2002; (vi) an option to purchase 43,333 shares of common stock granted to James D. Durham on August 3, 2004; and (vii) an option to purchase 21,666 shares of common stock granted to Pamela G. Atherton on August 3, 2004.

In December 2003, we issued to each of Thomas F. Herman and C. Fred Toney, members of our Board of Directors, an option to purchase 3,333 shares of our common stock with an exercise price of $28.80 in connection with their respective appointments to our Board of Directors. Such options have a ten year term and vest over a three year period, with one third of the shares subject to the option vesting after the first year and the remainder of the shares subject to the option vesting in equal amounts over the next twenty-four months thereafter.

In April 2004 William S. Leftwich, our former Chief Financial Officer, was granted an option to purchase up to 11,050 shares of common stock. In connection with a Separation Agreement and General Release, in

September 2004, Mr. Leftwich’s rights with respect to all but 2,762 shares covered by such options were terminated. All of such options have since expired unexercised.

On December 22, 2003, we issued Pamela G. Atherton an option to purchase up to 20,607 shares of our common stock at an exercise price of $28.08 per share. On August 3, 2004 we granted Ms. Atherton an option to purchase up to 21,666 shares of common stock at an exercise price per share of $31.00.

On August 3, 2004, we granted James D. Durham an option to purchase up to 43,333 shares of common stock at an exercise price per share of $31.00. In May 2002, we entered into a Common Stock Purchase Agreement with Mr. Durham pursuant to which he is entitled to purchase 92,242 shares of our common stock at $0.003 per share. In December 2002, we issued to Mr. Durham an option to purchase up to 233,333 shares of our common stock at an exercise price of $3.00 per share.

For further discussion of these options, please see “Certain Relationships and Related Party Transactions—Employment, Bonus and Option Agreements with Executive Officers.”

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table summarizes the compensation paid to or earned by our Chief Executive Officer, our former President and our Chief Financial Officer and Secretary. We refer to our Chief Executive Officer and these other executive officers as our “named executive officers” in this Prospectus.

Summary Compensation Table

					Long-Term Compensation Award
					Restricted		Securities
		Annual Compensation			Stock		Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Award(s)		Options/SARs	Compensation
James D. Durham	2005	$320,000		—	200,000		—	—
Chairman and Chief	2004	$316,103		—	—		43,333	—
Executive Officer	2003	$200,000		—	—		233,333	—

Pamela G. Atherton(1)	2005	$175,000		—	90,000	(2)	—	—
Former President	2004	$175,000		—	—		21,666	—
	2003	$71,934	(3)	—	—		20,607	—

James J. TerBeest	2005	$175,000		—	50,000		—	—
Chief Financial Officer and Secretary	2004	$20,192	(4)	—	—		—	—

(1)           Ms. Atherton resigned effective January 7, 2006.

(2)           All 90,000 shares were to vest upon the achievement of certain performance targets. Those targets were not achieved as of December 31, 2005 and therefore the restricted stock has been forfeited.

(3)           Ms. Atherton did not begin to receive salary from us until August 2003.

(4)           Mr. TerBeest began employment in November 2004.

Option Grants in Last Fiscal Year

The Company did not grant any stock options made to the named executive officers during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information, with respect to the named executive officers, concerning the exercise of options during our fiscal year ended December 31, 2005 and unexercised options held by them at the end of that fiscal year. No stock appreciation rights were exercised by the named executive officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options as of December 31, 2005		Value of Unexercised In-the-Money Options as of December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

James D. Durham	—	—	135,575	233,333	$2,304,775	$3,966,661

Pamela G. Atherton	—	—	42,742	—	—	—

James J. TerBeest	—	—	—	—	—	—

(1)           Based on the market price of $17.00 per share, which was the average of the high and low bid prices per share of our common stock on the OTC Bulletin Board on the last day our common stock was traded during the fiscal year ended December 31, 2005, less the exercise price payable upon exercise of such options.

Compensation of Directors

Non-employee directors receive an annual payment of $50,000, payable quarterly, for their service as members of the Board of Directors, including attending meetings of the Board of Directors. Members of the audit committee receive an annual payment of $55,000, payable quarterly, for their service as members of the audit committee. The chairman of the audit committee receives an annual payment of $62,500, payable quarterly, for his service. All directors are reimbursed for reasonable expenses incurred in connection with serving as a director. The directors have agreed that the cash compensation payable to the directors shall be accrued indefinitely (but not forgiven) and not paid until such time as the board determines that the Company has sufficient cash flow provided that Mr. Toney has waived the accrual of any cash compensation with respect to himself.

In addition, non-employee directors are issued 3,333 shares of common stock (or options to purchase such shares) upon their election to our Board of Directors. Such non-employee directors are thereafter issued 833 shares of common stock (or options to purchase such shares) in each of the next two years of their three year term, except for the chairman of the audit committee, who receives an aggregate of 1,666 shares of common stock (or options to purchase such shares) in each of the next two years. Each such grant will have a purchase price or exercise price per share equal to the fair market value per share of our common stock on the date of such grant.

Employment Contracts, Severance Agreements and Change of Control Arrangements

Employment Agreement with James D. Durham

We have entered into an Employment Agreement with James D. Durham, our Chairman and Chief Executive Officer. Pursuant to the Employment Agreement, as amended to date, we have agreed to pay Mr. Durham a base salary $320,000 for the 2004 calendar year, subject to adjustment each calendar year thereafter by the Board of Directors. In the event that Mr. Durham becomes subject to an “Involuntary Termination,” we have agreed to pay severance to Mr. Durham in one lump sum within thirty (30) days of the date of such Involuntary Termination in an aggregate amount equal to two times his then-current rate of base salary. In addition, for a period of twenty-four months, Mr. Durham would also be provided with life, health and disability plan benefits.

As used in the Employment Agreement, the term “Involuntary Termination” means the termination of Mr. Durham’s employment with us involuntarily upon his discharge, dismissal or our failure to renew the Employment Agreement. In addition, the term “Involuntary Termination” also means his termination, voluntarily or involuntarily, provided such termination occurs in connection with (i) a change in his position with us or any successor which materially reduces his level of responsibility or changes his title from Chairman and Chief Executive Officer, (ii) a reduction in his level of compensation, (iii) a relocation of his principal place of employment by more than forty-five (45) miles without his written consent, (iv) our failure to qualify for trading on the OTC Bulletin Board within ninety (90) days of the date of the Employment Agreement or to continuously be listed for trading on the OTC Bulletin Board or another national securities exchange at all times thereafter, or (v) the commencement of any action, arbitration, audit, hearing, investigation, litigation or suit conducted or heard by or before, or otherwise involving, the SEC, the National Association of Securities Dealers or any other federal or state governmental body which has a material adverse effect on the price at which our securities trade and is not principally attributable to his actions or omissions.

Under the Employment Agreement, if Mr. Durham receives the benefit of any payment or distribution of any type from the Company, any of its affiliates, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Code and the regulations thereunder) or any affiliate of such person, pursuant to the terms of the Employment Agreement or otherwise (the “Total Payments”), that is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then Mr. Durham will be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Mr. Durham of all taxes imposed upon the Gross-Up Payment, including any Excise Tax, Mr. Durham will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Total Payments.

In addition, under the Employment Agreement, in the event that, during the term of the Employment Agreement, the Company closes a sale transaction which constitutes a “Change in Control” thereunder (such transaction, a “Corporate Transaction”), Mr. Durham will be entitled to receive a bonus in the amount of one and one-half percent (1-½%) of the Total Consideration actually paid to the Company’s stockholders in connection therewith. As used therein, the term “Total Consideration” means the aggregate consideration actually paid to the stockholders of the Company in respect of capital stock of the Company owned by such stockholders and will not include “earn-out”, escrow, hold back or similar contingent payments unless and until such amounts are actually paid to the stockholders of the Company. Such payment(s) will be made at the same time(s) and in the same form and combination (whether in cash, securities or other property) as the form and combination in which the Total Consideration is paid to the stockholders in respect of their ownership of the Company’s capital stock.

Option Grant to James D. Durham

Mr. Durham was granted an option to purchase 86,666 shares of common stock, at a price per share of $31.00, on August 3, 2004. This option is exercisable with respect to 43,333 shares and, due to the failure to satisfy certain vesting provisions, the option terminated with respect to the remaining 43,333 shares on December 31, 2004. This option terminates in full on August 2, 2014 and is exercisable for a period of three (3) months following the termination of Mr. Durham’s employment or service to Crdentia, provided that the option may be exercised for a period of twelve (12) months following the termination of Mr. Durham’s employment or service to Crdentia as a result of Mr. Durham’s disability or death.

Restricted Stock Bonus Agreement with James D. Durham

We entered into a Restricted Stock Bonus Agreement with Mr. Durham dated May 31, 2005. Pursuant to the agreement, we issued Mr. Durham 200,000 shares of our common stock with an aggregate fair market value of $3,400,000. The shares of restricted stock vest in accordance with the following schedule: In the event that the average daily trading volume for our common stock over any consecutive thirty (30) day period equals or exceeds 10,000 shares (the “Trading Volume Goal”), one fortieth (1/40) of the shares shall vest on Wednesday of each week following the achievement of the Trading Volume Goal for a period of forty (40) weeks until the shares are fully vested. In the event of a “Corporate Transaction” (as defined in the agreement), the shares shall immediately become fully vested if, within five years after the Corporation Transaction, Mr. Durham’s service is terminated by the successor company, the Company or a related entity without “Cause” or voluntarily by Mr. Durham with “Good Reason.”

For purposes of the agreement, Mr. Durham may be terminated for “Cause” in the event of Mr. Durham’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or related entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a related entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Mr. Durham may voluntarily terminate his services for “Good Reason” for: (i) any reduction in his base salary to a level below that in effect at any time within the preceding six (6) months; or (ii) being required to be based at any place outside a 45-mile radius from his job location, except for reasonably required business travel.

Restricted Stock Bonus Agreement with James D. Durham

We entered into a Restricted Stock Bonus Agreement with Mr. Durham dated effective March 24, 2006. Pursuant to the agreement, we issued Mr. Durham 150,000 shares of our common stock with an aggregate fair market value of $675,000. The shares of restricted stock vest in accordance with the following schedule: ¼ of the total shares vest on March 24, 2007 and 1/48 of the total shares vest monthly thereafter. In the event of a “Corporate Transaction” (as defined in the agreement), the shares shall immediately become fully vested if, within five years after the Corporation Transaction, Mr. Durham’s service is terminated by the successor company, the Company or a related entity without “Cause” or voluntarily by Mr. Durham with “Good Reason.”

For purposes of the agreement, Mr. Durham may be terminated for “Cause” in the event of Mr. Durham’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or related entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a related entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Mr. Durham may voluntarily terminate his services for “Good Reason” for: (i) any reduction in his base salary to a level below that in effect at any time within the preceding six (6) months; or (ii) being required to be based at any place outside a 45-mile radius from his job location, except for reasonably required business travel.

Bonus and Other Agreement with James D. Durham

On December 31, 2003, we entered into a Bonus and Other Agreement with Mr. Durham, pursuant to which we agreed, among other things, to pay to Mr. Durham cash bonuses in the amount of $540,000 on each of December 31, 2006 and January 4, 2007. On November 17, 2005 we entered into an Amendment to Bonus and Other Agreement with Mr. Durham, pursuant to which the Bonus and Other Agreement was amended to provide that we will pay to Mr. Durham cash bonuses in the amount of $540,000 on each of December 31, 2008 and January 4, 2009.

Employment Agreement with Pamela G. Atherton.

We entered into an Executive Employment Agreement with Ms. Atherton dated December 22, 2003. Pursuant to the agreement, we agreed to pay Ms. Atherton a base salary at the rate of $175,000 per year, which salary will be reviewed from time to time in accordance with our procedures for adjusting salaries for similarly situated employees and may be adjusted in our sole discretion. In addition, we agreed to issue to Ms. Atherton one or more options to purchase a number of shares of our common stock equal to 5.209% of that aggregate number of shares of our common stock issued or issuable in connection with any acquisitions that we completed on or prior to August 7, 2004. Any such option(s) shall have an exercise price equal to the then current fair market value of our common stock on the date of the issuance of such option(s), as determined in good faith by our Board of Directors.

Except for situations in which we terminate Ms. Atherton for “Cause” (as defined in the agreement), in the event that we terminate Ms. Atherton’s employment or in the event that she resigns for “Good Reason” she will be eligible to receive an amount, payable in a lump sum, equal to (i) six (6) months of her then-current base salary plus

(ii) one month of the base salary for each month of employment beginning on August 7, 2003 in excess of six months but not to exceed twelve months. For purposes of the employment agreement, we may terminate Ms. Atherton for “Cause” in the event that she (i) is indicted for or charged with a crime involving dishonesty, breach of trust, or physical harm to any person (except for misdemeanor resulting from harm caused through the operation of a motor vehicle); (ii) willfully engages in conduct that is in bad faith and materially injurious to us (including misappropriation of trade secrets, fraud or embezzlement); (iii) commits a material, uncured breach of the employment agreement; (iv) willfully refuses to implement or follow a lawful policy or directive that is consistent with the terms of the employment agreement; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Ms. Atherton may terminate the employment agreement for “Good Reason” upon (i) a change in her position which materially reduces her level of responsibility; (ii) a reduction in her base salary (unless the base salaries of all executive employees are also proportionately reduced); (iii) a relocation of her principal place of employment by more than fifty (50) miles (excluding her relocation to Dallas, Texas); or (iv) a material breach of the employment agreement by us.

Ms. Atherton’s employment was terminated on January 7, 2006. In connection with such termination, we entered into the Separation Agreement and General Release of Claims described below.

Restricted Stock Issuance Agreement with Pamela G. Atherton

We entered into a Restricted Stock Issuance Agreement with Ms. Atherton dated November 1, 2002, pursuant to which we issued her 13,310 shares of our common stock at a purchase price of approximately $2.01 per share. Ms. Atherton vests in such shares of common stock over a four year period, pursuant to which she vested in 25% of the shares of common stock on November 1, 2002 and thereafter vests in the remaining shares in equal installments over the thirty-six months beginning one year after the grant. In the event that Ms. Atherton is subject to an “Involuntary Termination” within 18 months of our acquisition, she will immediately accelerate vesting in the remaining shares of common stock. As defined in the agreement, an “Involuntary Termination” shall mean the termination of Ms. Atherton’s service which occurs by reason of her involuntary dismissal or discharge for reasons other than “Misconduct,” or her voluntary resignation following a reduction in her level of compensation (including base salary, fringe benefits) by more than 15% or a relocation of her place of employment by more than fifty miles without her consent. “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets or any other intentional misconduct adversely affecting our business or affairs.

Pursuant to the Separation Agreement described below, we have agreed to allow Ms. Atherton to continue vesting under the Restricted Stock Issuance Agreement for a one year period beginning on January 7, 2006.

Option Grants to Pamela G. Atherton

On December 22, 2003, we issued Ms. Atherton an option to purchase up to 20,607 shares of our common stock at an exercise price of $28.80 per share. Ms. Atherton vested in 100% of the shares subject to option on the date of the grant.

Ms. Atherton was granted an option to purchase 43,333 shares of common stock, at a price per share of $31.00, on August 3, 2004. This option is exercisable with respect to 21,666 shares and, due to the failure to satisfy certain vesting provisions, the option terminated with respect to the remaining 21,666 shares on December 31, 2004. This option terminates in full on August 2, 2014 and is exercisable for a period of three (3) months following the termination of Ms. Atherton’s employment or service to Crdentia, provided that the option may be exercised for a period of twelve (12) months following the termination of Ms. Atherton’s employment or service to Crdentia as a result of Mr. Durham’s disability or death.

Pursuant to the Separation Agreement described below, we have agreed to allow Ms. Atherton to continue vesting in her option grants for a one year period beginning on January 7, 2006.

Restricted Stock Bonus Agreement with Pamela G. Atherton

We entered into a Restricted Stock Bonus Agreement with Ms. Atherton dated May 31, 2005. Pursuant to the agreement, we issued Ms. Atherton 90,000 shares of our common stock with an aggregate fair market value of $1,530,000. The shares of restricted stock vest in accordance with the following schedule: In the event that the average daily trading volume for our common stock over any consecutive thirty (30) day period equals or exceeds 10,000 shares (the “Trading Volume Goal”), one fortieth (1/40) of the shares shall vest on Wednesday of each week following the achievement of the Trading Volume Goal for a period of forty (40) weeks until the shares are fully vested. In the event of a “Corporate Transaction” (as defined in the agreement), the shares not subject to a Clawback shall immediately become fully vested if within five years after the Corporation Transaction Ms. Atherton’s service is terminated by the successor company, the Company or a related entity without “Cause” or voluntarily by Ms. Atherton with “Good Reason.”

For purposes of the agreement, Ms. Atherton may be terminated for “Cause” in the event of Ms. Atherton’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or related entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a related entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Ms. Atherton may voluntarily terminate her services for “Good Reason” for: (i) any reduction in her base salary to a level below that in effect at any time within the preceding six (6) months; or (ii) being required to be based at any place outside a 45-mile radius from his job location, except for reasonably required business travel.

The shares of Ms. Atherton’s restricted stock are also subject to a clawback provision. Subject to Ms. Atherton’s continuous service and other limitations set forth in the Notice of Restricted Stock Bonus Award and the Restricted Stock Bonus Agreement, Ms. Atherton will forfeit 30,000 of the shares granted on each of June 30th, September 30th, and December 31st of 2005, unless we have achieved certain amounts of both revenue and earnings before interest, taxes, depreciation and amortization (and excluding stock compensation expense) during the three months ending on such dates.

Pursuant to the Separation Agreement describe below, Ms. Atherton agreed to forfeit her rights to the shares of restricted stock granted pursuant to the Restricted Stock Bonus Agreement.

Separation Agreement and General Release of Claims with Pamela G. Atherton

On January 7, 2006, we executed a Separation Agreement and a General Release of Claims with Pamela G. Atherton, our former President. The Separation Agreement provides Ms. Atherton with certain benefits in exchange for, among other things, her providing us with consulting services for a one year period (the “Severance Period”) and executing a several release of claims. Pursuant to the terms of the Separation Agreement, we agreed to continue to pay Ms. Atherton her current base salary of $175,000 per year during the Severance Period. In addition, we agreed to allow Ms. Atherton to continue to vest, during the Severance Period, (i) the options she holds to purchase 42,274 shares of our common stock and (ii) 13,331 restricted shares she holds. Unvested options remaining at the end of the Severance Period shall accelerate and vest in full.

Employment Agreement with James J. TerBeest

We entered into an Executive Employment Agreement with James J. TerBeest, our Chief Financial Officer, pursuant to which Mr. TerBeest will receive $175,000 in salary for his service to the Company. In addition, pursuant to the arrangement, we agreed to issue Mr. TerBeest a restricted stock bonus of 50,000 shares of our common stock, the principal terms of which are discussed below. In the event that we terminate Mr. TerBeest’s employment at any time without “Cause” (as defined in the agreement), he will be eligible to receive a severance payment equal to (i) six (6) months of his base salary plus (ii) one (1) month of his base salary for each month of employment beginning on January 1, 2005 in excess of six (6) months but not to exceed twelve (12) months.

For purposes of the employment agreement, we may terminate Mr. TerBeest for “Cause” in the event that he (i) is indicted for or charged with a crime involving dishonesty, breach of trust, or physical harm to any person (except for misdemeanor resulting from harm caused through the operation of a motor vehicle); (ii) willfully engages in conduct that is in bad faith and materially injurious to us (including misappropriation of trade secrets, fraud or embezzlement); (iii) commits a material, uncured breach of the employment agreement; (iv) willfully refuses to implement or follow a lawful policy or directive that is consistent with the terms of the employment agreement; (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; or (vi) fails to relocate his principal residence as contemplated by the agreement. Mr. TerBeest may terminate the employment agreement for “Good Reason” upon (i) a change in his position which materially reduces his level of responsibility; (ii) a reduction in his base salary (unless the base salaries of all executive employees are also proportionately reduced); (iii) a relocation of his principal place of employment by more than fifty (50) miles (excluding his relocation to Dallas, Texas); or (iv) a material breach of the employment agreement by us.

Restricted Stock Bonus Agreement with James J. TerBeest

We entered into a Restricted Stock Bonus Agreement with Mr. TerBeest dated May 31, 2005. Pursuant to the agreement, we issued Mr. TerBeest 50,000 shares of our common stock with an aggregate fair market value of $850,000. The shares of restricted stock vest in accordance with the following schedule: In the event that the average daily trading volume for our common stock over any consecutive thirty (30) day period equals or exceeds 10,000 shares (the “Trading Volume Goal”), one fortieth (1/40) of the shares shall vest on Wednesday of each week following the achievement of the Trading Volume Goal for a period of forty (40) weeks until the shares are fully vested. In the event of a “Corporate Transaction” (as defined in the agreement), the shares shall immediately become fully vested if within five years after the Corporation Transaction Mr. TerBeest’s service is terminated by the successor company, the Company or a related entity without “Cause” or voluntarily by Mr. TerBeest with “Good Reason.”

For purposes of the agreement, Mr. TerBeest may be terminated for “Cause” in the event of Mr. TerBeest’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or related entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a related entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Mr. TerBeest may voluntarily terminate his services for “Good Reason” for: (i) any reduction in his base salary to a level below that in effect at any time within the preceding six (6) months; or (ii) being required to be based at any place outside a 45-mile radius from his job location, except for reasonably required business travel.

Option Grant to James J. TerBeest

On March 24, 2006 we granted Mr. TerBeest an option to purchase 150,000 shares of common stock at a per share exercise price of $4.50. The shares of common stock subject to the option vest in accordance with the following schedule: ¼ of the total shares vest on March 24, 2007 and 1/48 of the total shares vest monthly thereafter.

Indemnification of Directors and Officers

Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

As permitted by Section 102 of the Delaware General Corporation Law, the Company has adopted provisions in its restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of its directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the Company, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•      any breach of the director’s duty of loyalty to the Company or its stockholders;

•      any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•      any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•      any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

As permitted by Section 145 of the Delaware General Corporation Law, the Company’s amended and restated bylaws provide that:

•      the Company may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•      the Company may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•      the rights provided in its amended and restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide that we hold harmless and indemnify each such director and executive officer to the fullest extent authorized or permitted by law. In addition, subject to certain conditions, these indemnification agreements provide for payment of expenses (including attorney’s fees) actually and reasonably incurred in connection with any threatened, pending or completed proceeding to which the indemnified director or executive officer or employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that he or she is, was or at any time becomes a director or executive officer of us, or is or was serving or at any time serves at the request of us as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In addition, we have purchased policies of directors’ and officers’ liability insurance, which insure our directors and executive officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest other than the transactions described below.

Issuance of Series A Convertible Preferred Stock

In December 2003, we issued an aggregate of 1,000,000 shares of Series A convertible preferred stock to MedCap Partners L.P. (“MedCap”) and 750,000 shares of Series A convertible preferred stock to SF Capital, Ltd. C. Fred Toney, a member of the Board of Directors, is the managing member of MedCap Management & Research LLC, the general partner of MedCap. In January 2004, we issued an additional 1,000,000 shares of Series A convertible preferred stock to MedCap. These shares of Series A convertible preferred stock were issued at a per share price of $1.00. On September 30, 2004, all outstanding shares of Series A convertible preferred stock were voluntarily converted into 458,333 shares of common stock. Such conversion was effected pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock. The holders of our Series A convertible preferred stock (and the common stock issued upon conversion of the Series A convertible preferred stock) were granted certain registration rights set forth in an Amended and Restated Registration Rights Agreement dated August 31, 2004 by and among Crdentia and the investors listed on Schedule A thereto.

Issuance of Series B Convertible Preferred Stock

On June 16, 2004, we issued 6,250,000 shares of Series B convertible preferred stock at a cash price per share of $0.20 to MedCap. On September 30, 2004, 2,500,000 shares of Series B convertible preferred stock were voluntarily converted in 83,333 shares of common stock. On March 29, 2005, the remaining 3,750,000 shares of Series B convertible preferred stock were voluntarily converted into 125,000 shares of common stock. Such conversions were effected pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock. The holder of our Series B convertible preferred stock (including the common stock issued upon conversion of the Series B convertible preferred stock) was granted certain registration rights set forth in an Amended and Restated Registration Rights Agreement dated August 31, 2004 by and among Crdentia and the investors listed on Schedule A thereto.

Issuance of Series B-1 Convertible Preferred Stock and Warrant to Purchase Series B-1 Convertible Preferred Stock

Effective as of August 9, 2004, we (i) issued approximately 29,841 shares of Series B-1 convertible preferred stock, (ii) issued approximately 4,082 shares of common stock, and (iii) paid approximately $225,000 in cash in exchange for the cancellation of all outstanding principal and accrued and unpaid interest under certain promissory notes issued in 2003. Nick Liuzza, Jr., who at the time was an employee of Crdentia, received a portion of such cash and shares of Series B-1 convertible preferred stock.

In addition, effective as of August 9, 2004, we issued approximately 7,916 shares of Series B-1 convertible preferred stock at a cash price per share of $60.00 to investors, including James D. Durham, our Chairman and Chief Executive Officer, who purchased 4,166 shares of Series B-1 convertible preferred stock.

On September 30, 2004, we issued 12,644 shares of Series B-1 convertible preferred stock in exchange for the cancellation of $758,640 in outstanding principal plus accrued and unpaid interest under certain convertible subordinated promissory notes issued in 2003. The holders of such notes included James D. Durham, the Company’s Chairman and Chief Executive Officer, Robert P. Oliver, a former member of our Board of Directors, and Health Care Investment Visions, LLC, an entity in which Joseph M. DeLuca, a former member of our Board of Directors, is a managing member.

Effective as of September 30, 2004, the holders of 4,112 shares of Series B-1 convertible preferred stock voluntarily converted those shares into 41,120 shares of common stock. Such conversion was effected pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock. The holders of such shares included Mr. Durham, Mr. Oliver, and Health Care Investment Visions, LLC.

In consummation of discussions that began in July 2004, on November 10, 2004, we issued 45,450 shares of Series B-1 convertible preferred stock in exchange for the cancellation of approximately $2.7 million in outstanding principal plus accrued and unpaid interest under certain subordinated promissory notes issued in December 2003. In connection with such conversion, we entered into a release with Cynthia F. Permenter, Professional Staffing Resources, Inc. and Nursing Services Registry of Savannah, Inc.

The holders of such shares of Series B-1 convertible preferred stock (and the common stock issued upon conversion of the Series B-1 convertible preferred stock) were granted certain registration rights set forth in a Registration Rights Agreement dated August 9, 2004 by and among the Company and the investors listed on Schedule A thereto.

On August 31, 2004, the Company granted a warrant to purchase up to 6,000 shares of Series B-1 convertible preferred stock to MedCap (the “MedCap Warrant”). The MedCap Warrant is exercisable for a period of five years at a price of $60.00 per share of Series B-1 Preferred Stock.

On March 29, 2005, the remaining 93,043 shares of Series B-1 convertible preferred stock were voluntarily converted into 930,430 shares of common stock. Such conversion was effected pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock.

Issuance of Series C Convertible Preferred Stock and Warrants to Purchase Series C Convertible Preferred Stock

In August 2004, September 2004, October 2004, November 2004, March 2005 and May 2005, we issued (i) an aggregate total of 183,028 shares of Series C convertible preferred stock at a cash price per share of $60.00, and (ii) warrants to purchase an aggregate total of 254,582 shares, of which warrants covering 130,520 shares have been exercised of Series C convertible preferred stock. Such shares of Series C convertible preferred stock and warrants were issued to certain investors, including MedCap and James D. Durham, the Company’s Chairman and Chief Executive Officer.

The holders of such shares of Series C convertible preferred stock were granted certain registration rights set forth in an Amended and Restated Registration Rights Agreement dated August 31, 2004 by and among Crdentia and the investors listed on Schedule A thereto.

Effective April 4, 2006, the holders of our outstanding Series C convertible preferred stock and warrants to purchase Series C convertible preferred stock and Series B-1 convertible preferred stock exchanged such stock and warrants for an aggregate of 10,257,131 shares of common stock.

Makewell Agreement

In connection with the August 31, 2004 closing of a Term Loan Credit Facility provided to Crdentia by Bridge Opportunity Finance, LLC (“BOF”), Crdentia was required to enter into a Makewell Agreement (the “Makewell”) with MedCap, BOF and Bridge Healthcare Finance, LLC. Under the Makewell, MedCap agreed to contribute to the Company a cash amount equal to any “EBITDA Shortfall” (as defined in the Makewell). Such contributions were to be in the form of purchases of additional shares of Series C convertible preferred stock. The Makewell terminated in November 2004.

MedCap Loans

To fund working capital needs, in the third quarter of 2004 and the first quarter of 2005 the Company obtained loans in the aggregate amount of $1,450,000 from MedCap (collectively, the “Loans”). The Loans were payable upon demand, bore interest at the rate of five percent (5%) per annum and were evidenced by secured promissory notes. In connection with the Loans, MedCap was granted a subordinate security interest in all of the assets and property of the Company and its subsidiaries. The Loans plus accrued interest were repaid on March 29, 2005.

As an incentive to MedCap to provide the Loans, the Company issued 7,775 shares of common stock to MedCap.

To fund working capital needs, in November 2005 we obtained loans in the aggregate amount of $2,000,000 from MedCap (the “2005 Loans”). The 2005 Loans were payable upon demand, bore interest at the rate of five percent (5%) per annum and were evidenced by secured promissory notes. In connection with the 2005 Loans, MedCap was granted a subordinate security interest in all of the assets and property of the Company and its subsidiaries. The principal amount of the 2005 Loans, plus accrued interest, was surrendered as consideration for shares of common stock on December 30, 2005.

Issuance of Convertible Subordinated Promissory Notes

In September 2003, we issued $675,000 in principal amount of convertible subordinated promissory notes to six investors. We issued additional notes in the aggregate principal amount of $235,000 in September, October and December 2003. Subject to the conversion provisions set forth in the notes, the unpaid principal together with all accrued interest on the notes is due and payable in full one year following the issuance date of each such note. Interest accrues on the unpaid principal balance at a rate of ten percent (10%) per annum, simple interest, and is payable in quarterly payments.

Three of the purchasers of the notes included Joseph M. DeLuca, Robert P. Oliver and James D. Durham. Messrs. DeLuca and Oliver are former members of our Board of Directors and our audit committee. Messrs. DeLuca and Oliver purchased, together with an affiliate of Mr. DeLuca’s, notes in the aggregate principal amount of $125,000. Mr. Durham, a member of our Board of Directors and our Chairman and Chief Executive Officer, purchased a note in the principal amount of $50,000.

Effective September 2, 2004, Mr. DeLuca extended the maturity of his $50,000 convertible subordinated promissory note to March 2, 2005, and effective March 2, 2005, Mr. DeLuca extended the maturity of his convertible subordinated note to March 2, 2006. We subsequently paid $25,000 in principal outstanding under the note. Effective September 30, 2004, Crdentia issued 12,611 shares of Series B-1 convertible preferred stock in exchange for the cancellation of $758,640 in outstanding principal plus accrued and unpaid interest under certain of the convertible subordinated promissory notes. In November 2004 Crdentia paid the remaining $120,000 of outstanding principal and accrued and unpaid interest under the convertible subordinated promissory notes.

Acquisition of Nurses Network, Inc.

In October 2003, we completed our acquisition of Nurses Network, Inc., a California corporation, pursuant to an Agreement and Plan of Reorganization dated July 16, 2003, as amended on September 9, 2003. The aggregate merger consideration was equal to sixty percent of the sum of Nurses Network, Inc.’s revenue for the six consecutive fiscal quarters commencing with the fiscal quarter ending September 30, 2003 and was payable solely in shares of our common stock. Subject to the terms and conditions of the merger agreement, we made an advance closing payment of 39,361 shares of our common stock to the former stockholders of Nurses Network, Inc. at the closing. Robert Kenneth, a member of our Board of Directors, was a director, officer and stockholder of Nurses Network, Inc., and at closing 1,968 shares of common stock were issued to the Kenneth Family Trust U/A 3/11/87.

Two notes were due to the sellers of Nurses Network. The first note amounted to $64,000 and was due in three equal installments on October 2, 2004, October 2, 2005 and October 2, 2006. Interest was accrued at a financial institution’s Base Rate plus 1%. The second note, in the amount of $50,432 plus interest accrued at a financial institution’s Base Rate plus 1% was due and payable on July 2, 2004. Of the original note, $91,932 was payable to a member of the Company’s Board of Directors. Remaining amounts due on the notes were converted into shares of Series B-1 Preferred Stock in August 2004.

Separation Agreement and General Release of Claims

On January 7, 2006, we executed a Separation Agreement and a General Release of Claims with Pamela G. Atherton, our former President. The Separation Agreement provides Ms. Atherton with certain benefits in exchange for, among other things, her providing us with consulting services for a one year period (the “Severance Period”). Pursuant to the terms of the Separation Agreement, we agreed to continue to pay Ms. Atherton her current base salary of $175,000 per year during the Severance Period. In addition, we agreed to allow Ms. Atherton to continue to vest, during the Severance Period, (i) the options she holds to purchase 42,274 shares of our common stock and (ii) 13,331 restricted shares she holds. Unvested options remaining at the end of the Severance Period shall accelerate and vest in full.

Separation Agreement and General Release

In September 2004 we entered into a Separation Agreement and General Release with William S. Leftwich, our former Chief Financial Officer and Secretary. This agreement provides Mr. Leftwich with certain benefits in exchange for, among other things, our receipt of a general release of claims and his cooperation in helping us with the transition of his successor. Pursuant to the terms of the Separation Agreement, we agreed to continue to pay Mr. Leftwich his current base salary of $175,000 per year for a period of one month. In addition, we agreed to accelerate Mr. Leftwich’s vesting in twenty-five percent of the options he holds to purchase 11,050 shares of our common stock and agreed to provide Mr. Leftwich until September 10, 2005 in which to exercise the options. All of such options have expired unexecised.

Stock Purchase Agreement

On May 18, 2004, we and MedCap entered into a Stock Purchase Agreement pursuant to which we and MedCap agreed to purchase an aggregate of 176,601 shares of our common stock from certain of our stockholders. Under the Stock Purchase Agreement, MedCap purchased 101,601 shares of common stock for $762,010.50 on May 18, 2004. The remaining 75,000 shares of common stock were delivered to an escrow agent. These shares will be released from escrow as follows: (i) beginning on July 1, 2004 and continuing on the first day of each month through and including June 1, 2005, we, or our assign(s), shall pay $31,250 to the escrow agent, and the escrow agent shall cause 3,125 shares to be transferred to us or our assign(s); and (ii) beginning on July 1, 2005 and continuing on the first day of each month through and including June 1, 2006, we, or our assign(s), shall pay $46,875 to the escrow agent, and the escrow agent shall cause 3,125 shares to be released to us or our assign(s). The escrow agent shall distribute funds received from us, or our assign(s), to the stockholders who are parties to the Stock Purchase Agreement. For July, 2004 and December, 2004, we assigned our right to purchase under the Stock Purchase Agreement to an existing stockholder. Neither we nor our assignee purchased shares subsequent to December, 2004, and the escrow agent was authorized to return all remaining shares to the parties who initially tendered their shares to the escrow agent.

Employment, Bonus and Option Agreements with Executive Officers

We entered into an Employment Agreement with James D. Durham, our Chairman and Chief Executive Officer. For a description of the agreement, please see “Executive Compensation and Other Matters—Employment Contracts, Severance Agreements and Change of Control Arrangements.”

We entered into a Common Stock Purchase Agreement dated May 15, 2002 with Mr. Durham, pursuant to which Mr. Durham had the right to purchase, at a purchase price of $0.003 per share, up to a number of additional shares of our common stock equal to 25% of the aggregate number of additional shares of our common stock and other securities convertible into common stock issued or issuable in connection with any acquisitions we complete on or before August 7, 2004. We have issued an aggregate of 368,970 shares as consideration for our four completed acquisitions of Baker Anderson Christie, Inc., New Age Staffing, Inc., Nurses Network, Inc., PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. As a result of the completion of these acquisitions, Mr. Durham has the right to purchase up to 92,242 shares of our common stock at $0.0003 per share.

In December 2003, our Board of Directors approved certain modifications to our current equity arrangements with Mr. Durham. In connection with these modifications, Mr. Durham agreed to relinquish certain rights pursuant to the Common Stock Purchase Agreement to purchase additional shares of our common stock that accrue to him after December 31, 2003 in connection with acquisitions that occur either before or after December 31, 2003. With respect to Mr. Durham’s rights to purchase an additional 92,242 shares of Common Stock that accrued to him prior to such date, we agreed to extend Mr. Durham’s right to purchase such additional shares to fifteen years after the Vesting Expiration Date (as defined in the Common Stock Purchase Agreement). In consideration for Mr. Durham’s modification of his purchase right, our Board of Directors approved the issuance to him of an option (the “Option”) to purchase up to 233,333 shares of our common stock at an exercise price of $3.00 per share, which expires on December 31, 2018. Mr. Durham is fully vested in the Option, which is exercisable by him in accordance with the following schedule:  One hundred percent (100%) of the shares of our common stock subject to the Option shall be exercisable by Mr. Durham on December 31, 2008. Notwithstanding the foregoing, a certain number of shares of common stock subject to the Option may be exercised prior to December 31, 2008 upon the closing of certain acquisitions by us. In addition to the issuance of the Option, we also entered into a Bonus and Other Agreement with Mr. Durham pursuant to which we agreed to pay to Mr. Durham two cash bonuses in the amount of $540,000 on each of December 31, 2006 and January 4, 2007. The Bonus and Other Agreement was amended on November 17, 2005 to provide that Mr. Durham will receive two cash bonuses in the amount of $540,000 on each of December 31, 2008 and January 4, 2009.

Mr. Durham was granted an option to purchase 86,666 shares of common stock, at a price per share of $31.00, on August 3, 2004. This option is exercisable with respect to 43,333 shares and, due to the failure to satisfy certain vesting provisions, the option terminated with respect to the remaining 43,333 shares on December 31, 2004.

We entered into a Restricted Stock Bonus Agreements with Mr. Durham. For a description of these agreements, please see “Executive Compensation and Other Matters—Employment Contracts, Severance Agreements and Change of Control Arrangements.”

We entered into an Employment Agreement with Pamela G. Atherton, our President. For a description of the agreement, please see “Executive Compensation and Other Matters—Employment Contracts, Severance Agreements and Change of Control Arrangements.”

We entered into a Restricted Stock Issuance Agreement with Ms. Atherton dated November 1, 2002 and an Option Agreement dated December 16, 2003, pursuant to which she may receive accelerated vesting in the shares of common stock purchased thereby or underlying the option in the event that she is terminated within 18 months of our acquisition. For a description of such agreements, please see “Executive Compensation and Other Matters—Employment Contracts, Severance Agreements and Change of Control Arrangements.”

Ms. Atherton was granted an option to purchase 43,333 shares of common stock, at a price per share of $31.00, on August 3, 2004. This option is exercisable with respect to 21,666 shares and, due to the failure to satisfy certain vesting provisions, the option terminated with respect to the remaining 21,666 shares on December 31, 2004.

We entered into a Restricted Stock Bonus Agreement with Ms. Atherton. For a description of the agreement, please see “Executive Compensation and Other Matters—Employment Contracts, Severance Agreements and Change of Control Arrangements.”

We entered into an Employment Agreement with James J. TerBeest, our Chief Financial Officer. For a description of the agreement, please see “Executive Compensation and Other Matters—Employment Contracts, Severance Agreements and Change of Control Arrangements.”

We entered into a Restricted Stock Bonus Agreement with Mr. TerBeest. For a description of the agreement, please see “Executive Compensation and Other Matters—Employment Contracts, Severance Agreements and Change of Control Arrangements.”

Stock and Option Agreements with Directors

In May 2004 we issued the following options: (i) an option to purchase 833 shares of common stock to Mr. Oliver (a former director); (ii) an option to purchase 1,666 shares of common stock to Mr. DeLuca (a former director); (iii) an option to purchase 833 shares of common stock to Mr. Kenneth; and (iv) an option to purchase 833 shares of common stock to Mr. Toney; and (v) an option to purchase 833 shares of common stock to Mr. Herman.

In November 2005 we issued the following options: (i) an option to purchase 833 shares of common stock to Mr. Oliver (a former director); (ii) an option to purchase 833 shares to Mr. Kenneth; (iii) an option to purchase 833 shares to Mr. Herman; and (iv) an option to purchase 1,666 shares to Mr. DeLuca (a former director).

DESCRIPTION OF PROPERTY

We believe that our properties are adequate for our current needs. In addition, we believe that adequate space can be obtained to meet our foreseeable business needs. We currently lease office space in 14 locations, as identified in the chart below:

Location	Square Feet
Dallas, Texas (corporate headquarters and staffing administration)	16,522
San Francisco, California (staffing administration)	1,500
Detroit, Michigan (staffing administration)	3,700
Charlotte, North Carolina (staffing administration)	7,356
Houston, Texas (two locations for staffing administration)	2,868
Lubbock, Texas (staffing administration)	850
Odessa, Texas (staffing administration)	900
Birmingham, Alabama (staffing administration)	1,875
Nashville, Tennessee (subleased)	1,170
McKinney, Texas (staffing administration)	550
Temple, Texas (staffing administration)	346
Phoenix, Arizona (staffing administration)	1,534
Tucson, Arizona (staffing administration)	1,039

TOTAL	40,210

SELLING STOCKHOLDERS

The following table sets forth, as of April 4, 2006, the name of the selling stockholders, the number of shares of our common stock beneficially owned by such selling stockholders before and after this offering and the number of shares that may be offered pursuant to this prospectus. This information is based on information provided by or on behalf of the selling stockholders and, with regard to the beneficial holdings of the selling stockholders, is accurate only to the extent beneficial holdings information was disclosed to us by or on behalf of the selling stockholders. The selling stockholders and holders listed in any supplement to this prospectus, and any transferors, pledgees, donees or successors to these persons, may from time to time offer and sell, pursuant to this prospectus and any subsequent prospectus supplement, any and all of these shares or interests therein. Any supplement to this prospectus may contain additional or varied information about the selling stockholder and/or additional holders, and any of their transferors, pledgees, donees or successors, the names of natural persons with voting or investment control over the shares covered hereby, and the aggregate amount of the shares offered that is beneficially owned by each person. This information will be obtained from the selling stockholder and/or additional holders.

Shares listed under the column “Shares Offered by this Prospectus” represent the number of shares that may be sold by the selling stockholders pursuant to this prospectus. Pursuant to Rule 416 of the Securities Act of 1933, the registration statement of which this prospectus is a part also covers any additional shares of our common stock which become issuable in connection with such shares because of any stock split, stock dividend, or similar transaction which results in an increase in the number of outstanding shares of our common stock.

The information under the heading “Shares Beneficially Owned After the Offering” assumes the selling stockholder sells all of its shares covered hereby to unaffiliated third parties, that the selling stockholders will acquire no additional Crdentia Corp. common stock prior to the completion of this offering, and that any other shares of our common stock beneficially owned by the selling stockholders will continue to be beneficially owned. The selling stockholders may dispose of all, part or none of its shares.

For purposes of the table below, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options, warrants or issuable upon conversion of convertible securities currently exercisable or exercisable within 60 days from April 4, 2006 are deemed outstanding for computing the percentage ownership of the person holding the options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act of 1933 since the date on which it provided to us the information regarding its shares of common stock.

C. Fred Toney, a member of our Board of Directors, is the managing member of MedCap Management & Research, LLC, the general partner of MedCap Partners, L.P. Other than Vestal Venture Capital, which is an affiliate of a broker/dealer, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering			Shares Offered by		Shares Beneficially Owned After the Offering
	Number		Percent(1)	this Prospectus		Number	Percent
MedCap Partners, L.P.(2) 500 Third Street, Suite 535 San Francisco, CA 94107	10,869,540		77.21%	460,370		10,409,170	73.94%

Alpha Capital AG Pradafant 7, 9490 Furstentums Vaduz, Lichtenstein	218,750	(3)	1.59%	239,750	(4)	0	—

Vestal Venture Capital 6471 Enclave Way Boca Raton, FL 33496	41,666	(5)	*	45,666	(6)	0	—

Nite Capital LP 100 East Cook Avenue, Suite 201 Libertyville, IL 60048	52,083	(7)	*	57,083	(8)	0	—

Chestnut Ridge Partners LP 50 Tice Boulevard Woodcliff Lake, NJ 07677	208,333	(9)	1.51%	228,333	(10)	0	—

Whalehaven Capital Fund Limited c/o Research Capital 564-1055 Dunsmuir Street Four Bentall Centre Vancouver, BC V7X 1L4	312,500	(11)	2.27%	342,500	(12)	0	—

*                                         Less than one percent.

(1)                                  Percentage ownership is based on 14,078,523 shares of our common stock outstanding as of April 4, 2006.

(2)                                  C. Fred Toney has voting and dispositive power on behalf of MedCap Partners LP.

(3)                                  Includes 87,500 shares issuable upon conversion of an outstanding 8% Convertible Debenture and 131,250 shares issuable upon exercise of warrants currently outstanding. Konrad Ackerman has voting and dispositive power on behalf of Alpha Capital AG.

(4)                                  Includes 87,500 shares issuable upon conversion of an outstanding 8% Convertible Debenture; 21,000 shares issuable as interest on the 8% Convertible Debenture and 131,250 shares issuable upon exercise of warrants currently outstanding.

(5)                                  Includes 16,666 shares issuable upon conversion of an outstanding 8% Convertible Debenture and 25,000 shares issuable upon exercise of warrants currently outstanding. Allan Richard Lyons has voting and dispositive power on behalf of Vested Venture Capital.

(6)                                  Includes 16,666 shares issuable upon conversion of an outstanding 8% Convertible Debenture; 4,000 shares issuable as interest on the 8% Convertible Debenture and 25,000 shares issuable upon exercise of warrants currently outstanding.

(7)                                  Includes 20,833 shares issuable upon conversion of an outstanding 8% Convertible Debenture and 31,250 shares issuable upon exercise of warrants currently outstanding. Keith Goodman has voting and dispositive power on behalf of Nite Capital LP.

(8)                                  Includes 20,833 shares issuable upon conversion of an outstanding 8% Convertible Debenture; 5,000 shares issuable as interest on the 8% Convertible Debenture and 31,250 shares issuable upon exercise of warrants currently outstanding.

(9)                                  Includes 83,333 shares issuable upon conversion of an outstanding 8% Convertible Debenture and 125,000 shares issuable upon exercise of warrants currently outstanding. Kenneth Pasternak has voting and dispositive power on behalf of Chestnut Ridge Partners LP.

(10)                            Includes 83,333 shares issuable upon conversion of an outstanding 8% Convertible Debenture; 20,000 shares issuable as interest on the 8% Convertible Debenture and 125,000 shares issuable upon exercise of warrants currently outstanding.

(11)                            Includes 125,000 shares issuable upon conversion of an outstanding 8% Convertible Debenture and 187,500 shares issuable upon exercise of warrants currently outstanding. Evan Schemenaur, Arthur Jones and Jennifer Kelly have voting and dispositive power on behalf of Whalehaven Capital Fund Limited.

(12)                            Includes 125,000 shares issuable upon conversion of an outstanding 8% Convertible Debenture; 30,000 shares issuable as interest on the 8% Convertible Debenture and 187,500 shares issuable upon exercise of warrants currently outstanding.

DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

We are authorized to issue 160,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 2,750,000 shares have been designated Series A convertible preferred stock, 6,250,000 shares have been designated Series B convertible preferred stock, 100,000 shares have been designated Series B-1 convertible preferred stock and 325,000 shares have been designated Series C convertible preferred stock.

The following is a summary of the material terms of our capital stock. You should refer to our Restated Certificate of Incorporation, as amended, and Restated Bylaws and the agreements described below for more detailed information.

Common Stock

As of April 4, 2006, 14,078,523 shares of our common stock were outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to limitations under Delaware law and preferences that apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock. The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Preferred Stock

Series C Convertible Preferred Stock

As of April 4, 2006, no shares of our Series C convertible preferred stock were outstanding. Pursuant to the Certificate of Designations, Preferences and Rights of Series C Preferred Stock, holders of Series C convertible preferred stock were entitled to receive a dividend on each of September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 in an amount equal to 0.25 shares of common stock for each outstanding share of Series C convertible preferred stock held by them. In the event of any liquidation or winding up of the company, the holders of Series C convertible preferred stock will be entitled to receive in preference to the holders of our Series A convertible preferred stock, Series B convertible preferred stock, Series B-1 convertible preferred stock and common stock an amount equal to five times their initial purchase price, or $300.00 per share, plus any declared but unpaid dividends. Any remaining liquidation proceeds will thereafter be distributed on a pro rata basis to the holders, of our common stock and any other series of preferred stock expressly entitled to participate in such distribution. Unless previously voluntarily converted prior to such time, the shares of Series C convertible preferred stock will be automatically converted into common stock at an initial conversion ratio of ten (10) shares of common stock for each share of Series C convertible preferred stock upon the earlier of (i) the closing of an underwritten public offering of our common stock pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate net proceeds of at least $25 million, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C convertible preferred stock.

Series B-1 Convertible Preferred Stock

As of April 4, 2006, no shares of our Series B-1 convertible preferred stock were outstanding. Pursuant to the Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock, holders of Series B-1 convertible preferred stock were entitled to receive a dividend on each of September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 in an amount equal to 0.25 shares of common stock for each share of outstanding Series B-1 convertible preferred stock held by them. In the event of any liquidation or winding up of the company, the holders of the Series B-1 convertible preferred stock will be entitled to receive in preference to the holders of common stock an amount equal to their initial purchase price plus any declared but unpaid dividends. Any remaining liquidation proceeds will thereafter be distributed on a pro rata basis to the holders of the Series B-1 convertible preferred stock (on an as-if-converted into common stock basis), common stock and any other series of preferred stock expressly entitled to participate in such distribution, until the holders of Series B-1 convertible preferred stock shall have received, in the aggregate, an amount equal to five times the amount of their purchase price. Unless previously voluntarily converted prior to such time, the Series B-1 convertible preferred stock will be automatically converted into common stock at an initial conversion ratio of ten (10) shares of common stock for each share of Series B-1 convertible preferred stock upon the earlier of (i) the closing of an underwritten public offering of our common stock pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate net proceeds of at least $25 million, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B-1 convertible preferred stock.

Series B Convertible Preferred Stock

As of April 4, 2006, no shares of our Series B convertible preferred stock were outstanding. Pursuant to the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, holders of the Series B convertible preferred stock were entitled to receive a dividend on each of September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 in an amount equal to 0.00083 shares of common stock for each share of outstanding Series B convertible preferred stock held by them. In the event of any liquidation or winding up of the company, the holders of the Series B convertible preferred stock will be entitled to receive in preference to the holders of common stock an amount equal to their initial purchase price plus any declared but unpaid dividends. Any remaining liquidation proceeds will thereafter be distributed on a pro rata basis to the holders of the Series B convertible preferred stock (on an as-if-converted into common stock basis), common stock and any other series of preferred stock expressly entitled to participate in such distribution, until the holders of Series B convertible preferred stock shall have received, in the aggregate, an amount equal to five times the amount of their purchase price. Unless previously voluntarily converted prior to such time, the Series B convertible preferred stock will be automatically converted into common stock at an initial conversion ratio of one share of common stock for every thirty shares of Series B convertible preferred stock upon the earlier of (i) the closing of an underwritten public offering of our common stock pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate net proceeds of at least $25 million, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B convertible preferred stock.

Series A Convertible Preferred Stock

As of April 4, 2006, no shares of our Series A convertible preferred stock were outstanding. Pursuant to the Certificate of Designations, Preferences and Rights of Series A Preferred Stock, holders of Series A convertible preferred stock were entitled to receive a dividend on each of the three-month, six-month, nine-month and twelve-month anniversary of the date of the issuance in an amount equal to 0.004167 shares of common stock for each share of outstanding Series A convertible preferred stock held by them. In the event of any liquidation or winding up of the company, the holders of the Series A convertible preferred stock will be entitled to receive in preference to the holders of common stock an amount equal to their initial purchase price plus any declared but unpaid dividends and any remaining liquidation proceeds will thereafter be distributed on a pro rata basis to the holders of Series A convertible preferred stock (treated on an as-if-converted into common stock basis) and common stock until the holders of Series A convertible preferred stock shall have received, in the aggregate, an amount equal to three times the amount of their purchase price. Unless previously voluntarily converted prior to such time, the Series A convertible preferred stock will be automatically converted into common stock at an initial conversion ratio of approximately 0.167 shares of common stock for every one share of Series A convertible preferred stock of (i) the closing of an underwritten public offering of our common stock pursuant to a registration statement under the Securities Act of 1933, with aggregate net proceeds of at least $10 million, or (ii) one year from the date of the issuance of such shares.

Warrants

As of April 4, 2006, short term warrants to purchase 333,333 shares of our common stock were outstanding. Such warrants are exercisable for a period of 60 days from the effective date of the registration statement of which this prospectus is a part (subject to extension pursuant to their terms) at a price per share of $6.00.

As of April 4, 2006, long term warrants to purchase 166,666 shares of our common stock were outstanding. Such warrants are exercisable for a period of five years at a price of $7.50 per share.

The warrants provide for adjustment of the number and kind of securities purchasable upon their exercise, as well as for adjustment of the per share exercise price, upon the occurrence of certain specified events. These specified events include, without limitation, the payment by us of a dividend or a distribution on our common stock in shares of common stock, the consolidation or merger of us with another entity in which we are not the surviving entity, and the recapitalization, reclassification or reorganization of our capital stock.

Convertible Debentures

As of April 4, 2006 convertible debentures having a principal amount of $1,740,000 were outstanding, which were issued pursuant to a Securities Purchase Agreement dated January 6, 2006. The debentures are convertible into shares of common stock at $6.00 per share. Subject to the conversion provisions, the unpaid principal together with all accrued interest is due and payable on January 6, 2009. Interest accrues on the unpaid principal balance at a rate of 8.0% per annum, and is payable semi-annually in cash or common stock at our option.

Transfer Agent and Registrar; Market

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company. Our common stock is quoted on the OTC Bulletin Board, under the symbol “CRDT.”

PLAN OF DISTRIBUTION

Each selling stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•                  block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker dealer as principal and resale by the broker dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                  broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•                  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales.  Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Our independent auditor for the fiscal year ending December 31, 2002 was Sanford H. Feibusch.  Mr. Feibusch was dismissed as our independent auditor following the preparation of his report dated February 5, 2003 on our consolidated financial statements as of December 31, 2002, for the four months then ended and for the period from November 10, 1997 to December 31, 2002.  Pursuant to the recommendation of our Board of Directors and audit committee, we engaged BDO Seidman, LLP on April 28, 2003, and BDO Seidman, LLP reported on our financial statements for the fiscal year ended December 31, 2003 and reviewed our quarterly reports on Form 10-QSB filed for the first three fiscal quarters of the fiscal year ended December 31, 2004.  On January 13, 2005 we received a resignation letter from BDO Seidman, LLP.  On January 13, 2005 our audit committee approved, and our Board of Directors ratified, the engagement of KBA Group LLP as our independent auditors.  KBA Group LLP reported on our financial statements for the fiscal years ended December 31, 2004 and 2005.

The report of BDO Seidman, LLP on our financial statements for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  In addition, there were no disagreements at any time between Mr. Feibusch or BDO Seidman, LLP, as the case may be, and us on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mr. Feibusch or BDO Seidman, LLP, would have caused him or it to make reference to the subject matter of the disagreement in his or its report.  In addition, during the Company’s two most recent fiscal years ended December 31, 2004 and 2003 and through January 13, 2005, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-B.

During the fiscal years ended December 31, 2003 and 2004 and the subsequent interim period through January 13, 2005, we did not consult KBA Group LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters that were either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Morrison & Foerster LLP, San Diego, California.

EXPERTS

The financial statements for the years ended December 31, 2005 and 2004 appearing in this prospectus and registration statement have been audited by KBA Group LLP, independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering.  This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement.  For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement.  Statements contained in this prospectus about the contents or any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee.  Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 800-SEC-0330.  The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly and special reports, and other information with the SEC.  These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.

Report Of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Crdentia Corp.

We have audited the accompanying consolidated balance sheets of Crdentia Corp. (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crdentia Corp. as of December 31, 2005 and 2004 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has incurred net losses totaling $6,268,503 and $33,702,854 for the years ended December 31, 2005 and 2004, respectively, and has used cash flows from operating activities totaling $5,062,267 and $3,186,737 for the years ended December 31, 2005 and 2004, respectively. Additionally, at December 31, 2005, the Company’s current liabilities exceed their current assets by $6,493,181.  These conditions, among others described in Note 1 to the consolidated financial statements, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan with regard to these matters is also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from this uncertainty.

/s/ KBA Group LLP
KBA Group LLP
Dallas, Texas
March 17, 2006

CRDENTIA CORP.

Consolidated Balance Sheets

	December 31,
	2005	2004
Current assets:
Cash and cash equivalents	$434,921	$362,472
Accounts receivable, net of allowance for doubtful accounts of $275,000 in 2005 and $114,957 in 2004	4,566,975	2,908,403
Unbilled receivables	625,899	303,626
Other current assets	464,865	495,579
Total current assets	6,092,660	4,070,080

Property and equipment, net	418,837	293,600
Goodwill	22,977,377	12,974,973
Intangible assets, net	1,985,585	1,660,717
Other assets	518,001	837,061

Total assets	$31,992,460	$19,836,431

Current liabilities:
Revolving lines of credit	$4,672,096	$2,521,598
Accounts payable and accrued expenses	1,447,905	2,523,069
Accrued dividends on convertible preferred stock	800,748	1,027,254
Accrued employee compensation and benefits	980,005	554,945
Current portion of notes payable to lender, net of discount	1,147,634	2,049,816
Note payable to majority stockholder	—	400,000
Current portion of notes payable to sellers	3,215,490	184,948
Other current liabilities	309,463	100,017
Subordinated convertible notes	12,500	50,000
Total current liabilities	12,585,841	9,411,647

Notes payable to lender, less current portion, net of discount	1,149,833	-
Long term bonus payable	801,084	884,962
Other long-term liabilities	7,032	33,045

Total liabilities	14,543,790	10,329,654

Commitments and contingencies

Convertible preferred stock, 10,000,000 shares authorized:
Series A Convertible Preferred Stock
$0.0001 par value, no shares issued and outstanding at 2005 and 2004	—	—
Series B Convertible Preferred Stock
$0.0001 par value, 3,750,000 shares issued and outstanding at 2004 (liquidation preference of $750,000 in 2004)	—	750,000
Series B-1 Convertible Preferred Stock
$0.0001 par value, 93,043 shares issued and outstanding at 2004 (liquidation preference of $5,582,580 in 2004)	—	30,123,400
Series C Convertible Preferred Stock
$0.0001 par value, 183,028 shares issued and outstanding at 2005 and 52,501 shares issued and outstanding at 2004 (liquidation preference of $54,908,400 at 2005 and $15,750,300 at 2004)	10,020,048	1,070,510
Series C preferred stock warrants	839,555	2,079,910

Stockholders’ equity (deficit):
Common stock, par value $0.0001,
150,000,000 shares authorized at 2005 and 50,000,000 shares authorized at 2004; 35,157,658 shares issued in 2005 and 34,081,252 shares outstanding in 2005 and 14,202,883 shares issued and 13,126,477 shares outstanding in 2004	3,516	1,420
Additional paid in capital	114,313,614	68,447,288
Treasury stock, 1,076,406 shares at cost	—	—
Deferred stock compensation	(4,514,604)	(648,746)
Accumulated deficit	(103,213,459)	(92,317,005)
Total stockholders’ equity (deficit)	6,589,067	(24,517,043)

Total liabilities and stockholders’ equity (deficit)	$31,992,460	$19,836,431

The accompanying notes are an integral part of these consolidated financial statements.

CRDENTIA CORP.

Consolidated Statements of Operations

	Year Ended December 31,
	2005	2004
Revenue from services	$32,713,886	$23,018,389
Direct operating expenses	26,019,689	18,251,274
Gross profit	6,694,197	4,767,115

Operating expenses:
Selling, general, and administrative expenses	10,016,415	9,517,218
Loss on impairment of intangibles	—	1,800,000
Stock-based compensation	894,142	393,857
Total operating expenses	10,910,557	11,711,075

Loss from operations	(4,216,360)	(6,943,960)

Non-cash expense for conversion of debt	—	(24,541,000)
Interest expense, net	(2,052,143)	(2,217,894)

Loss before income taxes	(6,268,503)	(33,702,854)

Income tax expense	—	—

Net loss	$(6,268,503)	$(33,702,854)

Deemed dividend related to beneficial conversion feature on Series A convertible preferred stock	—	(1,000,000)
Deemed dividend related to beneficial conversion feature on Series B convertible preferred stock	—	(1,250,000)
Deemed dividend related to beneficial conversion feature on Series B-1 convertible preferred stock	—	(1,328,400)
Deemed dividend related to beneficial conversion feature on Series C convertible preferred stock	—	(1,070,510)
Non-cash preferred stock dividends	(4,627,951)	(3,635,699)

Net loss attributable to common stockholders	$(10,896,454)	$(41,987,463)

Basic and diluted loss per common share attributable to common stockholders	$(0.46)	$(5.23)

Weighted average number of common shares outstanding	23,698,476	8,033,725

The accompanying notes are an integral part of these consolidated financial statements.

CRDENTIA CORP.

Consolidated Statements of Stockholders’ Equity (Deficit)

	Common Stock		Additional Paid-In Capital	Deferred Stock Compensation	Accumulated Deficit	Total
	Shares	Amount

Balance, December 31, 2003	7,355,758	$736	$60,547,358	$(828,000)	$(54,978,452)	$4,741,642

Stock dividends on Convertible Preferred Stock	735,778	74	2,608,371	—	(3,635,699)	(1,027,254)

Common stock issued in acquisition of Arizona Home Health Care/ Private Duty Inc.	200,000	20	689,980	—	—	690,000

Conversion of Convertible Series A into Common Stock	4,583,333	458	2,733,279	—	—	2,733,737

Conversion of Convertible Series B into Common Stock	833,333	83	492,349	—	—	492,432

Conversion of Convertible Series B-1 into Common Stock	453,900	45	268,791	—	—	268,836

Issuance of term loan warrants	—	—	810,000	—	—	810,000

Benefit and deemed dividend of beneficial
conversion price of Series A convertible	—	—	1,000,000	—	—	1,000,000
preferred stock	—	—	(1,000,000)	—	—	(1,000,000)

Benefit and deemed dividend of beneficial
conversion price of Series B convertible	—	—	1,250,000	—	—	1,250,000
preferred stock	—	—	(1,250,000)	—	—	(1,250,000)

Benefit and deemed dividend of beneficial
conversion price of Series B-1 convertible	—	—	1,328,400	—	—	1,328,400
preferred stock	—	—	(1,328,400)	—	—	(1,328,400)

Benefit and deemed dividend of beneficial
conversion price of Series C convertible	—	—	1,070,510	—	—	1,070,510
preferred stock	—	—	(1,070,510)	—	—	(1,070,510)

Conversion of seller note to Common Stock	40,822	4	126,544	—	—	126,548

Other	(41)	—	170,616	179,254	—	349,870

Net Loss	—	—	—	—	(33,702,854)	(33,702,854)

Balance, December 31, 2004	14,202,883	1,420	68,447,288	(648,746)	(92,317,005)	(24,517,043)

	Common Stock		Additional Paid-In Capital	Deferred Stock Compensation	Accumulated Deficit	Total
	Shares	Amount

Stock dividends on Convertible Preferred Stock	2,521,742	252	4,854,205	—	(4,627,951)	226,506

Common stock issued in acquisition of Health Industry Professionals, LLC	1,283,684	129	2,601,471	—	—	2,601,600

Common stock issued to majority shareholder in connection with working capital loans	98,121	10	174,712	—	—	174,722

Conversion of Series B convertible preferred stock to common stock	1,250,000	125	749,875	—	—	750,000

Conversion of Series B-1 convertible preferred stock to common stock	9,304,300	930	30,122,470	—	—	30,123,400

Common stock issued in acquisition of Prime Staff and Mint Medical	165,042	17	287,247	—	—	287,264

Restricted stock issued to officers	3,700,000	370	6,289,630	(6,290,000)	—	—

Restricted stock forfeited	(900,000)	(90)	(1,529,910)	1,530,000	—	—

Compensation expense related to restricted stock and options issued to directors and employees	—	—	—	894,142	—	894,142

Common stock issued for cash, net of expenses	3,333,333	333	1,976,222	—	—	1,976,555

Common stock issued to settle liabilities	90,577	9	130,942	—	—	130,951

Common stock issued in connection with an acquisition earn-out	107,976	11	209,462	—	—	209,473

Net loss	—	—	—	—	(6,268,503)	(6,268,503)

Balance, December 31, 2005	35,157,658	$3,516	$114,313,614	$(4,514,604)	$(103,213,459)	$6,589,067

The accompanying notes are an integral part of these consolidated financial statements.

CRDENTIA CORP.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2005	2004
Operating activities
Net loss	$(6,268,503)	$(33,702,854)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of subordinated convertible note discounts	—	659,167
Amortization of lender note discounts	247,651	162,014
Amortization of debt issue costs	406,326	365,324
Amortization of long-term bonus payable	92,667	83,962
Adjustment related to change in due dates of long-term bonus	(176,545)	—
Non-cash stock based expense related to short-term borrowings	174,722	—
Non-cash stock based expense related to settlement of liabilities	130,951	—
Depreciation and amortization	959,281	1,019,461
Bad debt expense	175,162	44,264
Non-cash stock based compensation	894,142	393,857
Non-cash expense for conversion of debt	—	24,541,000
Loss on impairment of intangibles	—	1,800,000
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(788,887)	167,259
Unbilled receivables	(322,273)	(35,036)
Other assets and liabilities	213,143	(227,249)
Accounts payable and accrued expenses	(1,225,164)	1,603,962
Accrued employee compensation and benefits	425,060	(61,868)
Net cash used in operating activities	(5,062,267)	(3,186,737)

Investing activities
Purchases of property and equipment	(148,015)	(223,726)
Cash paid for acquisitions, net of cash received	(4,990,060)	(4,180,483)
Other	22,031	96,555
Net cash used in investing activities	(5,116,044)	(4,307,654)

Financing activities
Issuance of preferred stock	—	5,970,300
Exercise of warrants for Series C preferred stock, net of expenses	7,709,183	—
Issuance of common stock, net of expenses	1,976,555	—
Net increase/(decrease) in revolving lines of credit	1,209,108	(350,292)
Proceeds from notes payable to lender	—	2,697,802
Proceeds from note payable to majority stockholder	1,050,000	400,000
Repayment of notes payable to majority stockholder	(1,450,000)	—
Repayment of notes payable to lenders	—	(219,444)
Repayment of subordinated convertible notes	(37,500)	(120,000)
Repayment of notes payable to sellers	(184,948)	(825,465)
Debt issuance costs	(21,638)	(1,165,114)
Net cash provided by financing activities	10,250,760	6,387,787

Net increase (decrease) in cash and cash equivalents	72,449	(1,106,604)
Cash and cash equivalents at beginning of year	362,472	1,469,076
Cash and cash equivalents at end of year	$434,921	$362,472

The accompanying notes are an integral part of these consolidated financial statements.

Note 1.   Organization and Summary of Significant Accounting Policies

Organization

Crdentia Corp (the “Company”), a Delaware corporation, is a provider of healthcare staffing services in the United States.  Such services include travel nursing, per diem staffing, contractual clinical services and private duty home health care. The Company considers these services to be one segment. Each of these services relate solely to providing healthcare staffing to customers and the Company utilizes common systems, databases, procedures, processes and similar methods of identifying and serving these customers.

At the beginning of 2003, the Company was a development stage company with no commercial operations. During that year, the Company pursued its operational plan of acquiring companies in the healthcare staffing field and completed the acquisition of four operating companies. The companies acquired in 2003 – Baker Anderson Christie, Inc., New Age Nurses, Inc., Nurses Network, Inc., and PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp., which holds the limited partner and general partner interests in PSR Nurses, Ltd. – provide the foundation for future growth. During 2004, the Company completed the acquisitions of Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing, Inc.  On March 29, 2005, the Company acquired TravMed USA, Inc. and Health Industry Professionals, LLC. On May 4, 2005, the Company acquired Prime Staff, LP and Mint Medical Staffing Odessa.

The accompanying financial statements include the results of the wholly-owned subsidiaries discussed above from their respective dates of acquisition.  All intercompany transactions have been eliminated in consolidation.

On June 28, 2004, the Company executed a one-for-three reverse stock split of the outstanding shares of Common Stock.  All common share and per share information included in these financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  The most significant estimates relate to the allowance for doubtful accounts, the valuation and allocation of acquired intangible assets and goodwill, the stock valuation of the shares used to consummate the Company’s acquisitions, and the analysis of impairment of goodwill and other intangible assets.  Actual results could differ from those estimates.

Going Concern

The Company generated a net loss of $6,268,503 in 2005 and used cash in operations of $5,062,267 during 2005.  Additionally, although the Company ended 2005 with a significant working capital deficit of $6,493,181, it was able to secure additional funding during 2005 to finance its operations as it continued to execute its business plan to acquire and grow companies involved in healthcare staffing.  The Company will need to raise additional funds during the next twelve months to satisfy debt service requirements and working capital needs.  There is no assurance that the Company will be able to raise the amount of debt or equity capital required to meet its objectives.  The Company’s challenging financial circumstances may make the terms, conditions and cost of any available capital relatively unfavorable.  If additional debt or equity capital is not readily available, the Company will be forced to scale back its acquisition activities and its operations. This would result in an overall slowdown of the Company’s development.  The Company’s short-term need for capital may force it to consider and potentially pursue other strategic options sooner than it might otherwise have desired.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Management has taken a number of steps to address the financial performance of the Company and to achieve positive cash flow during 2006.  The Company replaced a portion of its debt with debt that has a lower interest rate, restructured the operating management team, and implemented programs to obtain cash flow savings. However, there can be no assurances that these programs will be successful.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, revolving lines of credit, and notes payable.  The Company believes the reported carrying amounts of its cash and cash equivalents, accounts receivable, and accounts payable approximates fair value, based upon the maturities and short-term nature of those instruments.  The Company believes that the fair value of the revolving lines of credit and notes payable approximates the fair value based on the terms and conditions the Company feels could be attained from other lenders.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of maturity to be cash equivalents.  At times, the Company’s cash balances may exceed the Federal Deposit Insurance Corporation (FDIC) insured limit of $100,000.  However, management presently believes that the risk of loss is not significant.  To date, the Company has not experienced any losses in such accounts.

Trade Receivables

Accounts receivable are uncollateralized customer obligations due under normal trade terms.  The Company provides services to various public and private medical facilities such as hospitals, prisons, and nursing care facilities. In addition, the Company provides home healthcare to individuals on a private pay arrangement or state funded insurance reimbursement.  Management performs continuing credit evaluations of the customers’ financial condition.

Senior management reviews accounts receivable on a regular basis to determine if any receivables will potentially be uncollectible. An allowance for doubtful accounts is recorded based upon management’s evaluation of current industry conditions, historical collection experience and other relevant factors which, in the opinion of management, require recognition in estimating the allowance. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Property and Equipment

Property and equipment is stated at cost.  Depreciation is provided by utilizing the straight-line method over the estimated useful life of the assets (generally three to ten years).  Amortization of leasehold improvements is provided on the straight-line method over the various lease terms or estimated useful lives, if shorter.  The cost of maintenance and repairs is charged to operations as incurred.

Long-Lived Assets

Long-lived assets, including property and equipment, are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable or whenever management has committed to a plan to dispose of the assets.  Such assets are carried at the lower of book value or fair value as estimated by management based on appraisals, current market value, and comparable sales value, as appropriate.  Long-lived assets affected by such impairment loss are depreciated or amortized at their new carrying amount over the remaining estimated life.  Assets to be sold or otherwise disposed are not subject to further deprecation or amortization.

Goodwill and Intangible Assets

Intangible assets other than goodwill consist of customer relationships and international nurse contracts and are presented net of accumulated amortization and are amortized over their respective useful lives estimated to be five years. Goodwill is assessed for impairment at least annually. The valuation of these intangibles is determined based upon valuations performed by third-party specialists and management’s best estimates of fair value.  As a result, the ultimate value and recoverability of these assets is subject to the validity of the assumptions used.

Income Taxes

The Company accounts for income taxes under the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax return. A valuation allowance is recorded, based on currently available information, when it is more likely than not that any or all of a deferred tax asset will not be realized.

Revenue Recognition

The Company recognizes revenue generally on the date the Company’s healthcare staff provides services to healthcare facilities or individuals in their home.  For certain permanent placement contracts, revenue is recognized at the completion of the guarantee period provided in the contract.

Unbilled receivables represent an estimate of revenue earned during the period in excess of amounts billed.

Stock-Based Compensation

As permitted under the provisions of Statement of Financial Accounting Standard (SFAS) No. 123, Accounting for Stock-Based Compensation, the Company continues to account for employee stock-based transactions under Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 Accounting for Stock-Based Compensation-Transition and Disclosure.  Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, of fair value of the Company’s stock over the exercise price.  Accordingly, no compensation cost has been recognized for its employee stock options in the financial statements, during the years ended December 31, 2005 and 2004, except as disclosed in subsequent footnotes, as the fair market value on the grant date approximates the exercise price.  SFAS 123 requires the Company to disclose pro forma net loss and loss per share as if the fair value method had been adopted.  Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period.  For non-employees, cost is also measured at the grant date, using the fair value method, but is actually recognized in the financial statements over the vesting period or immediately if no further services are required.  If the Company had elected the fair value method of accounting for employee stock-based compensation, compensation cost would be accrued at the estimated fair value of the stock award grants over the service period, regardless of later changes in stock prices and price volatility.  The date of grant fair values for options granted have been estimated based on the Black-Scholes pricing model with the assumptions identified in the following table:

	December 31,
	2005	2004

Dividend Yield	0	0
Volatility	93%-108%	134%-162%
Risk-Free Interest Rates	3.7%-4.5%	4.5%
Expected Lives in Years	4 years	1-10 years

The table below shows net loss per share attributable to common stockholders for 2005 and 2004 as if the Company had elected the fair value method of accounting for stock options.

	December 31,
	2005	2004

Net loss attributable to common stockholders as reported	$(10,896,454)	$(41,987,463)
Add: stock-based employee compensation in reported net income	894,142	179,254
Deduct: total stock-based employee compensation determined under fair value method for all awards	(1,054,322)	(2,354,388)

Proforma net loss attributable to common stockholders, as adjusted	$(11,056,634)	$(44,162,597)

Loss per share attributable to common stockholders:
Basic and diluted, as reported	$(0.46)	$(5.23)
Basic and diluted, pro forma	$(0.47)	$(5.50)

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation.  Statement 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows.  Generally, the approach in Statement 123R is similar to the approach described in Statement 123.  However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.  The company will adopt Statement 123R on January 1, 2006.

The Company is evaluating the impact of adopting SFAS 123R and expects that it will record non-cash stock compensation expense.  The adoption of SFAS 123R is not expected to have a significant effect on the Company’s financial condition or cash flows, but is expected to have a significant impact on its results of operations.  The future impact of the adoption of SFAS 123R cannot be predicted at this time because it will depend on the levels of share-based payments granted by the Company in the future.  However, had the Company adopted SFAS 123R in prior periods, the impact of the standard would have approximated the impact of SFAS 123 as described in the pro forma net loss attributable to common shareholders included above.

Earnings Per Share

Basic per share data has been computed on the loss attributable to common stockholders for each year divided by the weighted average number of shares of common stock outstanding for each year (excluding the restricted common stock issued to certain officers in May 2005 as discussed in Note 15).   Diluted earnings per common share include both the weighted average number of common shares and any common share equivalents such as convertible securities, options or warrants in the calculation.  As the Company recorded net losses for 2005 and 2004, common share equivalents outstanding would be anti-dilutive, and as such, have not been included in diluted weighted average shares outstanding.  Common share equivalents that were excluded in the 2005 calculations totaled 40,639,431.

New Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections–a Replacement of APB Opinion No. 20 and FASB Statement No. 3 (FAS 154).  FAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle.  FAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented using the new accounting principle.  FAS 154 is effective for accounting changes and corrections of errors in fiscal years beginning after December 15, 2005.  The Company will apply the requirements of FAS 154 on any changes in principle made on or after January 1, 2006.

Note 2.   Acquisitions

TravMed USA, Inc.

On March 29, 2005, the Company acquired TravMed USA, Inc. (“TravMed”) in exchange for $3,215,490 in cash, $3,215,490 in notes payable, and $125,650 of acquisition costs. The primary purpose of the acquisition was to enable the Company to expand its market share in the nurse staffing industry.  The following table summarizes the assets acquired and liabilities assumed as of the closing date:

Tangible assets acquired	$1,189,471
Customer related intangible assets	492,000
Goodwill	5,916,549
Total assets acquired	7,598,020
Liabilities assumed	1,041,390
Net assets acquired	$6,556,630

The acquisition was accounted for using the purchase method of accounting. Customer related intangible assets are being amortized over their estimated useful life of five years.  The purchase price allocated to customer relationships was determined by management’s estimate based on a consistent model for all acquisitions developed by a professional valuation group.  Goodwill represents the excess of merger consideration over the fair value of net assets acquired. The Company will be required to issue shares of its Common Stock to the former stockholders of TravMed should its results of operations exceed performance standards established in the merger agreement.  The goodwill acquired may not be amortized for federal income tax purposes.

Health Industry Professionals, LLC

On March 29, 2005, the Company acquired Health Industry Professionals, LLC (HIP) in exchange for $1,350,900 in cash, 1,283,684 shares of the Company’s Common Stock valued at $2,601,600, (determined by the average of $2.03 per share which approximates the trading value as quoted on the OTC Bulletin Board 3 days before and 3 days after the acquisition date), and $30,653 of acquisition costs. The primary purpose of the acquisition was to enable the Company to expand its market share in the nurse staffing market.  The following table summarizes the assets acquired and liabilities assumed as of the closing date:

Tangible assets acquired	$44,000
Customer related intangible assets	342,000
Goodwill	3,647,153
Total assets acquired	4,033,153
Liabilities assumed	50,000
Net assets acquired	$3,983,153

The acquisition was accounted for using the purchase method of accounting.  Customer related intangible assets are being amortized over their estimated useful life of five years.  The purchase price allocated to customer relationships was determined by management’s estimate based on a consistent model for all acquisitions developed by a professional valuation group.  Goodwill represents the excess of merger consideration over the fair value of net assets acquired. The Company will be required to issue shares of its Common Stock to the former stockholders of HIP should its results of operations exceed performance standards established in the merger agreement. The goodwill acquired may not be amortized for federal income tax purposes.

Prime Staff, LP and Mint Medical Staffing Odessa

On May 4, 2005, the Company acquired Prime Staff, LP and Mint Medical Staffing Odessa in exchange for $150,000 in cash, 165,042 shares of the Company’s Common Stock valued at $287,264 (determined by the average of $1.74 per share which approximates the trading value as quoted on the OTC Bulletin Board 3 days before and 3 days after the acquisition date), and $78,638 of acquisition costs. The primary purpose of the acquisition was to enable the Company to expand its market share in the nurse staffing market.  The following table summarizes the assets acquired and liabilities assumed as of the closing date:

Tangible assets acquired	$33,400
Customer related intangible assets	292,000
Goodwill	190,502
Total assets acquired	515,902
Liabilities assumed	—
Net assets acquired	$515,902

The acquisition was accounted for using the purchase method of accounting.  Customer related intangible assets are being amortized over their estimated useful life of five years.  The purchase price allocated to customer relationships was determined by management’s estimate based on a consistent model for all acquisitions developed by a professional valuation group.  Goodwill represents the excess of merger consideration over the fair value of assets acquired.  The goodwill acquired may not be amortized for federal income tax purposes.

Arizona Home Health Care/Private Duty, Inc.

On August 31, 2004, the Company acquired Arizona Home Health Care/Private Duty, Inc. (“AHHC”) in exchange for $3,900,000 in cash, 200,000 shares of the Company’s Common Stock valued at $690,000, (determined by the average of $3.45 per share as of the two days prior to and subsequent to the acquisition date as quoted on the OTC Bulletin Board), and $77,154 of acquisition costs. The primary purpose of the acquisition was to enable the Company to expand its market share in the nurse staffing industry. The following table summarizes the assets acquired and liabilities assumed as of the closing date:

Cash acquired	$35,000
Tangible assets acquired	76,853
Customer related intangible assets	705,487
Goodwill	3,849,814
Total assets acquired	4,667,154
Liabilities assumed	—
Net assets acquired	$4,667,154

The acquisition was accounted for using the purchase method of accounting. Customer related intangible assets are being amortized over their estimated useful life of five years.  Allocation of the excess of merger consideration over the fair value of assets acquired between goodwill and customer relationships was determined by management’s estimate based on a consistent model for all acquisitions developed by a professional valuation group. The goodwill acquired may not be amortized for federal income tax purposes.

Care Pros Staffing, Inc.

On August 13, 2004, the Company acquired Care Pros Staffing, Inc. in exchange for $275,000 in cash, $275,000 in notes payable and $39,706 of acquisition costs. The primary purpose of the acquisition was to enable the Company to expand its market share in the nurse staffing market.  The following table summarizes the assets acquired and liabilities assumed as of the closing date:

Cash acquired	$86
Tangible assets acquired	61,842
Customer related intangible assets	51,993
Goodwill	475,785
Total assets acquired	589,706
Liabilities assumed	—
Net assets acquired	$589,706

The acquisition was accounted for using the purchase method of accounting.  Customer related intangible assets are being amortized over their estimated useful life of five years.  Allocation of the excess of merger consideration over the fair value of assets acquired between goodwill and customer relationships was determined by management’s estimate based on a consistent model for all acquisitions developed by a professional valuation group.  The Company was required to issue common stock in 2005 in connection with an earn-out related to this acquisition.  The Company issued 107,976 shares valued at $209,473 (determined by the average of $1.94 per share based on the trading value as quoted on the OTC Bulletin Board).  The additional purchase price was recorded as an adjustment to goodwill.   The goodwill acquired may not be amortized for federal income tax purposes.

Unaudited Pro Forma Summary Information

The following unaudited pro forma summary approximates the consolidated results of operations as if all acquisitions had occurred as of the beginning of each period presented, after giving effect to certain adjustments, including amortization of specifically identifiable intangibles and interest expense.  The pro forma financial information does not purport to be indicative of the results of operations that would have occurred had the transactions taken place at the beginning of the periods presented or of future results of operations.

	December 31,
	2005	2004

Revenue from services	$38,999,007	$56,069,192

Net loss from operations	(6,002,339)	(32,164,121)

Net loss attributable to common stockholders	(8,365,318)	(40,448,730)

Basic and diluted net loss per common share attributable to common stockholders	(0.35)	(4.18)

Weighted-average shares of common stock outstanding	24,060,519	9,682,451

Note 3.   Concentration of Credit Risk

During 2005, no customer represented more than 10% of the Company’s revenues.  The Company’s top ten customers accounted for 23.9% of revenues in 2005.

During 2004, sales to one customer group, Rhode Island Hospital and Newport Hospital, represented approximately 16.3% of the Company’s revenues. In the third quarter of 2004, the Company experienced a decline in revenue at these facilities and travel nurse assignments have not been renewed to date. The Company’s top ten customers accounted for 48% of revenues in 2004.

Note 4.   Property and Equipment

Property and equipment consisted of the following:

	December 31,
	2005	2004

Leasehold improvements	$87,346	$87,346
Computers, office furniture and equipment	1,125,563	837,717
	1,212,909	925,063
Less accumulated depreciation and amortization	(794,072)	(631,463)
	$418,837	$293,600

Depreciation of property and equipment amounted to $158,149 in 2005 and $259,962 in 2004.

Note 5.   Goodwill and Other Intangible Assets

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.”  Under the new rules, goodwill and indefinite lived intangible assets are no longer amortized and will be reviewed annually for impairment or more frequently if events or circumstances indicate such assets may be impaired such as reductions in demand or significant economic slowdowns in the industry.  Intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives.

SFAS No. 142 requires the use of a two-step process to measure potential impairment.  In the first step, the fair values of the Company’s reporting units are compared to the units’ carrying amounts.  Reporting units with similar economic and operating characteristics may be combined into a single segment level evaluation.  If the fair value of a reporting unit exceeds its carrying cost, goodwill is not considered impaired.  If the carrying cost exceeds fair value, a second step is used to determine the amount of impairment.  The second step determines the implied fair value of goodwill for a reporting unit by applying the estimated fair value to the tangible and separately identifiable intangible assets of the reporting unit, with any remaining amount considered goodwill.

During 2005 and 2004, the Company completed the first step analysis under the requirements of the standard and determined that goodwill was not impaired.  The Company used an outside valuation firm to assist in developing the primary assumptions, such as projected cash flows and capitalization rates and to perform the valuation of the reporting unit.  The Company next evaluated its tangible and identifiable intangible assets and liabilities to estimate their fair values which indicated no impairment in 2005.

Due to the decline in revenue related to the loss of certain customers, including a significant customer relationship, and due to the impact of new immigration regulations limiting access to foreign nurses, the Company determined that certain intangibles were impaired in 2004.  As a result of this analysis, $1,800,000 was recorded as an impairment loss in 2004.

Goodwill and other intangible assets at December 31, 2005 and 2004 consist of:

	December 31,
	2005	2004

Goodwill	$22,977,377	$12,974,973

Customer relationships	3,038,480	$1,912,480
International nurse contracts	590,000	590,000
	3,628,480	2,502,480
Less accumulated amortization	(1,642,895)	(841,763)
Net other intangible assets	$1,985,585	$1,660,717

Following is a table of estimated amortization expense of other intangible assets for the next five years:

Year	Estimated Amortization Expense

2006	$662,967
2007	503,200
2008	376,700
2009	376,700
2010	66,018

Amortization expense of other intangible assets amounted to $801,134 in 2005 and $759,499 in 2004.

Note 6.   Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	December 31,
	2005	2004

Accounts payable	$825,986	$1,815,778
Accrued expenses	621,919	707,291

	$1,447,905	$2,523,069

Note 7.   Income Taxes

The Company did not record an income tax provision or benefit for 2005 or 2004. The difference between the recorded amount and the income tax benefit that would result based on statutory rates is caused primarily by the valuation allowance increase in each year.

At December 31, 2005, the Company had net operating loss carryfowards for federal and state income tax purposes of approximately $13,469,000 which expire in varying amounts beginning in 2019 through 2025. The Company has undergone an ownership change as defined in Section 382 of the Internal Revenue Code. Therefore, utilization of its tax net operating loss carryforwards incurred prior to August 2003 will be limited.

Deferred taxes are comprised of the following:

	December 31,
	2005	2004

Net operating loss carryforwards	$4,979,373	$3,127,550
Deferred compensation stock options and rights	19,958,238	19,627,674
Accrued bonuses	296,161	327,170
Intangibles	777,872	756,000
Other	174,483	54,132

Total deferred tax assets	26,186,127	23,892,526
Less: Valuation allowance	(26,186,127)	(23,892,526)

Net deferred tax assets	$—	$—

A reconciliation of the difference between the provision computed at the statutory federal tax rate and the Company’s effective tax rate is as follows (in thousands):

	December 31,
	2005	2004

Provision computed at statutory federal tax rate	$(2,131,291)	$(11,458,970)
Permanent differences	21,175	8,857,448
State tax expense	(124,116)	(667,316)
Other	(59,369)	(72,162)
Increase in valuation allowance	2,293,601	3,341,000

Income tax expense (benefit)	$—	$—

The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results.

Note 8.   Revolving Lines of Credit

On June 16, 2004, the Company entered into a Loan and Security Agreement with Bridge Healthcare Finance, LLC, pursuant to which the Company obtained a revolving credit facility up to $15,000,000 (the “Loan”).  During the first quarter of 2005, the Loan was reduced to $10,000,000 permitting the Company to lower its effective interest rate through lower unused line fees.  The Loan had an original term of three years and bears interest at a rate equal to the greater of three percent (3.0%) per annum over the prime rate or nine and one-half percent (9.5%) per annum (10.25% at December 31, 2005).  Interest is payable monthly.  Accounts receivable serves as security for the Loan and the Loan is subject to certain financial and reporting covenants.  Customer payments are used to repay the advances on the Loan after deducting charges for interest expense, unused line and account management fees.  Except in certain limited circumstances, the Loan cannot be prepaid in full without the Company incurring a significant prepayment penalty.  The financial covenants are for the maintenance of minimum tangible net worth, minimum debt service coverage ratios, minimum EBITDA, maximum capital expenditure limits and maximum operating lease obligations. In May 2005 the Company renegotiated covenants related to the Loan;  however, at December 31, 2005, the Company was not in compliance with the revised covenants.  Bridge Healthcare Finance, LLC waived compliance with the covenants for 2005.  The Company was charged fees by Bridge for various compliance violations and related waivers granted during 2005.  The Loan includes events of default (with grace periods as applicable) and provides that, upon the occurrence of certain events of default, payment of all amounts payable under the Loan, including the principal amount of, and accrued interest on, the Loan may be accelerated.  There are also cross default provisions between the Loan and the Term Loan discussed in Note 9.  The outstanding balance on the Loan is $4,072,096 at December 31, 2005 (excluding the over-advance of $600,000 described below), which represents the total availability under the line relative to the amount of receivables outstanding at that date.  The maturity date of the Loan was extended for an additional year through June 2008.  The prepayment penalty discussed above is applicable for the one-year extension period except the amount is reduced in the event of a change in control of the Company.

During the third quarter of 2005, Bridge Healthcare Finance, LLC made a $600,000 credit line available to the Company in the form of an over-advance on the Company’s Loan.  The line of credit was used as necessary to pay certain remaining amounts due on acquisitions completed in March 2005 and for working capital purposes.  The line accrued interest at the Loan rate discussed above.  The $600,000 has been completely drawn down at December 31, 2005, and was repaid in January 2006.  As additional consideration for the line, the Company was required to pay a monthly fee of $15,000 through December 31, 2005.

Note 9.   Notes Payable to Lender

Pursuant to a loan agreement dated August 31, 2004, the Company obtained a term loan credit facility (“Term Loan”) in the amount up to $10,000,000 from Bridge Opportunity Finance, LLC, an affiliate of Bridge Healthcare Finance, LLC. The Company may obtain loans under the agreement to fund permitted acquisitions.  Any loans obtained under the Term Loan are due and payable in full on August 31, 2007 and bear interest at the rate of fifteen and one-quarter percent (15.25%) per annum.  Interest is payable monthly.  The Term Loan is secured by all assets of the Company.  On August 31, 2004, the Company received proceeds from the Term Loan of $2,697,802 for the acquisitions of Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing, Inc.  To date, this is the only advance received under the Term Loan and no principal payments have been made by the Company to reduce this amount.

The Term Loan provides that the Company shall issue warrants to purchase shares of Common Stock to the lender up to 12% of the Company’s overall capitalization on the date of borrowing. On August 31, 2004, the Company issued warrants to purchase 905,775 shares of Common Stock at a price of $3.15 per share in connection with the first borrowing under the credit facility.  As a result, the Term Loan has been recorded net of a discount of $810,000 which represents the estimated fair market value related to the warrants at the date of issuance.  The discount is being amortized to interest expense over the life of the Term Loan.  Amortization of the discount totaled approximately $248,000 in 2005 and $162,000 in 2004.

Except in certain limited circumstances, the Term Loan cannot be prepaid in full without the Company incurring a significant prepayment penalty.  The Term Loan also contains certain financial covenants, including the maintenance of minimum tangible net worth, minimum debt service coverage ratios, minimum EBITDA, maximum capital expenditure limits and maximum operating lease obligations. At March 31, 2005, the Company was out of compliance with certain financial covenants of the Term Loan, for which a waiver was received from the lender. In May 2005 the Company renegotiated covenants related to the term loan; however, at December 31, 2005, the Company was not in compliance with the revised covenants.  Bridge Healthcare Finance, LLC waived compliance with the covenants for 2005.  The Company was charged fees by Bridge for various compliance violations and related waivers granted during 2005.  Subsequent to December 31, 2005, 50% of the Term Loan was repaid with proceeds from a $2 million convertible debenture financing discussed in Note 20.  The debentures have a three year term.  Accordingly, 50 % of the Term Loan and the related debt discount has been classified as a long-term liability at December 31, 2005 as this portion has been replaced with debt that does not require principal payments in the next 12 months.  The Term Loan includes events of default (with grace periods as applicable) and provides that, upon the occurrence of certain events of default, payment of all amounts payable under the Term Loan, including the principal amount of, and accrued interest on, the Term Loan may be accelerated.  There are also cross default provisions between the Term Loan and the Loan.

The Term Loan as presented in the accompanying balance sheet is as follows:

	Classified as short-term	Refinanced with debentures and classified as long-term	Total

Face amount of the loan	$1,347,802	$1,350,000	$2,697,802
Discount	(200,168)	(200,167)	(400,335)

Notes payable to lender, net of discount	1,147,634	$1,149,833	$2,297,467

Under terms of the 2006 debentures, the entire face amount of $1,350,000 classified as long-term now has a future scheduled maturity of 2009.

Note 10. Notes Payable to Stockholders

On November 29, 2004, MedCap Partners L.P. (“MedCap”), the Company’s majority stockholder, loaned the Company $400,000 for working capital purposes.  During the first quarter of 2005, the Company borrowed an additional $1,050,000 from the majority stockholder for working capital purposes.  The notes required interest at 5% and were payable on demand.  These notes plus accrued interest were repaid on March 29, 2005.  As an incentive to the majority stockholder to provide the working capital until acquisitions were consummated or until an equity transaction was completed, the Company issued 98,121 shares of common stock to the majority stockholder at the current trading value.  The related expense of $174,722 has been recorded as interest expense in the accompanying statement of operations for 2005.   C. Fred Toney, a member of the Company’s board of directors, is the managing member of MedCap Management & Research LLC, the general partner of MedCap.

Note 11. Subordinated Convertible Notes

During 2003, the Company issued $910,000 in Convertible Subordinated Promissory Notes (the “Notes”) to twelve investors. Subject to the conversion provisions set forth in the Notes, the unpaid principal together with all accrued interest on the Notes is due and payable in full one year following the issuance date of each such note (from September to December, 2004). Interest accrues on the unpaid principal balance at a rate of ten percent (10%) per annum, simple interest, and is payable in quarterly payments.  The notes are convertible to Common Stock at the holder’s option, prior to the due date, at an initial conversion price of $1.50 per share. The conversion price was subsequently adjusted to $1.00 per share upon the issuance of the Series A Convertible Preferred Stock.  The Company recorded a beneficial conversion charge of $910,000 which represents the lesser of the proceeds or beneficial conversion feature of $2.0 million.  The beneficial conversion was calculated as the difference between the conversion price and the Company’s Common Stock market price at the date the note proceeds were received.  The beneficial conversion charge is amortized over the one year life of the notes, resulting in interest expense of $659,167  for the year ended December 31, 2004.

On September 30, 2004, $740,000 of the principal amount of the Notes plus accrued interest was converted into 12,642 shares of Series B-1 Convertible Preferred Stock.  The holders of such notes included the Company’s Chairman and Chief Executive Officer, a member of the Company’s Board of Directors and MedCap.  On November 16, 2004, $120,000 of the principal amount of the Notes plus accrued interest was repaid.  The remaining $50,000 of the Notes was due on March 7, 2005. This $50,000 note was extended in March 2005 to be repaid with principal and interest payments on June 2, 2005, September 2, 2005, December 2, 2005 and March 2, 2006.   At December 31, 2005, the outstanding balance of the Note was $12,500.

Note 12. Notes Payable to Sellers

As partial consideration for the acquisition of New Age Staffing, Inc. on September 22, 2003, the Company issued a note to the sellers with the principal amount of $1,385,000 which was payable in equal installments of $65,952, beginning January 31, 2004, for 21 months plus interest at 4%.  Remaining amounts due on the note were converted to stock as discussed below.

There are two notes to the sellers of Nurses Network, the first in the amount of $64,000 was due in three equal installments on October 2, 2004, October 2, 2005 and October 2, 2006. Interest was accrued at a financial institution’s Base Rate plus 1%.  The second note, in the amount of $50,432 plus interest accrued at a financial institution’s Base Rate plus 1% was due and payable on July 2, 2004. Remaining amounts due on the note were converted to stock as discussed below.

The Company assumed two notes in the acquisition of the PSR entities, one with a balance of $188,911, which is based on outstanding credit card balances owed by the previous seller.  The Company will make at least minimum payments on the credit card balances until they are paid in full.  The second note had a principal amount of $2,525,000 and was due to a previous owner of the business.  Interest only payments were payable each month at a rate of 8%. Principal and interest payments due monthly were to begin on December 1, 2004 for eight years. Remaining amounts due on these notes were converted to stock as discussed below.

A note to a seller of the PSR entities with a principal amount of $1,200,000 was payable monthly over a three year period beginning November 30, 2003 at an interest rate of 12%. Remaining amounts due on the note were converted to stock as discussed below.

On August 9, 2004, holders of approximately $2.2 million of the notes payable and accrued interest to selling shareholders accepted a cash payment of $225,000 to reduce the principal outstanding and converted their remaining balance to common and preferred stock. Approximately $127,000 of the seller notes converted to Common Stock (40,822 shares at $3.10 per share price) and $1.8 million converted to Series B-1 Convertible Preferred Stock (29,990 shares at $60.00 per share price). Approximately $1.0 million of the notes were with an employee and approximately $96,000 of the notes were with a member of the Company’s Board of Directors.  The conversion was recorded as an inducement and as a result of the fair market value of the preferred stock issued to convert the debt, approximately $7.5 million was recorded as a non-cash expense for conversion of debt in the accompanying statement of operations.

During November 2004, the Company entered into an agreement to convert approximately $2.7 million of Seller Notes and accrued interest to Series B-1 Convertible Preferred Stock.  As a result, the Company issued 45,450 shares of Series B-1 Convertible Preferred Stock.  The conversion was recorded as an inducement and as a result the Series B-1 was recorded at fair market value on the date of issuance totaling $19.8 million.  As a result of the fair market valuation, approximately $17.0 million was recorded as a non-cash expense for conversion of debt on the accompanying statement of operations.

Four notes to the sellers of Care Pros Staffing, Inc. totaling $275,000 are payable in monthly installments over one year from August 13, 2004 and bear interest at the rate of 5% per year.  These notes were paid in full during 2005.

As partial consideration for the acquisition of TravMed USA, Inc. on March 29, 2005, the Company issued unsecured subordinated notes to the former TravMed stockholders in the total amount of $3,215,490. The notes are three-year convertible notes bearing interest at 7.75%.  Monthly interest payments are required for the first six months followed by principal and interest payments the next thirty months to fully repay the debt. Since October 31, 2005, the Company has not made debt service payments required by terms of these notes payable to sellers since claims have been asserted against the sellers of TravMed for breach of non-competition/solicitation agreements, breach of fiduciary duty, tortious interference with existing and prospective contracts and business relations, and declaratory relief Accordingly, the Company received a notice of default in early November 2005 and the due date of the notes has been accelerated such that the entire balance of the notes payable to sellers is due.  The Company has six months to cure the default.  If cured, payment due dates revert back to the original non-accelerated terms.  The default under the notes payable to sellers triggers defaults under the Loan and Term Loan discussed in Notes 8 and 9.  Also, as a result of this default, Bridge Healthcare Finance, LLC has an option to discontinue making revolving credit loans to the Company on receivables of TravMed.  Bridge Healthcare Finance, LLC waived their right to exercise this option during 2005.  Because of the uncertainty surrounding repayment of these notes, the Company has classified all of the balance as a current liability on the accompanying balance sheet.

Note 13. Long Term Bonus Payable

On December 16, 2003, the Board of Directors granted the Chief Executive Officer two cash bonuses in the amount of $540,000 each with initial terms of December 31, 2006 and January 4, 2007. Terms of the bonuses were revised in 2005 to extend payment dates to December 31, 2008 and January 4, 2009.  The present value of these bonuses has been recorded at the Company’s estimated incremental cost of borrowing of 10%, and the resulting reduction of $176,545 in the present value of the obligation on the date the extensions were agreed to during 2005 was recorded as a reduction of selling, general and administrative expenses in the accompanying statement of operations for 2005.

Note 14. Convertible Preferred Stock

Convertible Preferred Stock Issued and Outstanding

The Company is authorized to issue 10,000,000 shares of preferred stock at a par value of $0.0001. The holders of the convertible preferred stock have the right to require the Company to redeem any or all of its outstanding preferred shares upon a change of control or certain other contingent events that could be outside the control of the Company.  Thus, convertible preferred stock is carried outside of permanent equity in the mezzanine section of the Company’s balance sheet.  At December 31, 2005 and 2004 there are shares issued and outstanding consisting of the following:

	December 31, 2005		December 31, 2004
	Shares Issued	Shares Outstanding	Shares Issued	Shares Outstanding

Series A Convertible Preferred Stock	—	—	—	—
Series B Convertible Preferred Stock	—	—	3,750,000	3,750,000
Series B-1 Convertible Preferred Stock	—	—	97,582	93,043
Series C Convertible Preferred Stock	183,028	183,028	52,501	52,501

The conversion price of all Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of Common Stock in consideration of an amount less than the then—effective conversion price.

All Convertible Preferred Shares issued and outstanding are convertible currently at the option of the holder. The Company has evaluated the potential effect of any beneficial conversion terms related to convertible instruments. As a result, the convertible instruments may have a carrying amount that differs significantly from its redemption amount. In such cases, the difference between the carrying amount and the redemption amount (limited to the actual proceeds received) is recorded as a beneficial conversion feature and deducted as a deemed dividend in determining net loss attributable to common stockholders. The table below summarizes the redemption requirements and beneficial conversion of the Convertible Preferred Shares outstanding at December 31, 2005:

Shares of Convertible Preferred Stock	Shares Outstanding	Carrying Amount	Common Shares Issuable Upon Conversion	Beneficial Conversion Recorded at Issuance

C	183,028	$10,020,048	1,830,280	$1,070,510

Series A Convertible Preferred Stock (Series A)

The holders of the Series A Convertible Preferred Stock (Series A) were entitled to receive, when declared by the Board of Directors, a quarterly dividend in the amount equal to ..025 shares of Common Stock for each share of outstanding Series A held by them. The Series A automatically converted into Common Stock, unless previously voluntarily converted prior to such time, at a conversion ratio of one share of Common Stock for three shares of Series A, one year from the date of issuance of such shares.  The holders of Series A were granted registration rights by the Company.  Once the Series A converted into Common Stock, the Company is obligated to register the Common Stock on a “best efforts” basis.

On December 17, 2003, the Company issued an aggregate of 1,750,000 shares of Series A at a per share price of $1.00 to two investors, which included MedCap Partners L.P. The Company recorded a deemed dividend due to the beneficial conversion price of $1,750,000 which represents the lesser of the proceeds or the beneficial conversion feature of $5.2 million.

On February 4, 2004, the Company issued an additional 1,000,000 shares of Series A at a per share price of $1.00 to MedCap Partners L.P. The Company recorded a deemed dividend due to the beneficial conversion price of $1,000,000 which represents the lesser of the proceeds or the beneficial conversion feature of $2.5 million.

On April 8, 2004 the Board of Directors declared a dividend to the Series A stockholders equal to .025 shares of Common Stock for each holder of Series A. As a result, 22,917 shares of Common Stock were issued on May 26, 2004.

The Series A dividend amount was adjusted to .04167 shares of Common Stock as a result of (i) the issuance of shares of Series B Convertible Preferred Stock on June 16, 2004 at a price per share of $2.00, and (ii) the reverse stock split effected by the Company as of the close of business on June 28, 2004.

On September 30, 2004 the Board of Directors declared a dividend and distribution to the Series A stockholders. The dividend and distribution consisted of quarterly dividends that were payable on June 16, 2004, September 16, 2004 and December 16, 2004 in consideration for early conversion of the Series A into Common Stock. As a result, 343,750 shares of Common Stock were issued on September 30, 2004 related to the dividend and distribution.

On September 30, 2004, the holders of Series A converted into 4,583,333 shares of Common Stock.

Series B Convertible Preferred Stock (Series B)

The holder of the Series B is entitled to receive a quarterly dividend in an amount equal to .00833 shares of Common Stock for each share of outstanding Series B held by them. In the event of any liquidation or winding up of the Company, the holder of the Series B shares will be entitled to receive in preference to the holders of Common Stock, and any other series of Preferred Stock, an amount equal to the amount of their purchase price. The Series B is convertible at the option of the holder into common shares at an initial conversion ratio of one share of Common Stock for three shares of Series B.  The conversion ratio upon voluntary conversion is subject to adjustment under certain circumstances.  Unless previously voluntarily converted prior to such time the Series B shares will be automatically converted into Common Stock at a conversion ratio of one share of Common Stock for three shares of Series B upon the earlier of the closing of an underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate net proceeds of at least $25 million, or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B.

On June 16, 2004, the Company issued 6,250,000 shares of Series B at a per share price of $0.20 to MedCap Partners L.P.  The Company recorded a deemed dividend due to the beneficial conversion price of $1,250,000 which represents the lesser of the proceeds or the beneficial conversion feature of $3.2 million.

On September 30, 2004 the Board of Directors declared a dividend and distribution to the Series B holder. The dividend and distribution consisted of quarterly dividends that were payable on September 30, 2004, December 31, 2004, March 31, 2005 and June 30, 2005 in consideration for early conversion of the Series B into Common Stock. As a result, 114,583 shares of Common Stock were issued on September 30, 2004 related to the dividend and distribution.  On March 22, 2005, the Board of Directors declared a dividend to the Series B holder.  The dividend consisted of quarterly dividends that were payable on December 31, 2004 which had an estimated fair value of $81,218 and quarterly dividends that were payable on March 31, 2005 which had an estimated fair value of $59,375.  The dividends were paid through the issuance of 62,500 shares of common stock during March 2005.

On September 30, 2004, the holder converted 2,500,000 shares of Series B into 833,333 shares of Common Stock.

On March 29, 2005, the holder voluntarily converted 3,750,000 shares of Series B into 1,250,000 shares of Common Stock.

Series B-1 Convertible Preferred Stock (Series B-1)

The holders of the Series B-1 are entitled to receive a quarterly dividend in an amount equal to 2.5 shares of Common Stock for each share of outstanding Series B-1 held by them. If any dividend is declared on the Common Stock, the holders of the Series B-1 will be entitled to receive dividends out of the legally available funds as if each share of Series B-1 had been converted to Common Stock. The holders of the Series B-1 have the right, at the option of the holder at any time, to convert shares of the Series B-1 into shares of the Company’s Common Stock at an initial conversion ratio of one hundred shares of Common Stock for each one share of Series B-1. The Series B-1 is convertible at the option of the holder into common shares at an initial conversion ratio of one hundred shares of Common Stock for each share of Series B-1.  The conversion ratio upon voluntary conversion is subject to adjustment under certain circumstances.  Unless previously voluntarily converted prior to such time the Series B-1 shares will be automatically converted into Common Stock at an initial conversion ratio of one hundred shares of Common Stock for each share of Series B-1 upon the earlier of the closing of an underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate net proceeds of at least $25 million, or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B-1.

On August 9, 2004, the Company issued 3,750 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to an investor for cash proceeds of $225,000.  The Company recorded a deemed dividend due to the beneficial conversion price of $225,000 which represents the lesser of the proceeds or the beneficial conversion feature of $937,500.

Also on August 9, 2004, the Company issued 4,166 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to the Company’s Chairman and Chief Executive Officer for cash proceeds of $249,960. The Company recorded a deemed dividend due to the beneficial conversion price of $249,960 which represents the lesser of the proceeds or the beneficial conversion feature of $1.0 million.

On August 9, 2004, the Company issued 29,990 shares of Series B-1 Convertible Preferred Stock, issued 40,822 shares of Common Stock and paid approximately $225,000 in cash in exchange for the cancellation of all the outstanding principal and accrued and unpaid interest under certain promissory notes (Seller Notes) that were issued in 2003 in connection with the purchase of certain subsidiaries. Portions of the Seller Notes were held by a current employee who was a former owner of the subsidiary purchased and by a member of the Company’s Board of Directors. See discussion of the Seller Notes in Note 12.  The conversion was recorded as an inducement and the Series B-1 was recorded at fair market value on the date of issuance of $9.3  million.  As a result of the fair market valuation, approximately $7.5 million was recorded as a loss on the conversion of debt.

On September 30, 2004, the Company issued 12,642 shares of Series B-1 Convertible Preferred Stock in exchange for the conversion of $758,640 in outstanding principal plus accrued and unpaid interest under certain Convertible Subordinated Promissory Notes (Notes) issued in 2003. The holders of such Notes included the Company’s Chairman and Chief Executive Officer, a member of the Company’s Board of Directors and an entity whose managing member is also on the Company’s Board of Directors. The Company recorded a deemed dividend due to the beneficial conversion price of $758,640 which represents the lesser of the cancelled principal and accrued interest or the beneficial conversion feature of $3.7 million.

On August 31, 2004, the Company issued MedCap Partners L.P. a warrant to purchase 6,000 shares of Series B-1 Convertible Preferred Stock for $60 per share for five years.

On September 30, 2004, the Board of Directors declared a dividend and distribution to the Series B-1 holders. The dividend and distribution consisted of quarterly dividends that were payable on September 30, 2004. Additionally, the Board of Directors declared a distribution equal to the dividends that would have been payable on December 31, 2004, March 31, 2005 and June 30, 2005 in consideration for certain shareholders electing early conversion of the Series B-1 into Common Stock.  As a result, 157,203 shares of Common Stock were issued on September 30, 2004 related to the dividend and distribution.  On March 22, 2005, the Board of Directors declared a dividend to the Series B-1 holders.  The dividend consisted of quarterly dividends that were payable on December 31, 2004 which had an estimated fair value of $604,780 and quarterly dividends that were payable on March 31, 2005 which had an estimated fair value of $441,940.  The dividends were paid through the issuance of 465,200 shares of common stock during March 2005.

On September 30, 2004, certain holders of 4,112 shares of Series B-1 converted their shares into 411,200 shares of Common Stock.  On October 19, 2004, a holder of 427 shares of Series B-1 converted his shares into 42,700 shares of common stock.

As discussed in Note 12, on November 10, 2004, the Company entered into an agreement to convert approximately $2.7 million of Seller Notes and accrued interest to Series B-1 Convertible Preferred Stock.  As a result, the Company issued 45,450 shares of Series B-1 Convertible Preferred Stock.  The conversion will be recorded as an inducement and the Series B-1 will be recorded at fair market value on the date of issuance of $19.8 million.  As a result of the fair market valuation, approximately $17.0 million will be recorded as a loss on the conversion of debt.

On December 16, 2004, the Company issued 1,582 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to investors for cash proceeds of $94,920.  The Company recorded a deemed dividend due to the beneficial conversion price of $94,920 which represents the lesser of the proceeds or the beneficial conversion feature of $447,962.

On March 29, 2005, holders of all of the Convertible Preferred Series B-1 voluntarily converted their 93,043 shares of preferred Series B-1 into 9,304,300 shares of Common Stock.

Series C Convertible Preferred Stock (Series C)

The holders of Series C are entitled to receive, when declared by the Board of Directors, a dividend on each quarter end beginning September 30, 2004 and ending December 31, 2005 in an amount equal to 2.5 shares of Common Stock for each share of outstanding Series C held by them. In the event of any liquidation or winding up of the Company, the holders of the Series C will be entitled to receive in preference to the holders of Common Stock an amount equal to five times their initial purchase price plus any declared but unpaid dividends and any remaining liquidation proceeds will thereafter be distributed on a pro rata basis to the holders of the Company’s Common Stock and any other series of Preferred Stock expressly entitled to participate in such distribution.  The Series C is convertible at the option of the holder into common shares at an initial conversion ratio of one hundred shares of Common Stock for each share of Series C.  The conversion ratio upon voluntary conversion is subject to adjustment under certain circumstances.  Unless previously voluntarily converted prior to such time, the Series C will be automatically converted into Common Stock at an initial conversion ratio of one hundred shares of Common Stock for each share of Series C upon the earlier of (i) the closing of an underwritten public offering of our Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate net proceeds of at least $25 million, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C. The description of the foregoing rights, preferences and privileges of the Series C is qualified in its entirety by the Certificate of Designations, Preferences and Rights of Series C filed with the Secretary of State of the State of Delaware on August 31, 2004.

On August 31, 2004, the Company issued 35,840 shares of Series C Convertible Preferred Stock (Series C) in exchange for cash proceeds of $2,150,400. The shares were issued to certain accredited investors as well as MedCap Partners L.P. and the Company’s Chairman and Chief Executive Officer.  The purchasers were granted Series C Warrants to purchase an aggregate of 89,600 Series C Convertible Preferred Shares. The Series C Warrants are exercisable for a period of five years at a price per Series C share of $60.00. The Company valued the warrants at $1.3 million and has accordingly reduced the face value of the Series C by this amount. The Company recorded a deemed dividend due to the beneficial conversion price of $876,000 which represents the lesser of the value assigned to the Series C and the beneficial conversion feature of $11.7 million.

In September, October and November 2004, the Company issued 16,667 Series C shares at $60 per share in connection with the Makewell Agreement discussed below.

On September 30, 2004, the Board of Directors declared a dividend to the Series C holders.  The dividend consisted of quarterly dividends that were payable on September 30, 2004.  As a result, 97,325 shares of Common Stock were issued on September 30, 2004 related to the dividend and distribution.  On March 22, 2005, the Board of Directors declared a dividend to the Series C holders.  The dividend consisted of quarterly dividends that were payable on December 31, 2004 which had an estimated fair value of $341,257 and quarterly dividends that were payable on March 31, 2005 which had an estimated fair value of $249,409.  The dividends were paid through the issuance of 262,535 shares of common stock during March 2005.

On November 8, 2005, the Board of Directors declared a dividend to the Series C holders.  The dividend consisted of quarterly dividends that were payable on June 30, 2005 and September 30, 2005.  As a result, 915,140 shares of Common Stock were issued in November 2005 which had an estimated fair value of $1,464,224.  On March 1, 2006, the Board of Directors declared a dividend to the Series C holders payable on December 31, 2005 which had an estimated fair value of $800,748 and which will be paid through the issuance of 457,570 shares of common stock during March 2006. This amount has been recorded as accrued dividends on convertible preferred stock at December 31, 2005.

Warrants to Purchase Convertible Preferred Stock

On March 29, 2005, 108,333 Series C warrants were exercised providing proceeds, net of issue costs, of $6,435,687.  On May 2, 2005, 22,187 Series C warrants were exercised providing net proceeds of $1,273,496.  Dividends accrue on warrants but are payable only upon exercise.  Accordingly, dividends declared for the quarters September 30, 2004, December 31, 2004 and March 31, 2005 became payable on the warrants exercised at March 31, 2005,  with an estimated fair value of $1,411,464.  These dividends were paid in March 2005 through the issuance of 705,732 shares of common stock.  Dividends relative to the 22,187 warrants exercised in May 2005 amounted to $200,792 and were paid in the second quarter of 2005 through the issuance of 110,935 shares of common stock.

As of December 31, 2005, warrants to purchase Convertible Preferred Stock are outstanding as follows:

Series of Convertible Preferred Stock	Warrants	Exercise Price Per share

B-1	6,000	$60
C	124,086	$60

Makewell Agreement

Pursuant with the Term Loan, in August 2004, MedCap entered into a Makewell Agreement with the lender to provide equity to the Company (in the form of purchases of additional shares of Series C Convertible Preferred Stock and warrants) up to $1.0 million to be issued if the Company failed to meet certain monthly financial targets which did occur and resulted in the purchase of shares and issuance of warrants. The proceeds from the shares issued under the Makewell Agreement were to be used to pay down the balance of the Loan (discussed in Note 8), which allowed the Company additional availability to draw on the Loan.

In connection with the Makewell Agreement, the Company agreed that for every share of Series C Convertible Preferred Stock purchased by MedCap under the Makewell Agreement, the Company would grant MedCap a warrant to purchase 2.5 shares of Series C Convertible Preferred Stock.  For every share over 4,333 shares purchased by MedCap under the Makewell Agreement, the Company would grant MedCap an additional warrant to purchase 10 shares of Series C Convertible Preferred Stock (for a total of 12.5 warrants to purchase Series C for every share over 4,333).

Pursuant to the Makewell Agreement, the Company issued to MedCap, (i) 3,090 shares of Series C Convertible Preferred Stock (Series C) on September 23, 2004, (ii) 1,250 shares of Series C on October 12, 2004, (iii) 5,000 shares of Series C on October 18, 2004, (iv) 1,417 shares of Series C on October 25, 2004 and (v) 5,910 shares of Series C on November 3, 2004.  Such shares of Series C were issued at a cash price per share of $60.00.  Each share of Series C is convertible into one hundred shares of the Company’s Common Stock (ten shares after the March 31, 2006 reverse stock split). The proceeds were used to reduce the amount outstanding on the revolving line of credit Loan.

In connection with the Company’s issuances of the shares of Series C described above, MedCap, was granted (i) a warrant to purchase 7,725 shares of Series C on September 25, 2004 (ii) a warrant to purchase 65,685 shares of Series C on October 18, 2004, (iii) a warrant to purchase 17,712 shares of Series C on October 25, 2004 and (iv) a warrant to purchase 73,875 shares of Series C on November 3, 2004.  Such warrants are exercisable for a period of five years at a price per share of Series C of $60.00.  The Company valued the warrants at $805,000 and has accordingly reduced the face value of the Series C Preferred Shares by this amount. The Company recorded a deemed dividend due to the beneficial conversion price of $195,000 which represents the lesser of the value assigned to the Series C and the beneficial conversion of $6.3 million.

The Makewell Agreement terminated on November 3, 2004 as MedCap has made an aggregate of $1.0 million in contributions under the Makewell Agreement triggered by failure of the Company to meet certain financial targets.

Note 15. Stockholders’ Equity

Stock Purchase Agreement

In connection with an agreement, 250,000 shares of Common Stock were delivered by parties to the agreement, to an escrow agent.  These shares will be released from escrow as follows:  (i) beginning on July 1, 2004 and continuing on the first day of each month through and including June 1, 2005, the Company, or its assignee, shall pay $31,250 to the escrow agent, and the escrow agent shall cause 10,417 shares to be transferred to the Company or its assignee; and (ii) beginning on July 1, 2005 and continuing on the first day of each month through and including June 1, 2006, the Company, or its assignee, shall pay $46,875 to the escrow agent, and the escrow agent shall cause 10,417 shares to be released to the Company or its assignee.  The escrow agent shall distribute funds received from the Company, or its assignee, to the stockholders who are parties to the Stock Purchase Agreement. For July, 2004, through February, 2005, the Company assigned its right to purchase under the Stock Purchase Agreement to an existing shareholder.  Neither the Company nor its assignee purchased shares subsequent to February, 2005, and, in accordance with the agreement, the transfer agent was authorized to return all remaining shares to the parties who initially tendered their shares to the escrow agent.

Restricted Common Stock

On May 31, 2005, the Company granted 3,700,000 shares of restricted stock to four of its officers.  The restricted stock has been valued at $6,290,000, which represents the trading value of the stock as quoted on the OTC Bulletin Board on May 31, 2005.  All shares of restricted stock vest in five years or earlier in the event the average daily trading volume for the Company’s Common Stock reaches specified levels or in certain other circumstances.  The $6,290,000 value has been reflected as common stock issued and outstanding with an offsetting amount included in the equity section as deferred stock compensation.  The deferred stock compensation amount is being amortized monthly over the five year expected vesting period of the restricted stock grant.  The Company President’s restricted stock grant of 900,000 shares is subject to forfeiture of 300,000 shares per quarter for the second, third and fourth quarters of 2005 if certain revenue and EBITDA targets are not achieved.  The second, third and fourth quarter targets were not achieved, and all 900,000 restricted stock grants were forfeited on December 31, 2005.  The remaining grants are not subject to forfeiture except in the event grantee’s continuous service is terminated for any reason, other than death or disability prior to the fifth anniversary of the grant date.  Non-cash stock based compensation in the accompanying statement of operations for 2005 was $555,331 related to these grants.

Common Stock Issuance

On December 30, 2005, the Company entered into a Securities Purchase Agreement with MedCap in which the Company issued 3,333,333 shares of Common Stock at a price per share of $.60.

Warrants to Purchase Common Stock

Pursuant to the Term Loan (see Note 9), the Company agreed to issue Common Stock warrants to the lender, at $3.15 per share, to purchase up to 12% of the total capitalization of the Company as defined in the Term Loan. The Company made its first draw on the facility in the amount of $2,697,802 on August 31, 2004. The Company issued a warrant for 905,775 shares of Common Stock related to the Term Loan. The Company valued the warrant at $810,000 and recorded this as a discount to the debt.  The debt will be recorded at face value of $2,697,802 less the discount of $810,000, which is being amortized to interest expense over the three-year life of the Term Loan.

Employee Stock Options and Restricted Stock Grants

On May 27, 2004, the Company adopted a stock incentive plan (the “2004 Plan”).  The 2004 Plan provides for the granting of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights (collectively referred to as “awards”) to employees, directors and consultants.  A total of 800,000 shares of Common Stock were initially reserved for issuance plus annual increases equal to the lesser of (a) 5% of the total number of shares outstanding as of that date, (b) 1,000,000 shares or (c) a lesser number of shares determined by the Board.

The 2004 Plan is administered by the Board of Directors or one or more committees designated by the Board.  The Board or committee determines whether and to what extent awards are granted, to determine the number of shares of Common Stock to be covered by each award, to approve award agreements for use under the 2004 Plan, and to determine the terms and conditions of any award.  The term of any incentive stock option granted under the 2004 Plan may not be for more than ten years and may not be granted at an exercise price less than the fair market value of the Common Stock on the date the option is granted.  In the event of a corporate transaction or change in control, the Administrator shall have the discretion to provide that outstanding awards shall automatically become fully vested and exercisable for all or a portion of the shares at the time represented by the award, immediately prior to the specified effective date of such corporate transaction or change in control.  Effective upon the consummation of a corporate transaction, all outstanding awards shall terminate.  However, all such awards shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity.

Options to purchase 50,000 common shares were issued to Board members during 2004 with an exercise price of $5.10.  On August 3, 2004, the Company’s CEO was granted the option to purchase 866,666 shares at $3.10 per share and the Company’s President was granted the option to purchase 433,333 shares at $3.10 per share.  The grants to the CEO and President contained vesting provisions that were contingent upon the completion of three acquisitions, listing of the Company on AMEX, closing of a term loan agreement and meeting a defined stockholders’ equity goal by December 31, 2004.  Two of the four provisions were met by December 31, 2004.  In accordance with grant provisions, any non-vested shares at December 31, 2004 were terminated.

During 2005, the Board granted the issuance of options to purchase 1,410,816 shares of the Company’s Common Stock to employees and directors under the 2004 Plan.  The exercise price for these options ranged from $1.60 to $2.00, the fair value on the date granted.

Stock option activity is summarized as follows:

	December 31,
	2005	2004

Outstanding, January 1	4,256,125	3,528,500
Granted	1,410,816	1,460,503
Exercised	—	—
Forfeited	(660,276)	(732,878)

Outstanding, December 31	5,006,665	4,256,125

Exercisable	1,511,464	1,152,019

Available for grant	605,784	750,000

Average exercise price per share:
Outstanding, January 1	$.90	$.42
Granted	1.73	4.13
Exercised	—	—
Forfeited	1.78	3.15
Outstanding, December 31	1.02	.90
Exercisable, December 31	1.21	1.16

Weighted average grant date fair value of options granted during the year	1.23	3.04

The following table summarizes information about employee stock options outstanding at December 31, 2005:

Options Outstanding

Number outstanding	Weighted average exercise price	Weighted average remaining contractual life

922,426.0003		13.0
2,333,333.30		13.0
88,350	1.60	9.6
563,400	1.70	9.4
126,416	2.00	9.8
272,741	2.88	8.0
650,000	3.10	8.6
49,999	5.10	8.4
5,006,665

Common Shares Reserved

The following table summarizes the number of shares of common stock reserved for future issuance as of December 31, 2005:

Employee stock options:
Options granted	5,006,665
Shares reserved for future option grants	605,784
Shares reserved for nurse stock grants	50,000
Stock purchase warrants and convertible preferred stock:
Term loan	905,775
Series C convertible preferred stock and warrants related to Series B-1 and Series C Preferred Stock	31,311,400
Total	37,879,624

Note 16. Commitments and Contingencies

Commitment to Issue Additional Common Stock Warrants

In accordance with the terms of the Term Loan (see Note 9), the Company agreed to issue warrants to purchase Common Shares to the lender up to 12% of the Company’s overall capitalization at a price of $3.15 per share. On August 31, 2004, the Company issued a warrant for 905,775 Common Shares in connection with the first borrowing on the credit facility. If borrowing were to continue up to the maximum of $10,000,000, the Company would have to issue an additional 2,451,605 warrants to purchase Common Shares.

Employment Agreement

The Company has entered into an Employment Agreement with James D. Durham, Chairman and Chief Executive Officer.  Pursuant to the Employment Agreement, as amended to date, Mr. Durham is to receive a base salary of $320,000 for calendar year 2004, subject to adjustment each calendar year thereafter by the Board of Directors (Mr. Durham’s salary continued to be $320,000 during calendar year 2005).  In the event that Mr. Durham becomes subject to an “involuntary termination,” he is to receive severance pay in one lump sum within thirty (30) days of the date of such involuntary termination in an aggregate amount equal to two times his then-current rate of base salary.  In addition, for a period of twenty-four months, Mr. Durham would also be provided with life, health and disability plan benefits.

In addition, under the Employment Agreement, in the event that, during the term of the Employment Agreement, the Company closes a sale transaction which constitutes a change in control, Mr. Durham will be entitled to receive a bonus in the amount of one and one-half percent (1½%) of the total consideration actually paid to the Company’s stockholders in connection therewith.

Mr. Durham has also been granted bonuses, as amended to date, and described in Note 13.

Operating Leases

The Company’s operating leases relate mainly to office space rented for staffing administration purposes in the locations the Company serves as well as the corporate headquarters in Dallas, Texas.

Minimum lease payments are as follows at December 31:

Year	Minimum Lease Payments

2006	$403,622
2007	343,710
2008	287,347
2009	232,394
2010	105,477
Thereafter	46,761
Total	$1,419,311

Lease expense totaled $475,359 in 2005 and $343,427 in 2004.

Stock issuance

A liability has been recorded at December 31, 2005 for the issuance of 50,000 shares of common stock to be distributed to certain nurses in 2006.  The liability at December 31, 2005 related to this commitment was $108,000 based on the fair market value of the common stock at December 31, 2005.

Indemnification

Pursuant to its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director serving in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. To date, the Company has not incurred any costs as there have been no lawsuits or claims that would invoke these indemnification agreements. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2005.  The Company carries appropriate levels of Directors and Officers insurance to minimize the risk of claims that could arise from litigation.

The Company enters into indemnification provisions under (i) its agreements with other companies in its ordinary course of business, typically with business partners, contractors and customers, its sublandlord and (ii) its agreements with investors. Under these provisions the Company has agreed to generally indemnify and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. To date, the Company has not incurred any costs as there have been no lawsuits or claims related to these indemnification agreements. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2005.

Litigation

On January 27, 2006, the Company filed suit against the sellers of TravMed USA, Inc. asserting claims for breach of non-competition/solicitation agreements, breach of fiduciary duty, tortious interference with existing and prospective contracts and business relations, and declaratory relief arising out of the acquisition agreement.  Management is seeking to recover damages by eliminating amounts due under notes payable to sellers discussed in Note 12.

On January 31, 2006, the Company filed suit against the sellers of Arizona Home Health/Private Duty, Inc. asserting claims for fraud, indemnity, and declaratory relief arising out of the acquisition agreement.  On February 23, 2006, the sellers filed a counter suit.

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the business.  The Company is not currently aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 17. Related Party Transactions

On September 2, 2003, the Company issued $675,000 in principal amount of Convertible Subordinated Promissory Notes (the “Notes”) to six investors. The Company issued additional Notes in the principal amounts of $25,000 and $120,000 on September 29 and October 16, 2003, respectively. Subject to the conversion provisions set forth in the Notes, the unpaid principal together with all accrued interest on the Notes is due and payable in full one year following the issuance date of each such Note. Interest accrues on the unpaid principal balance at a rate of ten percent (10%) per annum, simple interest, and is payable in quarterly payments. Three of the investors included Joseph M. DeLuca, Robert P. Oliver and James D. Durham. Messrs. DeLuca and Oliver are current members of the Company’s board of directors and its audit committee. Each of them purchased, together with an affiliate of Mr. DeLuca’s, Notes in the aggregate principal amount of $125,000. James D. Durham, a member of the Company’s board of directors and its Chairman and Chief Executive Officer, purchased a Note in the principal amount of $50,000.  At December 31, 2005, $12,500 of the Notes remain outstanding.

Note 18. Employee Benefits

The Company has maintained the established 401(k) plans of Baker, Anderson, Christie, Inc., PSR Nurses, Ltd., TravMed USA Inc. and Health Industry Professionals, LLC.  The Baker, Anderson, Christie, Inc. plan is maintained only for those who were participating on the acquisition date of August 7, 2003.  The plan allows for voluntary contribution of up to the maximum dollar amount allowable by the Internal Revenue Service or $14,000 in 2005.  Any matching contribution is discretionary and none were made during 2005 or 2004.  All other employees are eligible to participant in the PSR Nurses, Ltd. Plan, the TravMed USA Inc. plan or the Health Industry Professionals, LLC plan once they have completed one year or 1,000 hours of service.  Participants may contribute from 1% to 20% of pretax annual compensation, as defined in the Plan with a maximum deferral determined annually by the Internal Revenue Service.  The maximum dollar limit allowable in 2005 was $14,000.  The Company may contribute discretionary matching contributions and none were made during 2005 or 2004.  The Company is considering plans to consolidate all existing 401(k) plans into one Company 401(k) plan.

Note 19. Supplemental Disclosure to the Cash Flow Statement

	Year ended December 31,
	2005	2004
Supplemental cash flow disclosures:
Cash paid for interest	$1,244,063	$1,068,476
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Conversion of debt into common stock	—	126,548
Conversion of debt into preferred stock	—	29,825,860
Conversion of preferred stock into common stock	30,873,400	3,495,005
Issuance of the following in connection with acquisitions:
Common stock issued	3,098,337	690,000
Revolving credit line assumed	941,390	—
Notes payable issued	3,215,490	275,000
Common stock issued as payment of preferred stock dividends	4,854,457	2,608,445
Comon stock issued associated with working capital loans from majority stockholder	174,722	—
Common stock issued to settle liabilities	130,951	—
Common stock warrants	—	810,000
Restricted stock issued to officers, net	4,760,000	—

Note 20. Subsequent Events

In 2005, the Company asserted a claim against a seller of one of the Company’s 2003 acquisitions.  In January 2006, the Company and the seller settled with the seller returning 591,496 shares of the Company’s stock that had been issued in connection with the acquisition.  The Company will report a gain on this settlement of $1,065,000 representing the fair value of the stock returned on the date of the settlement.

In January 2006, the Company completed a private placement totaling $4 million.  The first phase was completed on December 30, 2005 and consisted of $2 million, or 3,333,333 shares of common stock (discussed in Note 15) and the second phase consisted of $2 million of 8% convertible debentures.  The convertible debentures have a term of 3 years and bear interest at a rate of 8% per year, payable semi-annually in cash or registered stock at the Company’s option. The debentures are convertible into common stock at a price of $.60 per share. The sale of convertible debentures included common stock warrant coverage allowing debenture holders to exercise warrants to purchase 5,000,000 common shares.  Warrants to purchase 1,666,667 common shares have a 5 year term and an exercise price of $.75 per share. Warrants to purchase 3,333,333 common shares expire on June 14, 2006 and have an exercise price of $.60 per share.  The Company was obligated to register the shares (including the shares issuable upon conversion of the debentures and exercise of the warrants) for resale on a registration statement. The Company has used the proceeds from the private placement for working capital and the retirement of 50% of its outstanding $2.7 million Term Loan (discussed in Note 9) as well as retirement of the $600,000 over-advance facility (discussed in Note 8).

In the first quarter of 2006 the Company completed further equity financings with MedCap for $1,150,000 at per share prices ranging from $.60 to $.80.  The proceeds were used for working capital purposes.

1,511,073 Shares

Common Stock

PROSPECTUS

April     , 2006

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers.

Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.  If the action or suit is by or in the name of the corporation, the corporation may indemnify such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

As permitted by Section 102 of the Delaware General Corporation Law, the Company has adopted provisions in its restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of its directors for a breach of their fiduciary duty of care as a director.  The duty of care generally requires that, when acting on behalf of the Company, directors exercise an informed business judgment based on all material information reasonably available to them.  Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•      any breach of the director’s duty of loyalty to the Company or its stockholders;

•      any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•      any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•      any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

As permitted by Section 145 of the Delaware General Corporation Law, the Company’s amended and restated bylaws provide that:

•      the Company may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•      the Company may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•      the rights provided in its amended and restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and executive officers, as well as with certain employees and consultants.  These indemnification agreements provide that we hold harmless and indemnify each such director, officer, employee and consultant to the fullest extent authorized or permitted by law.

In addition, subject to certain conditions, these indemnification agreements provide for payment of expenses (including attorney’s fees) actually and reasonably incurred in connection with any threatened, pending or completed proceeding to which the indemnified director, officer or employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that he or she is, was or at any time becomes a director, officer, employee or agent of us, or is or was serving or at any time serves at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  In addition, we have purchased policies of directors’ and officers’ liability insurance, which insure our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 25.     Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered.  None of the following expenses will be borne by the selling stockholders.

Registration Fee	$2,700
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	25,000
Printing and Engraving Fees	30,000
Listing Fees	—
Transfer Agent’s Fees	1,500
Miscellaneous	—
Total	$109,200

Item 26.     Recent Sales of Unregistered Securities

Since January 2003, the Company has issued and sold the following unregistered securities:

•      On June 30, 2003, the Company executed a promissory note in favor of one of its stockholders, Atlantic International Capital Holdings, Ltd., in the principal amount of $25,000 in exchange for cash in the same amount.

•      On August 7, 2003, the Company completed the acquisition of Baker Anderson Christie, Inc. pursuant to which 16,000 shares of the Company’s common stock were issued to the stockholders of Baker Anderson Christie, Inc.

•      On September 22, 2003, the Company acquired New Age Staffing, Inc. in exchange for, among other things, $265,000 in notes payable maturing during 2003, $1,025,000 in notes maturing during 2004, a $360,000 note payable maturing in 2005, and 229,487 shares of the Company’s common stock, which was valued based upon an appraisal performed by an independent, third-party professional valuation firm.

•      On October 2, 2003, the Company acquired Nurses Network, Inc. in exchange for $114,432 in notes payable due in 2004 and 3,936 shares of its common stock, which was valued based upon an appraisal performed by an independent, third-party professional valuation firm.

•      On December 2, 2003, the Company acquired PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp., which held the general and limited partnership interests in PSR Nurses, Ltd., in exchange for 113,959 shares of the Company’s common stock, which was valued based upon an appraisal performed by an independent, third-party professional valuation firm.  The Company also issued a note to a seller of the PSR entities with a principal amount of $1,200,000.

•      On December 2, 2003, the holder of a debt obligation elected to exchange $409,000 of principal note balance for 5,587 shares of common stock.

•      On September 2, September 29, October 16, December 3, and December 12, 2003, the Company issued convertible subordinated notes in the aggregate amount of $910,000 to twelve investors.

•      On December 17, 2003, the Company issued an aggregate of 1,750,000 shares of Series A at a per share price of $1.00 to two investors, which included MedCap Partners L.P.

•      On February 4, 2004, the Company issued an additional 1,000,000 shares of Series A at a per share price of $1.00 to MedCap Partners L.P.

•      On June 16, 2004, the Company issued 6,250,000 shares of Series B at a per share price of $0.20 to MedCap Partners L.P.

•      On August 9, 2004, the Company issued 3,750 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to an investor for cash proceeds of $225,000.

•      On August 9, 2004, the Company issued 4,166 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to the Company’s Chairman and Chief Executive Officer for cash proceeds of $249,960.

•      On August 9, 2004, the Company issued 29,990 shares of Series B-1 Convertible Preferred Stock and 4,082 shares of common stock in partial consideration for the cancellation of all of the outstanding principal and accrued and unpaid interest under certain promissory notes that were issued in 2003 in connection with the purchase of certain subsidiaries.

•      On August 13, 2004, the Company acquired Care Pros Staffing, Inc. in exchange for, among other things, $275,000 in notes payable.

•      On August 31, 2004, the Company issued warrants to purchase 90,575 shares of Common Stock at a price of $31.50 per share in connection with the Company’s first borrowing under the term loan credit facility from Bridge Opportunity Finance, LLC.

•      On August 31, 2004, the Company issued MedCap Partners L.P. a warrant to purchase 6,000 shares of Series B-1 Convertible Preferred Stock for $60 per share for five years.

•      On August 31, 2004, the Company issued 35,840 shares of Series C Convertible Preferred Stock in exchange for cash proceeds of $2,150,400. The shares were issued to certain accredited investors as well as MedCap Partners L.P. and the Company’s Chairman and Chief Executive Officer.  The purchasers were granted Series C Warrants to purchase an aggregate of 89,600 Series C Convertible Preferred Shares.

•      On August 31, 2004, the Company acquired Arizona Home Health Care/Private Duty, Inc. in exchange for, among other things, 20,000 shares of the Company’s common stock valued at $690,000.

•      On September 30, 2004, the Company issued 12,642 shares of Series B-1 Convertible Preferred Stock in exchange for the conversion of $758,640 in outstanding principal plus accrued and unpaid interest under certain convertible subordinated promissory notes issued in 2003. The holders of such notes included the Company’s Chairman and Chief Executive Officer, a member of the Company’s Board of Directors and an entity whose managing member is also on the Company’s Board of Directors.

•      Pursuant to the Makewell Agreement entered on August 31, 2004 by the Company, MedCap Partners L.P., BOF and Bridge Healthcare Finance, the Company issued to MedCap Partners L.P.: (i) 3,090 shares of Series C Convertible Preferred Stock (Series C) on September 23, 2004; (ii) 1,250 shares of Series C on October 12, 2004; (iii) 5,000 shares of Series C on October 18, 2004; (iv) 1,417 shares of Series C on October 25, 2004; and (v) 5,910 shares of Series C on November 3, 2004.  Such shares of Series C were issued at a cash price per share of $60.00.

•      In connection with the Company’s issuances of the shares of Series C described above, MedCap Partners L.P., was granted (i) a warrant to purchase 7,725 shares of Series C on September 25, 2004 (ii) a warrant to purchase 65,685 shares of Series C on October 18, 2004, (iii) a warrant to purchase 17,712 shares of Series C on October 25, 2004 and (iv) a warrant to purchase 73,875 shares of Series C on November 3, 2004.  Such warrants are exercisable for a period of five years at a price per share of Series C of $60.00.

•      During November 2004, the Company entered into an agreement to convert approximately $2.7 million of notes and accrued interest to Series B-1 Convertible Preferred Stock.  As a result, the Company issued 45,450 shares of Series B-1 Convertible Preferred Stock.

•      On November 29, 2004, MedCap Partners L.P. loaned the Company $400,000 for working capital purposes.

•      On December 16, 2004, the Company issued 1,582 shares of Series B-1 Convertible Preferred Stock at a per share price of $60.00 to investors for cash proceeds of $94,920.

•      During the first quarter of 2005, the Company borrowed $1,050,000 from MedCap Partners L.P.  As an incentive to provide the funds, the Company also issued 7,775 shares of common stock.

•      In March 2005, MedCap Partners L.P. exercised 108,333 warrants to purchase Series C Convertible Preferred Stock for $6.5 million.

•      On March 29, 2005, the Company issued unsecured convertible notes to the former TravMed stockholders in the total amount of $3,215,490.

•      On March 29, 2005, the Company acquired Health Industry Professionals, LLC in exchange for, among other things, 128,368 shares of common stock.

•      In connection with the exercise of outstanding warrants to purchase shares of Series C Preferred Stock, on May 2, 2005 the Company issued 22,187 shares of Series C Preferred Stock at a cash price per share of $60.00 to MedCap Partners L.P.

•      On May 4, 2005, the Company acquired Prime Staff, LP and Mint Medical Staffing Odessa in exchange for, among other things, 16,504 shares of our common stock.

•      On May 31, 2005, the Company granted 370,000 shares of restricted stock to four of its officers.

•      The Company obtained a $500,000 loan on November 15, 2005 and a $1,500,000 loan on November 18, 2005 from MedCap Partners L.P.

•      On December 30, 2005, the Company issued 335,370 shares of common stock to MedCap Partners L.P., at a price per share of $0.60, in consideration for the cancellation of the principal and all accrued interest under secured promissory notes the Company issued on November 15, 2005 and November 18, 2005.

•      On January 6, 2006, the Company issued to investors $2,000,000 aggregate principal amount of 8% Convertible Subordinated Debentures, Short Term Warrants to purchase an aggregate of 333,333 shares of common stock and Long Term Warrants to purchase an aggregate total of 166,666 shares of common stock.

•      On January 24, 2006, the Company issued 125,000 shares of common stock to MedCap Partners LP for cash proceeds of $750,000.

•      On March 3, 2006, the Company issued 25,000 shares of common stock to MedCap Partners LP for cash proceeds of $200,000.

•      On March 13, 2006, the Company issued 25,000 shares of common stock to MedCap Partners LP and MedCap Master Fund L.P for cash proceeds of $200,000.

•      On March 24, 2006, the Company issued 150,000 shares of restricted common stock to its Chairman and Chief Executive Officer.

•      On April 3, 2006 the Company issued 58,333 shares of common stock to MedCap Partners LP for cash proceeds of $350,000

•      On April 4, 2006 the Company issued 10,257,131 shares of common stock to accredited investors, including MedCap Partners LP and James D. Durham, in exchange for all outstanding shares of the Company’s Series C convertible Preferred stock and warrants to purchase Series C Convertible Preferred Stock and Series B-1 Convertible Preferred Stock.

The issuances of the securities were made pursuant to an exemption from registration provided by the Securities Act of 1933, as amended.

Item 27.     Exhibits

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)

Agreement and Plan of Reorganization, dated as of June 19, 2003, by and among Crdentia Corp., Baker Anderson Christie, Inc., BAC Acquisition Corporation and certain stockholders of Baker Anderson Christie, Inc (“BAC Merger Agreement”). Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.2(2)

Agreement and Plan of Reorganization, dated as of July 16, 2003, by and among Crdentia Corp., Nurses Network, Inc., NNI Acquisition Corporation and certain shareholders of Nurses Network, Inc. (the “NNI Merger Agreement”). Certain schedules and exhibits referenced in the NNI Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.3(3)	Amendment No. 1 to the BAC Merger Agreement made and entered into effective as of July 31, 2003.

2.4(4)	Amendment No. 1 to the NNI Merger Agreement made and entered into effective as of September 9, 2003.

2.5(5)

Agreement and Plan of Reorganization, dated as of September 15, 2003, by and among Crdentia Corp., New Age Staffing, Inc., NAS Acquisition Corporation and the shareholders of New Age Staffing, Inc. (the “NAS Merger Agreement”). Certain schedules and exhibits referenced in the NAS Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.6(6)

Agreement and Plan of Reorganization, dated as of November 4, 2003, by and among Crdentia Corp., PSR Acquisition Corporation, PSR Holdings Acquisition Corporation, PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.7(7)

Agreement and Plan of Reorganization, dated as of August 26, 2004, by and among Crdentia Corp., CRDE Corp., AHHC Acquisition Corporation, Arizona Home Health Care/Private Duty, Inc. and the shareholders of Arizona Home Health Care/Private Duty, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.8(8)

Agreement and Plan of Reorganization, dated as of August 13, 2004, by and among the Company, CRDE Corp., CPS Acquisition Corporation, Care Pros Staffing, Inc. and certain shareholders of Care Pros Staffing, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

2.9(9)

Agreement and Plan of Reorganization, dated as of March 28, 2005, by and among Crdentia Corp., CRDE Corp., Travmed Acquisition Corporation, Travmed USA, Inc. and the shareholders of Travmed USA, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange

Exhibit No.	Description

Commission upon request.

2.10(9)

Agreement and Plan of Reorganization, dated as of March 28, 2005, by and among Crdentia Corp., HIP Acquisition Corporation, HIP Holding, Inc. and the shareholders of HIP Holding, Inc. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

4.2(10)	Restated Bylaws.

4.3(3)	Certificate of Amendment to Restated Certificate of Incorporation.

4.4(11)	Certificate of Amendment to Restated Certificate of Incorporation.

4.5(11)	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

4.6(11)	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

4.7(12)	Certificate of Amendment to Restated Certificate of Incorporation.

4.8(13)	Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock of Crdentia Corp.

4.9(14)	Certificate of Correction of Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock of Crdentia Corp.

4.10(15)	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Crdentia Corp.

4.11(14)	Certificate of Correction of Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Crdentia Corp.

4.12(16)	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Crdentia Corp.

4.13(14)	Certificate of Correction of Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Crdentia Corp.

4.14(13)	Registration Rights Agreement dated August 9, 2004 by and among Crdentia Corp. and the investors listed on Schedule A thereto.

4.15(15)	Amended and Restated Registration Rights Agreement dated August 31, 2004 by and among Crdentia Corp. and the investors listed on Schedule A thereto.

4.16(15)	Form of Warrant to Purchase Shares of Series C Preferred Stock of Crdentia Corp. granted to the holders listed on Schedule A thereto.

4.17(15)	Form of Warrant to Purchase Shares of Series B-1 Preferred Stock of Crdentia Corp. granted to MedCap Partners L.P.

4.18(15)	Warrant Agreement dated August 31, 2004 by and among Crdentia Corp. and Bridge Opportunity Finance, LLC.

4.19(15)	Form of Warrant Certificate to Purchase Shares of Common Stock of Crdentia Corp. granted to Bridge Opportunity Finance, LLC.

4.20(3)	Specimen Stock Certificate

4.21(17)	Registration Rights Agreement dated September 22, 2003 by and among Crdentia Corp. and the investors listed on Schedule A attached thereto.

4.22(17)	Registration Rights Agreement dated December 2, 2003 by and among Crdentia Corp. and the investors listed on Schedule A attached thereto.

4.23(9)	Letter Agreement dated March 29, 2005 by and among Crdentia Corp. and MedCap Partners, L.P.

4.24	Certificate of Amendment to Restated Certificate of Incorporation.

4.25	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

4.26	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

Exhibit No.	Description

5.1(41)	Opinion of Morrison & Foerster LLP.

10.1(17)	Commercial Receivables Sale Agreement dated November 8, 2001 by and between Alamo Capital Corporation and PSR Nurses, Ltd.

10.2(20)	Agreement to Purchase Accounts and Security Agreement dated February 8, 2002 between New Age Staffing, Inc. and Katz Factoring, Inc.

10.3(10)	Common Stock Purchase Agreement dated May 15, 2002 by and among Lifen, Inc., the individual stockholders of the Company listed on Schedule A thereto and James D. Durham and Malahide Investments.

10.4(20)	Amendment to Agreement to Purchase Accounts and Security Agreement, dated effective as of August 8, 2003, made by and between New Age Staffing, Inc. and Katz Factoring, Inc.

10.5(21)#	Employment Agreement dated August 14, 2002 by and between Crdentia Corp. and James D. Durham.

10.6(22)#	Restricted Stock Issuance Agreement dated October 22, 2002 by and between Crdentia Corp. and Joseph M. DeLuca

10.7(22)#	Restricted Stock Issuance Agreement dated October 22, 2002 by and between Crdentia Corp. and Robert J. Kenneth.

10.8(22)#	Restricted Stock Issuance Agreement dated November 1, 2002 by and between Crdentia Corp. and Robert P. Oliver.

10.9(22)#	Restricted Stock Issuance Agreement dated November 1, 2002 by and between Crdentia Corp. and Pamela Atherton.

10.10(17)#	Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and Thomas H. Herman.

10.11(17)#	Notice of Stock Option Award and Stock Option Award Agreement dated December 16, 2003 by and between Crdentia Corp. and C. Fred Toney.

10.12(17)#	Executive Employment Agreement dated December 22, 2003 by and between Crdentia Corp. and Pamela Atherton.

10.13(17)#	Notice of Stock Option Award and Stock Option Award Agreement dated December 22, 2003 by and between Crdentia Corp. and Pamela Atherton.

10.14(19)#	Notice of Stock Option Award dated December 31, 2003 by and between Crdentia Corp. and James Durham.

10.15(19)#	Stock Option Plan and Award Agreement dated December 31, 2003 by and between Crdentia Corp. and James Durham.

10.16(19)#	Bonus and Other Agreement dated December 31, 2003 by and between Crdentia Corp. and James Durham.

10.17(40)#	Amendment to Employment Agreement, dated January 1, 2004, by and between Crdentia Corp. and James D. Durham.

10.18(23)#	Executive Employment Agreement dated March 22, 2004 by and between Crdentia Corp. and William S. Leftwich.

10.19(23)#	Notice of Stock Option Award and Stock Option Award Agreement dated April 8, 2004 by and between Crdentia Corp. and William S. Leftwich.

10.20(24)#	Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and Thomas H. Herman.

Exhibit No.	Description

10.21(24)#	Amendment to Notice of Stock Award and Stock Option Agreement dated April 8, 2004 by and between Crdentia Corp. and C. Fred Toney.

10.22(25)	Stock Purchase Agreement dated May 18, 2004 by and among Crdentia Corp., MedCap Partners L.P. and the parties listed on the Schedule of Stockholders attached thereto as Exhibit A.

10.23(26)

Loan and Security Agreement dated June 16, 2004 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp. and Bridge Healthcare Finance, LLC.

10.24(24)#	Crdentia Corp. 2004 Stock Incentive Plan.

10.25(24)#	Form of Notice of Stock Option Award and Stock Option Award Agreement (Employees) under the Crdentia Corp. 2004 Stock Incentive Plan.

10.26(8)#	Form of Notice of Stock Option Award and Stock Option Award Agreement (Directors) under the Crdentia Corp. 2004 Stock Incentive Plan.

10.27(24)#	Form of Notice of Stock Option Award and Stock Option Award Agreement (Senior Officers) under the Crdentia Corp. 2004 Stock Incentive Plan.

10.28(24)#	Form of Notice of Stock Bonus Award and Stock Bonus Award Agreement under the Crdentia Corp. 2004 Stock Incentive Plan.

10.29(32)#	Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and James D. Durham.

10.30(32)#	Notice of Stock Option Award and Stock Option Award Agreement dated August 3, 2004 by and between Crdentia Corp. and Pamela Atherton.

10.31(15)

Loan and Security Agreement dated August 31, 2004 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., AHHC Acquisition Corporation, CPS Acquisition Corporation and Bridge Opportunity Finance, LLC.

10.32(15)#	Executive Employment Agreement, dated as of August 31, 2004 by and between Crdentia Corp. and William C. Crocker.

10.33(27)#	Separation Agreement and General Release by and between Crdentia Corp. and William S. Leftwich, dated September 15, 2004.

10.34(28)	Makewell Agreement dated August 31, 2004 by and between Crdentia Corp., MedCap Partners L.P., Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC.

10.35(29)#	Form of Indemnification Agreement.

10.36(30)

Secured Promissory Note, dated November 29, 2004, issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing, Inc. to MedCap Partners L.P.

10.37(30)

Security Agreement, dated November 29, 2004, by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc. and MedCap Partners L.P.

10.38(8)

Amended and Restated Loan and Security Agreement – Revolving Loans, dated as of November 30, 2004, between Bridge Healthcare Finance, LLC, as Lender, and Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing, Inc., as Borrower.

Exhibit No.	Description

10.39(8)

First Amendment to Loan and Security Agreement – Term Loan, dated as of November 30, 2004, between Bridge Opportunity Finance, LLC, as Lender, and Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing, Inc., as Borrower.

10.40(18)

Secured Promissory Note, dated January 4, 2005, issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing to MedCap Partners L.P.

10.41(18)

Secured Promissory Note, dated February 2, 2005, issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing to MedCap Partners L.P.

10.42(31)

Secured Promissory Note, dated March 1, 2005, issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing to MedCap Partners L.P.

10.43(31)

Amended and Restated Security Agreement, dated March 1, 2005, by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing and MedCap Partners L.P.

10.45(9)

Amendment No. 1, Joinder and Consent to Amended and Restated Loan and Security Agreement - Revolving Loans, dated March 29, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc. and Bridge Healthcare Finance, LLC.

10.46(9)

Amendment No. 2, Joinder and Consent to Loan and Security Agreement - Term Loan, dated March 29, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc. and Bridge Opportunity Finance, LLC.

10.47(40)#	Amendment to Restricted Stock Purchase Agreement, dated as of August 3, 2004, by and among Crdentia Corp. and Robert Oliver.

10.48(40)#	Amendment to Restricted Stock Purchase Agreement, dated as of August 3, 2004, by and among Crdentia Corp. and Joseph M. DeLuca.

10.49(40)#	Amendment to Restricted Stock Purchase Agreement, dated as of August 3, 2004, by and among Crdentia Corp. and Robert Kenneth.

10.50(33)

Second Amended and Restated Loan and Security Agreement - Revolving Loans, dated May 16, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, GHS Acquisition Corporation and Bridge Healthcare Finance, LLC.

10.51(33)

Amended and Restated Loan and Security Agreement - Term Loan, dated May 16, 2005 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp.,

Exhibit No.	Description

Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, GHS Acquisition Corporation and Bridge Opportunity Finance, LLC.

10.52(34)#	Executive Employment Agreement dated May 31, 2005 by and between Crdentia Corp. and James J. TerBeest.

10.53(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James D. Durham.

10.54(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and Pamela G. Atherton.

10.55(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and James J.TerBeest.

10.56(34)#	Notice of Restricted Stock Bonus Award and Restricted Stock Bonus Agreement dated May 31, 2005 by and between Crdentia Corp. and Vicki L. Smith.

10.57(35)#	Second Amendment to Employment Agreement dated November 8, 2005 among Crdentia Corp. and James D. Durham.

10.58(36)

Secured Promissory Note, dated November 15, 2005 issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, and GHS Acquisition Corporation to MedCap Partners L.P.

10.59(36)

Secured Promissory Note, dated November 18, 2005 issued by Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, and GHS Acquisition Corporation to MedCap Partners L.P.

10.60(36)

Amended and Restated Security Agreement, dated November 18, 2005 iby and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., CRDE Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., HIP Holding, Inc., Health Industry Professionals, L.L.C., Travmed USA, Inc., Prime Staff, LP, Mint Medical Staffing Odessa, LP, GHS Acquisition Corporation and MedCap Partners L.P.

10.61(36)#	Amendment to Bonus and Other Agreement dated November 17, 2005 by and between Crdentia Corp. and James D. Durham.

10.62(37)	Securities Purchase Agreement by and between the Company and MedCap Partners L.P., dated as of December 30, 2005.

10.63(38)	Securities Purchase Agreement by and among the Company and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.64(38)	Form of Convertible Debenture by and among the Company and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.65(38)	Form of Long-Term Stock Purchase Warrant by and among the Company and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.66(38)	Form of Short-Term Stock Purchase Warrant by and among the Company and the investors identified on the signature pages thereto.

Exhibit No.	Description

10.67(38)	Form of Registration Rights Agreement by and among the Company and the investors identified on the signature pages thereto, dated as of January 6, 2006.

10.68(39)#	Separation Agreement by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.

10.69(39)#	General Release of Claims by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.

10.70(39)	Settlement Agreement, dated January 9, 2006, by and among Crdentia Corp., Nick Liuzza, Sr., Nick Liuzza, Jr., Christopher Liuzza and certain other former shareholders of New Age Staffing, Inc.

10.71(33)

Equity Purchase Agreement, dated as of May 4, 2005, by and among Crdentia Corp., CRDE Corp., GHS Acquisition Corporation, Prime Staff, Inc., Prime Staff GP, LLC, Mint Medical, LLC, Mint Medical GP, LLC and the equity owners of Prime Staff, Inc., Prime Staff GP, LLC, Mint Medical, LLC and Mint Medical GP, LLC. Certain schedules and exhibits referenced in the Agreement and Plan of Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of the omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

23.1	Consent of KBA Group LLP.

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1(42)	Power of Attorney

# Indicates management contract or compensatory plan.

* To be filed by amendment.

(1)           Previously filed on Form 8-K with the Securities and Exchange Commission on June 20, 2003 and incorporated herein by reference.

(2)           Previously filed on Form 8-K with the Securities and Exchange Commission on July 18, 2003 and incorporated herein by reference.

(3)           Previously filed on Form 10-QSB with the Securities and Exchange Commission on August 12, 2003 and incorporated herein by reference.

(4)           Previously filed on Form 8-K with the Securities and Exchange Commission on October 8, 2003 and incorporated herein by reference.

(5)           Previously filed on Form 8-K with the Securities and Exchange Commission on September 16, 2003 and incorporated herein by reference.

(6)           Previously filed on Form 8-K with the Securities and Exchange Commission on November 6, 2003 and incorporated herein by reference.

(7)           Previously filed on Form 8-K with the Securities and Exchange Commission on September 1, 2004 and incorporated herein by reference.

(8)           Previously filed on Form 10-KSB with the Securities and Exchange Commission on March 31, 2005 and incorporated herein by reference.

(9)           Previously filed on Form 8-K with the Securities and Exchange Commission on April 1, 2005 and incorporated herein by reference.

(10)         Previously filed on Form 8-K with the Securities and Exchange Commission on August 22, 2002 and incorporated herein by reference.

(11)         Previously filed on Form 8-K/A with the Securities and Exchange Commission on June 28, 2004 and incorporated herein by reference.

(12)         Previously filed on Form 8-K with the Securities and Exchange Commission on January 7, 2005 and incorporated herein by reference.

(13)         Previously filed on Form 8-K with the Securities and Exchange Commission on August 24, 2004 and incorporated herein by reference.

(14)         Previously filed on Form 8-K/A with the Securities and Exchange Commission on October 18, 2004 and incorporated herein by reference.

(15)         Previously filed on Form 8-K with the Securities and Exchange Commission on September 7, 2004 and incorporated herein by reference.

(16)         Previously filed on Form 8-K with the Securities and Exchange Commission on March 21, 2005 and incorporated herein by reference.

(17)         Previously filed on Form 10-KSB with the Securities and Exchange Commission on March 30, 2004 and incorporated herein by reference.

(18)         Previously filed on Form 10-QSB with the Securities and Exchange Commission on May 16, 2005 and incorporated herein by reference.

(19)         Previously filed on Form 8-K with the Securities and Exchange Commission on January 12, 2004 and incorporated herein by reference.

(20)         Previously filed on Form 10-QSB with the Securities and Exchange Commission on November 14, 2003 and incorporated herein by reference.

(21)         Previously filed on Form 10-KSB with the Securities and Exchange Commission on November 27, 2002 and incorporated herein by reference.

(22)         Previously filed on Form 10-KSB with the Securities and Exchange Commission on March 11, 2003 and incorporated herein by reference.

(23)         Previously filed on Form 10-QSB with the Securities and Exchange Commission on May 17, 2004 and incorporated herein by reference.

(24)         Previously filed on Registration Statement on Form S-8 with the Securities and Exchange Commission on May 27, 2005 and incorporated herein by reference.

(25)         Previously filed on Form 8-K with the Securities and Exchange Commission on May 20, 2004 and incorporated herein by reference.

(26)         Previously filed on Form 8-K with the Securities and Exchange Commission on June 22, 2004 and incorporated herein by reference.

(27)         Previously filed on Form 8-K with the Securities and Exchange Commission on September 16, 2004 and incorporated herein by reference.

(28)         Previously filed on Form 8-K with the Securities and Exchange Commission on October 25, 2004 and incorporated herein by reference.

(29)         Previously filed on Form 10-QSB/A with the Securities and Exchange Commission on September 9, 2004 and incorporated herein by reference.

(30)         Previously filed on Form 8-K with the Securities and Exchange Commission on December 3, 2004 and incorporated herein by reference.

(31)         Previously filed on Form 8-K with the Securities and Exchange Commission on March 4, 2005 and incorporated herein by reference.

(32)         Previously filed on Form 10-QSB with the Securities and Exchange Commission on November 15, 2004 and incorporated herein by reference.

(33)         Previously filed on Form 10-QSB with the Securities and Exchange Commission on August 15, 2005 and incorporated herein by reference.

(34)         Previously filed on Form 8-K with the Securities and Exchange Commission on June 6, 2005 and incorporated herein by reference.

(35)         Previously filed on Form 8-K with the Securities and Exchange Commission on November 14, 2005 and incorporated herein by reference.

(36)         Previously filed on Form 8-K with the Securities and Exchange Commission on November 21, 2005 and incorporated herein by reference.

(37)         Previously filed on Form 8-K with the Securities and Exchange Commission on January 6, 2006 and incorporated herein by reference.

(38)         Previously filed on Form 8-K with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.

(39)         Previously filed on Form 8-K with the Securities and Exchange Commission on January 12, 2006 and incorporated herein by reference.

(40)         Previously filed on Registration Statement on Form S-2 with the Securities and Exchange Commission on June 1, 2005 and incorporated herein by reference.

(41)         Previously filed on Amendment No. 1 to Registration Statement on Form SB-2 with the Securities and Exchange Commission on February 13, 2006 and incorporated herein by reference.

(42)         Previously filed on Registration Statement on Form SB-2 with the Securities and Exchange Commission on February 6, 2006 and incorporated herein by reference.

ITEM 28.   UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(A)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the underesigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(B)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(C)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(D)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 4, 2006.

CRDENTIA CORP.

By:	/s/ James D. Durham
James D. Durham
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James D. Durham	Director and Chief Executive	April 4, 2006
James D. Durham	Officer (Principal Executive Officer)

/s/ James J. TerBeest	Chief Financial Officer	April 4, 2006
James J. TerBeest	(Principal Financial and Accounting
Officer)

*	Director	April 4, 2006
Thomas F. Herman

*	Director	April 4, 2006
Robert J. Kenneth

C. Fred Toney	Director

William J. Nydam	Director

* By:	/s/ James D. Durham
James D. Durham
Attorney-in-Fact